Exhibit 4.3

AMBAC FINANCIAL GROUP, INC.

and

THE BANK OF NEW YORK,

as Purchase Contract Agent

PURCHASE CONTRACT AGREEMENT

Dated as of March 12, 2008

-i-

(Continued)

-ii-

(Continued)

-iii-

(Continued)

EXHIBITS

Exhibit A - Form of Corporate Units Certificate

Exhibit B - Form of Treasury Units Certificate

Exhibit C - Instruction to Purchase Contract Agent

Exhibit D - Notice from Purchase Contract Agent to Holders

Exhibit E - Notice to Settle by Separate Cash

Exhibit F - Notice from Purchase Contract Agent to Collateral Agent

-iv-

PURCHASE CONTRACT AGREEMENT, dated as of March 12, 2008, between AMBAC FINANCIAL GROUP, INC., a Delaware corporation (the “Company”), and THE BANK OF NEW YORK, a New York banking corporation, acting as purchase contract agent for, and as attorney-in-fact of, the Holders of Units (as defined herein) from time to time (in such capacities, together with its successors and assigns in such capacities, the “Purchase Contract Agent”).

RECITALS

WHEREAS, the Company has duly authorized the execution and delivery of this Agreement and the Certificates evidencing the Units; and

WHEREAS, all things necessary to make the Purchase Contracts (as defined herein) the valid obligations of the Company, when the Certificates (as defined herein) are executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Purchase Contract Agent, as provided in this Agreement, in accordance with its terms, have been done.

For and in consideration of the premises and the purchase of the Units by the Holders thereof, it is mutually agreed as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01. Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular, and nouns and pronouns of the masculine gender include the feminine and neuter genders;

(b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States;

(c) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Exhibit or other subdivision; and

(d) the following terms have the meanings given to them in this Section 1.01(d):

“Act” has the meaning, with respect to any Holder, set forth in Section 1.04.

“Adjustment Factor” has the meaning set forth in Section 5.04(a)(vii).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

“Applicable Market Value” means the average of the Volume Weighted Average Price per share of Common Stock (or, if the Company enters into a Reorganization Event, Exchange Property Units) on each Trading Day during the Observation Period. For purposes of calculating the value of an Exchange Property Unit, (x) the value of any common stock included in the Exchange Property Unit shall be determined using the average of the volume weighted average price per share of such common stock on each Trading Day during the Observation Period (adjusted as set forth under Section 5.04) and (y) the value of any other property, including securities other than common stock included in the Exchange Property Unit, shall be the value of such property on the first Trading Day of the Observation Period (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution).

“Applicable Ownership Interest in Senior Notes” means, a 1/20th or a 5% undivided beneficial ownership interest in $1,000 principal amount of Senior Notes that is a component of a Corporate Unit, and “Applicable Ownership Interests in Senior Notes” means the aggregate of every Applicable Ownership Interest in Senior Notes that is a component of the Corporate Units then Outstanding.

“Applicable Ownership Interest in the Treasury Portfolio” shall mean, with respect to the Treasury Portfolio contained in a Corporate Unit, (i) a 1/20, or 5%, undivided beneficial ownership interest in $1,000 face amount of U.S. Treasury securities (or principal or interest strips thereof) included in the Treasury Portfolio that mature on or prior to May 17, 2011, and (ii) an undivided beneficial ownership interest in U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to May 17, 2011 in an aggregate amount at maturity equal to the aggregate interest that would have accrued from, and including, February 15, 2011 to, but excluding, May 17, 2011 (assuming no reset of the interest rate and that May 17, 2011 is a Payment Date in lieu of May 15, 2011) on the principal amount of the Senior Notes that were formerly included in Corporate Units but that were remarketed.

“Applicable Principal Amount” means the aggregate principal amount of the Senior Notes in which a beneficial ownership interest is a component of the Corporate Units.

“Applicants” has the meaning set forth in Section 7.12(b).

“Authorized Share Condition” means that the Company has a sufficient number of authorized and unissued shares of Common Stock on reserve and registered on a Registration

Statement under the Securities Act for the settlement in all circumstances of all outstanding Purchase Contracts and the automatic conversion of all outstanding shares of Series A Preferred Stock into shares of Common Stock in accordance with the Certificate of Designations.

“Bankruptcy Code” means Title 11 of the United States Code, or any other law of the United States that from time to time provides a uniform system of bankruptcy laws.

“Beneficial Owner” means, with respect to a Book-Entry Interest, a Person who is the beneficial owner of such Book-Entry Interest as reflected on the books of the Depositary or on the books of a Person maintaining an account with such Depositary (directly as a Depositary Participant or as an indirect participant, in each case in accordance with the rules of such Depositary).

“Board of Directors” means the board of directors of the Company or a duly authorized committee of that board.

“Board Resolution” means one or more resolutions of the Board of Directors, a copy of which has been certified by the Secretary or an Assistant Secretary of the Company, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Purchase Contract Agent.

“Book-Entry Interest” means a beneficial interest in a Global Certificate, registered in the name of a Depositary or a nominee thereof, ownership and transfers of which shall be maintained and made through book entries by such Depositary as described in Section 3.06.

“Business Day” means any day other than a Saturday or Sunday or any other day on which banking institutions or trust companies in New York City, New York are permitted or required by applicable law to remain closed or a day on which the Indenture Trustee, the Purchase Contract Agent or the Collateral Agent is closed for business; provided that for purposes of the second paragraph of Section 1.12 only, the term “Business Day” shall also be deemed to exclude any day on which DTC is closed.

“Cash Merger” has the meaning set forth in Section 5.04(b)(ii).

“Cash Merger Early Settlement” has the meaning set forth in Section 5.04(b)(ii).

“Cash Merger Early Settlement Date” has the meaning set forth in Section 5.04(b)(ii)(C).

“Cash Settlement” has the meaning set forth in Section 5.02(c)(i).

“Certificate” means a Corporate Units Certificate or a Treasury Units Certificate, as the case may be.

“Certificate of Designations” means the Certificate of Designations governing the Series A Preferred Stock of the Company, dated as of March 12, 2008.

“Closing Price” per share of Common Stock on any date of determination means:

(i) the closing price as of the close of the principal trading session (or, if no closing price is reported, the last reported sale price) per share on the NYSE on such date;

(ii) if the Common Stock is not listed for trading on the NYSE on any such date, the closing price (or, if no closing price is reported, the last reported sale price) per share as reported in the composite transactions for the principal United States national or regional securities exchange on which the Common Stock is so listed;

(iii) if the Common Stock is not so listed on a United States national or regional securities exchange, the last quoted bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization; or

(iv) if the Common Stock is not listed on a United States national or regional securities exchange and the bid price referred to in clause (iii) is not available, the market value of Common Stock on such date as determined by a nationally recognized independent investment banking firm retained by the Company for purposes of determining the Closing Price.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning set forth in Section 1.01(d) of the Pledge Agreement.

“Collateral Account” has the meaning set forth in Section 1.01(d) of the Pledge Agreement.

“Collateral Agent” means The Bank of New York, a New York banking corporation, as Collateral Agent under the Pledge Agreement until a successor Collateral Agent shall have become such pursuant to the applicable provisions of the Pledge Agreement, and thereafter “Collateral Agent” shall mean the Person who is then the Collateral Agent thereunder.

“Collateral Substitution” means (i) with respect to any Corporate Units, (x) the substitution of the Pledged Applicable Ownership Interests in Senior Notes included in such Corporate Units (if the Applicable Ownership Interests in the Treasury Portfolio have not replaced the Applicable Ownership Interests in Senior Notes as a component of the Corporate Units) with Treasury Securities in an aggregate principal amount at maturity equal to the aggregate principal amount of such Pledged Applicable Ownership Interests in Senior Notes, or (y) the substitution of the Pledged Applicable Ownership Interests in the Treasury Portfolio included in such Corporate Units (if the Applicable Ownership Interests in the Treasury Portfolio have replaced the Applicable Ownership Interests in Senior Notes as a component of the

Corporate Units) with Treasury Securities in an aggregate principal amount at maturity equal to the aggregate principal amount of U.S. treasury securities at maturity included in the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i) of the definition thereof) constituting a part of the Corporate Units for which Collateral Substitution is effected or (ii) with respect to the Treasury Units, (x) the substitution of the Pledged Treasury Securities included in such Treasury Units (if the Applicable Ownership Interests in the Treasury Portfolio have not replaced the Applicable Ownership Interests in Senior Notes as a component of the Corporate Units) with Applicable Ownership Interests in Senior Notes in an aggregate principal amount equal to the aggregate principal amount at maturity of the Pledged Treasury Securities, or (y) the substitution of the Pledged Treasury Securities included in such Treasury Units (if the Applicable Ownership Interests in the Treasury Portfolio have replaced the Applicable Ownership Interests in Senior Notes as a component of the Corporate Units) with Applicable Ownership Interests in the Treasury Portfolio (such that the amount specified in clause (i) of the definition thereof equals the aggregate principal amount at maturity of such Pledged Treasury Securities).

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor shall have become such pursuant to the applicable provision of this Agreement, and thereafter “Company” shall mean such successor.

“Constituent Person” has the meaning set forth in Section 5.04(b)(i).

“Contract Adjustment Payments” means the payments payable by the Company on the Payment Dates in respect of each Purchase Contract, at an initial rate per year of 0% of the Stated Amount per Purchase Contract; provided, however, that if the Authorized Share Condition is not satisfied by the 120th day following the initial issuance date of the Units, the Contract Adjustment Payments shall increase to 5% per year of the Stated Amount per Purchase Contract from such 120th day to, but excluding, the date on which the Authorized Share Condition is satisfied.

“Conversion Ratio” means 0.01.

“Corporate Trust Office” means the office of the Purchase Contract Agent at which, at any particular time, its corporate trust business shall be principally administered, which office at the date hereof is located at 101 Barclay Street – 8W, New York, New York 10286, Attention: Corporate Trust Division – Corporate Finance Unit, or such other address as the Purchase Contract Agent may designate from time to time by notice to the Company.

“Corporate Unit” means the collective rights and obligations of a Holder of a Corporate Units Certificate in respect of the Applicable Ownership Interest in Senior Notes or the Applicable Ownership Interest in the Treasury Portfolio, as the case may be, subject in each case (except for the Applicable Ownership Interest in the Treasury Portfolio specified in clause (ii) of the definition of such term) to the Pledge thereof, and the related Purchase Contract.

“Corporate Units Certificate” means a certificate evidencing the rights and obligations of a Holder in respect of the number of Corporate Units specified on such certificate.

“Current Market Price” means, in respect of a share of Common Stock or any other security on any date of determination, the average of the daily closing sale price per share of the Common Stock or other security for the 20 consecutive Trading Days preceding the earlier of the day preceding the day in question and the day before the “ex date” with respect to the issuance or distribution requiring such computation. For purposes of this definition, the term “ex date,” when used with respect to any issuance or distribution, shall mean the first date on which Common Stock or such other security trades, regular way, on the principal U.S. securities exchange or quotation system on which shares of Common Stock or such other security, as applicable, are listed or quoted at that time, without the right to receive such issuance or distribution, provided that, in the event of a Spin-Off that is not effective simultaneously with an Initial Public Offering, the Current Market Price means the daily average of the closing sale price of the Common Stock for the first 10 consecutive Trading Days following the effective date of the Spin-Off, and in the event of a Spin-Off that is effective simultaneously with an Initial Public Offering, the Current Market Price of Common Stock means the closing sale price of the Common Stock on the Trading Day on which the Initial Public Offering price is determined.

“Custodial Agent” means The Bank of New York, a New York banking corporation, as Custodial Agent under the Pledge Agreement until a successor Custodial Agent shall have become such pursuant to the applicable provisions of the Pledge Agreement, and thereafter “Custodial Agent” shall mean the Person who is then the Custodial Agent thereunder.

“Depositary” means a clearing agency registered under Section 17A of the Exchange Act that is designated to act as Depositary for the Units as contemplated by Sections 3.06 and 3.08 or its nominee.

“Depositary Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Depositary effects book entry transfers and pledges of securities deposited with the Depositary.

“DTC” means The Depository Trust Company.

“Early Settlement” has the meaning set forth in Section 5.07(a).

“Early Settlement Amount” has the meaning set forth in Section 5.07(b).

“Early Settlement Date” has the meaning set forth in Section 5.07(d).

“Early Settlement Rate” has the meaning set forth in Section 5.07(h).

“Effective Date” has the meaning set forth in Section 5.04(b)(iii).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder.

“Exchange Property Unit” has the meaning set forth in Section 5.04(b)(i).

“Expiration Date” has the meaning set forth in Section 1.04(e).

“Expiration Time” has the meaning set forth in Section 5.04(a)(vi).

“Failed Remarketing” has the meaning set forth in Section 5.02(a)(iv).

“Fair Market Value” means

(a)	in the case of any Spin-Off that is effected simultaneously with an Initial Public Offering of the securities being distributed in the Spin-Off, the Initial Public Offering price of those securities, and

(b)	in the case of any other Spin-Off, the average of the Closing Prices of the securities being distributed in the Spin-Off over the first 10 Trading Days after the effective date of such Spin-Off.

“Final Remarketing Date” means the earlier of (i) the fourth Business Day immediately succeeding the Initial Remarketing Date and (ii) the day on which a Successful Remarketing takes place.

“Fixed Settlement Rate” means the Minimum Settlement Rate and the Maximum Settlement Rate, collectively.

“Global Certificate” means a Certificate that evidences all or part of the Units and is registered in the name of the Depositary or a nominee thereof.

“Holder” means, with respect to a Unit, the Person in whose name the Unit evidenced by a Certificate is registered in the Security Register; provided, however, that solely for the purpose of determining whether the Holders of the requisite number of Units have voted on any matter (and not for any other purpose hereunder), if the Unit remains in the form of one or more Global Certificates and if the Depositary that is the registered holder of such Global Certificate has sent an omnibus proxy assigning voting rights to the Depositary Participants to whose accounts the Units are credited on the record date, the term “Holder” shall mean such Depositary Participant acting at the direction of the Beneficial Owners.

“Indemnitees” has the meaning set forth in Section 7.07(c).

“Indenture” means the Indenture, dated as of February 15, 2006, between the Company and the Indenture Trustee (including any provisions of the TIA that are deemed incorporated therein), as amended and supplemented by the Supplemental Indenture pursuant to which the Senior Notes will be issued, and as otherwise amended and supplemented from time to time.

“Indenture Trustee” means The Bank of New York, a New York banking corporation, as trustee under the Indenture, or any successor thereto.

“Initial Public Offering” means the first time securities of the same class or type as the securities being distributed in the Spin-Off are offered to the public for cash.

“Initial Remarketing” has the meaning set forth in Section 5.02(a)(i).

“Initial Remarketing Date” means February 4, 2011.

“Issuer Order” or “Issuer Request” means a written order or request signed in the name of the Company by (i) either its Chief Executive Officer, its President or one of its Vice Presidents, and (ii) either its Corporate Secretary or one of its Assistant Corporate Secretaries or its Treasurer or one of its Assistant Treasurers, and delivered to the Purchase Contract Agent.

“Make-Whole Share Amount” has the meaning set forth in Section 5.04(b)(ii).

“Maximum Settlement Rate” has the meaning set forth in Section 5.01(a)(iii).

“Minimum Settlement Rate” has the meaning set forth in Section 5.01(a)(i).

“NYSE” means the New York Stock Exchange, Inc.

“Observation Period” means the 20 consecutive Trading Days ending on the third Trading Day immediately preceding the Purchase Contract Settlement Date.

“Officers’ Certificate” means a certificate signed by (i) either the Company’s Chief Executive Officer, its President or one of its Vice Presidents, and (ii) either the Company’s Corporate Secretary or one of its Assistant Corporate Secretaries or its Treasurer or one of its Assistant Treasurers, and delivered to the Purchase Contract Agent. Any Officers’ Certificate delivered with respect to compliance with a condition or covenant provided for in this Agreement (other than the Officers’ Certificate provided for in Section 10.05) shall include the information set forth in Section 1.02.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel to the Company, and who shall be reasonably acceptable to the Purchase Contract Agent. An opinion of counsel may rely on certificates as to matters of fact.

“Outstanding” means, as of any date of determination, all Units evidenced by Certificates theretofore authenticated, executed and delivered under this Agreement, except:

(i) all Units, if a Termination Event has occurred;

(ii) Units evidenced by Certificates theretofore cancelled by the Purchase Contract Agent or delivered to the Purchase Contract Agent for cancellation or deemed cancelled pursuant to the provisions of this Agreement; and

(iii) Units evidenced by Certificates in exchange for or in lieu of which other Certificates have been authenticated, executed on behalf of the Holder and delivered pursuant to this Agreement, other than any such Certificate in respect of which there shall have been presented to the Purchase Contract Agent proof satisfactory to it that such Certificate is held by a protected purchaser in whose hands the Units evidenced by such Certificate are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite number of the Units have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Units owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding Units, except that, in determining whether the Purchase Contract Agent shall be authorized and protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Units that a Responsible Officer of the Purchase Contract Agent actually knows to be so owned shall be so disregarded. Units so owned that have been pledged in good faith may be regarded as Outstanding Units if the pledgee establishes to the satisfaction of the Purchase Contract Agent the pledgee’s right so to act with respect to such Units and that the pledgee is not the Company or any Affiliate of the Company.

“Payment Date” means February 15, May 15, August 15 and November 15 of each year, commencing May 15, 2008; provided, however, that the final Payment Date shall be the Purchase Contract Settlement Date in lieu of May 15, 2011 and will include amounts accrued to, but excluding, May 17, 2011.

“Permitted Investments” has the meaning set forth in Section 1.01(d) of the Pledge Agreement.

“Person” means a legal person, including any individual, corporation, estate, partnership, limited partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity of whatever nature.

“Plan” means an employee benefit plan that is subject to ERISA, a plan or individual retirement account that is subject to Section 4975 of the Code or any entity whose assets are considered assets of any such plan.

“Pledge” means the pledge under the Pledge Agreement of the Applicable Ownership Interest in the Senior Notes, the Treasury Securities or the Applicable Ownership Interest in the Treasury Portfolio (as specified in clause (i) of the definition of such term), as the case may be, in each case constituting a part of the Units (it being understood that the Applicable Ownership Interest in the Treasury Portfolio (as specified in clause (ii) of the definition of such term) shall not be subject to the Pledge).

“Pledge Agreement” means the Pledge Agreement, dated as of March 12, 2008, among the Company, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Purchase Contract Agent, on its own behalf and as attorney-in-fact for the Holders from time to time of the Units, as amended from time to time.

“Pledged Applicable Ownership Interests in Senior Notes” means the Applicable Ownership Interests in Senior Notes and security entitlements with respect thereto from time to time credited to the Collateral Account and not then released from the Pledge.

“Pledged Applicable Ownership Interests in the Treasury Portfolio” means the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i) of the definition thereof) and security entitlements with respect thereto from time to time credited to the Collateral Account and not then released from the Pledge.

“Pledged Treasury Securities” means Treasury Securities and security entitlements with respect thereto from time to time credited to the Collateral Account and not then released from the Pledge.

“Predecessor Corporate Units Certificate” of any particular Corporate Units Certificate means every previous Corporate Units Certificate evidencing all or a portion of the rights and obligations of the Company and the Holder under the Corporate Units evidenced thereby; and, for the purposes of this definition, any Corporate Units Certificate authenticated and delivered under Section 3.10 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Corporate Units Certificate shall be deemed to evidence the same rights and obligations of the Company and the Holder as the mutilated, destroyed, lost or stolen Corporate Units Certificate.

“Predecessor Treasury Units Certificate” of any particular Treasury Units Certificate means every previous Treasury Units Certificate evidencing all or a portion of the rights and obligations of the Company and the Holder under the Treasury Units evidenced thereby; and, for the purposes of this definition, any Treasury Units Certificate authenticated and delivered under Section 3.10 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Treasury Units Certificate shall be deemed to evidence the same rights and obligations of the Company and the Holder as the mutilated, destroyed, lost or stolen Treasury Units Certificate.

“Primary Treasury Dealer” means a primary U.S. government securities dealer.

“Pro Rata” means pro rata to each Holder according to the aggregate Stated Amount of the Units held by such Holder in relation to the aggregate Stated Amount of all Units outstanding.

“Proceeds” has the meaning set forth in Section 1.01(d) of the Pledge Agreement.

“Prospectus” means the prospectus relating to the delivery of shares or any securities in connection with an Early Settlement pursuant to Section 5.07 or a Cash Merger Early Settlement of Purchase Contracts pursuant to Section 5.04(b)(ii), in the form in which first filed, or transmitted for filing, with the Securities and Exchange Commission after the effective date of the Registration Statement pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein as of the date of such Prospectus.

“Purchase Contract” means, with respect to any Unit, the contract forming a part of such Unit and obligating the Company to (i) sell, and the Holder of such Unit to purchase, (x) a number of shares of Common Stock equal to the applicable Settlement Rate or (y) if the Authorized Share Condition has not been satisfied, a number of shares of Series A Preferred Stock equal to the product of the Conversion Ratio multiplied by the number of shares set forth in the preceding clause (x); and (ii) pay the Holder thereof Contract Adjustment Payments, in each case on the terms and subject to the conditions set forth in Article 5 hereof.

“Purchase Contract Agent” means the Person named as the “Purchase Contract Agent” in the first paragraph of this Agreement until a successor Purchase Contract Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter “Purchase Contract Agent” shall mean such Person or any subsequent successor who is appointed pursuant to this Agreement.

“Purchase Contract Settlement Date” means May 17, 2011.

“Purchase Contract Settlement Fund” has the meaning set forth in Section 5.03.

“Purchase Price” has the meaning set forth in Section 5.01(a).

“Purchased Shares” has the meaning set forth in Section 5.04(a)(vi).

“Put Price” means, for each Applicable Ownership Interest in Senior Notes that is a component of a Corporate Unit, an amount equal to the Stated Amount plus accrued and unpaid interest, including without limitation accrued and unpaid interest on the Senior Notes from, and including, May 15, 2011 to, but excluding, May 17, 2011.

“Put Right” has the meaning set forth in Section 8.05 of the Supplemental Indenture.

“Quotation Agent” means any Primary Treasury Dealer in New York City selected by the Company.

“Record Date” for any distribution and Contract Adjustment Payment payable on any Payment Date means, as to any Global Certificate or any other Certificate, the first Business Day of the calendar month in which the relevant Payment Date falls.

“Reference Dividend” has the meaning set forth in Section 5.04(a)(v).

“Reference Price” has the meaning set forth in Section 5.01(a)(ii).

“Registration Statement” means a registration statement under the Securities Act prepared by the Company covering, inter alia, the delivery by the Company of any securities in connection with an Early Settlement on the Early Settlement Date under Section 5.07 or a Cash Merger Early Settlement of Purchase Contracts on the Cash Merger Early Settlement Date under Section 5.04(b)(ii), including all exhibits thereto and the documents incorporated by reference in the prospectus contained in such registration statement, and any post-effective amendments thereto.

“Remarketing” means the remarketing of the Senior Notes by the Remarketing Agent pursuant to the Remarketing Agreement.

“Remarketing Agent” has the meaning set forth in the Remarketing Agreement.

“Remarketing Agreement” means the Remarketing Agreement, dated as of March 12, 2008 among the Company, Credit Suisse Securities (USA) LLC, Citigroup Global Markets

Inc., UBS Securities LLC, Banc of America Securities LLC and the Purchase Contract Agent, as amended from time to time.

“Remarketing Fee” has the meaning set forth in Remarketing Agreement.

“Remarketing Price Per Senior Note” means the Treasury Portfolio Purchase Price divided by the number of Senior Notes included in a Remarketing that are held as components of Corporate Units.

“Remarketing Settlement Date” means February 15, 2011.

“Reorganization Event” means the following events, in each case as a result of which Holders of Common Stock are entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for Common Stock:

•

any consolidation or merger of the Company with or into another Person or of another Person with or into the Company (other than a consolidation or merger in which the Company is the continuing corporation and in which its shares of Common Stock outstanding immediately prior to the consolidation or merger are not exchanged for cash, securities or other property of the Company or another Person); or

•	any sale, transfer, lease or conveyance to another Person of all or substantially all of the assets of the Company; or

•	any statutory share exchange of the Company with another Person (other than in connection with a merger or acquisition); or

•	any liquidation, dissolution or termination of the Company (other than as a result of or after the occurrence of a Termination Event).

“Reset Rate” has the meaning set forth in Section 1.02(e) of the Supplemental Indenture.

“Responsible Officer” means, with respect to the Purchase Contract Agent, any officer of the Purchase Contract Agent assigned to the Corporate Trust Division—Corporate Finance Unit (or any successor division or unit) of the Purchase Contract Agent located at the Corporate Trust Office of the Purchase Contract Agent, who shall have direct responsibility for the administration of this Agreement and, for the purposes of Section 7.01(b)(ii), shall also include any other officer of the Purchase Contract Agent to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Rights” has the meaning set forth in Section 5.04(a)(x).

“Securities Act” means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder.

“Securities Intermediary” means The Bank of New York, a New York banking corporation, as Securities Intermediary under the Pledge Agreement until a successor Securities Intermediary shall have become such pursuant to the applicable provisions of the Pledge Agreement, and thereafter “Securities Intermediary” shall mean such successor or any subsequent successor who is appointed pursuant to the Pledge Agreement.

“Security Register” and “Security Registrar” have the respective meanings set forth in Section 3.05(a).

“Senior Indebtedness” means, indebtedness of any kind of the Company unless the instrument under which such indebtedness is incurred expressly provides that it is on a parity in right of payment with or subordinate in right of payment to the Contract Adjustment Payments.

“Senior Notes” means the series of notes designated the 9.5% Senior Notes due February 15, 2021.

“Separate Senior Notes” means Senior Notes that have been released from the Pledge following Collateral Substitution and therefore no longer underlie Corporate Units.

“Separate Senior Notes Purchase Price” means the amount in cash equal to the product of the Remarketing Price Per Senior Note multiplied by the number of Separate Senior Notes remarketed in a Remarketing.

“Series A Preferred Stock” means the Series A Participating Preferred Stock, par value $0.01 per share, of the Company.

“Settlement Rate” has the meaning set forth in Section 5.01(a).

“Spin-Off” means payment of a dividend or distribution on the Common Stock or shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit of the Company.

“Stated Amount” means $50.00 per Unit.

“Stock Price” has the meaning set forth in Section 5.04(b)(iii).

“Successful Remarketing” has the meaning set forth in Section 5.02(a)(iii).

“Supplemental Indenture” means the Supplemental Indenture No. 1 dated as of the date hereof between the Company and the Indenture Trustee pursuant to which the Senior Notes are issued.

“Termination Date” means the date, if any, on which a Termination Event occurs.

“Termination Event” means the occurrence of any of the following events:

(i) at any time on or prior to the Purchase Contract Settlement Date, a judgment, decree or court order shall have been entered granting relief under the Bankruptcy Code or any other similar applicable Federal or state law, adjudicating the Company to be insolvent, or approving as properly filed a petition seeking reorganization or liquidation of the Company and if such judgment, decree or order shall have been entered more than 60 days prior to the Purchase Contract Settlement Date, such decree or order shall have continued undischarged and unstayed for a period of 60 days;

(ii) at any time on or prior to the Purchase Contract Settlement Date, a judgment, decree or court order for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or of its property, or for the termination or liquidation of its affairs, shall have been entered and if such judgment, decree or order shall have been entered more than 60 days prior to the Purchase Contract Settlement Date, such judgment, decree or order shall have continued undischarged and unstayed for a period of 60 days; or

(iii) at any time on or prior to the Purchase Contract Settlement Date, the Company shall file a petition for relief under the Bankruptcy Code, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization or liquidation under the Bankruptcy Code or any other similar applicable Federal or State law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due.

“Threshold Appreciation Price” has the meaning set forth in Section 5.01(a)(i).

“TIA” means the Trust Indenture Act of 1939, as amended from time to time, or any successor legislation.

“Trading Day” means a day on which the Common Stock (i) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (ii) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

“Treasury Portfolio” means a portfolio of (1) U.S. treasury securities (or principal or interest strips thereof) that mature on or prior to May 17, 2011 in an aggregate amount at maturity equal to the Applicable Principal Amount of the Senior Notes that were formerly included in Corporate Units but that were remarketed, and (2) U.S. treasury securities (or principal or interest strips thereof) that mature on or prior to May 17, 2011 in an aggregate amount at maturity equal to the aggregate interest that would have accrued from, and including, February 15, 2011 to, but excluding, May 17, 2011 (assuming no reset of the interest rate and that May 17, 2011 is a Payment Date in lieu of May 15, 2011) on the Applicable Principal Amount of the Senior Notes that were formerly included in Corporate Units but that were remarketed; provided, however, that U.S. treasury securities may be added to or removed from the Treasury Portfolio pursuant to Section 3.14(b) or Section 3.13(b), respectively.

“Treasury Portfolio Purchase Price” means the lowest aggregate ask-side price quoted by a Primary Treasury Dealer to the Quotation Agent between 9:00 a.m. and 11:00 a.m. (New York City time), in the case of any Successful Remarketing, on the date of such Successful Remarketing for the purchase of the applicable Treasury Portfolio for settlement on the Remarketing Settlement Date.

“Treasury Securities” means, as applicable, (i) on or prior to February 15, 2011, zero-coupon U.S. treasury securities, with an individual principal amount at maturity of $1,000, that mature on February 15, 2011 (CUSIP No. 912820GC5); or (ii) after February 15, 2011, zero-coupon U.S. treasury securities (or principal or interest strips thereof), with an individual principal amount at maturity of $1,000, that mature on or prior to the Purchase Contract Settlement Date.

“Treasury Unit” means, following the substitution of Treasury Securities for Pledged Applicable Ownership Interests in Senior Notes or the Pledged Applicable Ownership Interests in the Treasury Portfolio, as the case may be, as collateral to secure a Holder’s obligations under the Purchase Contract, the collective rights and obligations of a Holder of a Treasury Units Certificate in respect of such Treasury Securities, subject to the Pledge thereof, and the related Purchase Contract.

“Treasury Units Certificate” means a certificate evidencing the rights and obligations of a Holder in respect of the number of Treasury Units specified on such certificate.

“Underwriters” means the underwriters that are a party to the Underwriting Agreement.

“Underwriting Agreement” means the Underwriting Agreement, dated March 6, 2008, among the Company and the Underwriters, relating to the issuance of Corporate Units by the Company.

“Unit” means a Corporate Unit or a Treasury Unit, as the case may be.

“Vice President” means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Volume Weighted Average Price” per share of Common Stock on any Trading Day means such price as displayed on Bloomberg (or any successor service) page ABK.N <equity> VAP in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, the Volume Weighted Average Price means the market value per share of the Common Stock on such Trading Day as determined by a nationally recognized independent investment banking firm retained by the Company for this purpose.

Section 1.02. Compliance Certificates and Opinions. Except as otherwise expressly provided by this Agreement, upon any application or request by the Company to the Purchase Contract Agent to take any action in accordance with any provision of this Agreement, the Company shall furnish to the Purchase Contract Agent an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement (other than the Officers’ Certificate provided for in Section 10.05) shall include:

(i) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.03. Form of Documents Delivered to Purchase Contract Agent.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents. Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which its certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

Section 1.04. Acts of Holders; Record Dates.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Purchase Contract Agent and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 7.01) conclusive in favor of the Purchase Contract Agent and the Company, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Purchase Contract Agent deems sufficient.

(c) The ownership of Units shall be proved by the Security Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Unit shall bind every future Holder of the same Unit and the Holder of every Certificate evidencing such Unit issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Purchase Contract Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Certificate.

(e) The Company may set any date as a record date for the purpose of determining the Holders of Outstanding Units entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Agreement to be given, made or taken by Holders of Units. If any record date is set pursuant to this paragraph, the Holders of the Outstanding Corporate Units and the Outstanding Treasury Units, as the case may be, on such record date, and no other Holders, shall be entitled to take the relevant action with respect to the Corporate Units or the Treasury Units, as the case may be, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken prior to or on the applicable Expiration Date by Holders of the requisite number of Outstanding Units on such record date. Nothing contained in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and be of no effect), and nothing contained in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite number of Outstanding Units on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Purchase Contract Agent in writing and to each Holder of Units in the manner set forth in Section 1.06.

With respect to any record date set pursuant to this Section 1.04(e), the Company may designate any date as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the Purchase Contract Agent in writing, and to each Holder of Units in the manner set forth in Section 1.05 and Section 1.06, prior to or on the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the Company shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

Section 1.05. Notices.

Any notice or communication is duly given if in writing and delivered in Person or mailed by first-class mail (registered or certified, return receipt requested), telecopier (with receipt confirmed) or overnight air courier guaranteeing next day delivery, to the others’ address; provided that notice shall be deemed given to the Purchase Contract Agent, Collateral Agent and Indenture Trustee, as the case may be, only upon actual receipt thereof:

If to the Purchase Contract Agent:

The Bank of New York

101 Barclay Street – 8W

New York, New York 10286

Attention: Corporate Trust Division- Corporate Finance Unit

Fax: 212-815-5704

If to the Company:

Ambac Financial Group, Inc.

One State Street Plaza

New York, New York 10004

Attention: Anne Gill Kelly

Fax: 212-509-9190

If to the Collateral Agent:

The Bank of New York

101 Barclay Street – 8W

New York, New York 10286

Attention: Corporate Trust Division- Corporate Finance Unit

Fax: 212-815-5704

If to the Indenture Trustee:

The Bank of New York

101 Barclay Street – 8W

New York, New York 10286

Attention: Corporate Trust Division- Corporate Finance Unit

Fax: 212-815-5704

The Purchase Contract Agent shall send to the Indenture Trustee at the facsimile number set forth above a copy of any notices in the form of Exhibits C, D, E or F it sends or receives.

The Purchase Contract Agent shall have the right, but shall not be required, to rely upon and comply with instructions and directions sent by e-mail, facsimile and other similar unsecured electronic methods by persons reasonably believed by the Purchase Contract Agent to be authorized to give instructions and directions on behalf of the Company; provided, that the Purchase Contract Agent shall notify the party delivering such notice that it has elected not to rely upon and comply with such instructions should it so choose. The Purchase Contract Agent shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Company; and the Purchase Contract Agent shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Company as a result of such reliance upon or compliance with such instructions or directions. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Purchase Contract Agent, including without limitation the risk of the Purchase Contract Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 1.06. Notice to Holders; Waiver.

Where this Agreement provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at its address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Purchase Contract Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Purchase Contract Agent shall constitute a sufficient notification for every purpose hereunder.

Section 1.07. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.08. Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Company and the Purchase Contract Agent, and the Holders from time to time of the Units, by their acceptance of the same, shall be deemed to have agreed to be bound by the provisions hereof and to have ratified the agreements of the Purchase Contract Agent.

Section 1.09. Separability Clause.

In case any provision in this Agreement or in the Units shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.

Section 1.10. Benefits of Agreement.

Nothing contained in this Agreement or in the Units, express or implied, shall give to any Person, other than to the holders of Senior Notes the parties hereto and their successors hereunder and, to the extent provided hereby, the Holders, any benefits or any legal or equitable right, remedy or claim under this Agreement. The Holders from time to time shall be beneficiaries of this Agreement and shall be bound by all of the terms and conditions hereof and of the Units evidenced by their Certificates by their acceptance of delivery of such Certificates.

Section 1.11. Governing Law; Waiver of Trial by Jury.

THIS AGREEMENT AND THE UNITS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF. The Company, the Purchase Contract Agent and the Holders from time to time of the Units, acting through the Purchase Contract Agent as their attorney-in-fact, hereby submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company, the Purchase Contract Agent and the Holders from time to time of the Units, acting through the Purchase Contract Agent as their attorney-in-fact, irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

EACH PARTY HERETO, AND EACH HOLDER OF A UNIT BY ITS ACCEPTANCE THEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT

OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

Section 1.12. Legal Holidays.

In any case where any Payment Date shall not be a Business Day (notwithstanding any other provision of this Agreement or the Units), the relevant payments shall not be paid on such date, but the interest payments on the Senior Notes, Contract Adjustment Payments and other distributions shall be paid on the next succeeding Business Day with the same force and effect as if made on such scheduled Payment Date; provided that no interest shall accrue or be payable by the Company or to any Holder in respect of such delay.

In any case where the Purchase Contract Settlement Date or any Early Settlement Date or Cash Merger Early Settlement Date shall not be a Business Day (notwithstanding any other provision of this Agreement or the Units), Purchase Contracts shall not be performed and Early Settlement and Cash Merger Early Settlement shall not be effected on such date, but Purchase Contracts shall be performed or Early Settlement or Cash Merger Early Settlement shall be effected, as applicable, on the next succeeding Business Day with the same force and effect as if made on such Purchase Contract Settlement Date, Early Settlement Date or Cash Merger Early Settlement Date, as applicable.

Section 1.13. Counterparts.

This Agreement may be executed in any number of counterparts by the parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

Section 1.14. Inspection of Agreement.

A copy of this Agreement shall be available at all reasonable times during normal business hours at the Corporate Trust Office for inspection by any Holder or Beneficial Owner.

Section 1.15. Appointment of Financial Institution as Agent for the Company.

The Company may appoint a financial institution (which may be the Collateral Agent) to act as its agent in performing its obligations and in accepting and enforcing performance of the obligations of the Purchase Contract Agent and the Holders, under this Agreement and the Purchase Contracts, by giving notice of such appointment in the manner provided in Section 1.05 hereof. Any such appointment shall not relieve the Company in any way from its obligations hereunder.

Section 1.16. No Waiver. No failure on the part of the Company, the Purchase Contract Agent, the Collateral Agent, the Securities Intermediary or any of their respective agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Company, the Collateral Agent, the Securities Intermediary or any of their respective agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

ARTICLE 2

CERTIFICATE FORMS

Section 2.01. Forms of Certificates Generally.

The Certificates (including the form of Purchase Contract forming part of each Unit evidenced thereby) shall be in substantially the form set forth in Exhibit A hereto (in the case of Certificates evidencing Corporate Units) or Exhibit B hereto (in the case of Certificates evidencing Treasury Units), with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Units are listed or any depositary therefor, or as may, consistently herewith, be determined by the officers of the Company executing such Certificates, as evidenced by their execution of the Certificates.

The definitive Certificates shall be produced in any manner as determined by the officers of the Company executing the Units evidenced by such Certificates, consistent with the provisions of this Agreement, as evidenced by their execution thereof.

Every Global Certificate authenticated, executed on behalf of the Holders and delivered hereunder shall bear a legend substantially in the form set forth in Exhibit A and Exhibit B attached hereto.

Section 2.02. Form of Purchase Contract Agent’s Certificate of Authentication.

The form of the Purchase Contract Agent’s certificate of authentication of the Units shall be in substantially the form set forth on the form of the applicable Certificates.

ARTICLE 3

THE UNITS

Section 3.01. Amount; Form and Denominations.

The aggregate number of Units evidenced by Certificates authenticated, executed on behalf of the Holders and delivered hereunder is limited to 5,000,000 (plus the number of Units issued upon the exercise of the over-allotment option granted to the Underwriters pursuant to the Underwriting Agreement), except for Certificates authenticated, executed and delivered upon registration of, transfer of, in exchange for, or in lieu of, other Certificates pursuant to Section 3.04, Section 3.05, Section 3.10, Section 3.13, Section 3.14 or Section 8.05.

The Certificates shall be issuable only in registered form and only in denominations of a single Corporate Unit or Treasury Unit and any integral multiple thereof.

Section 3.02. Rights and Obligations Evidenced by the Certificates.

(a) Each Corporate Units Certificate shall evidence the number of Corporate Units specified therein, with each such Corporate Unit representing (1) the ownership by the Holder thereof of an Applicable Ownership Interest in Senior Notes or an Applicable Ownership Interest in the Treasury Portfolio, as the case may be, subject to the Pledge of such Applicable Ownership Interest in Senior Notes or the Applicable Ownership Interest in the Treasury Portfolio (as specified in clause (i) of the definition of such term), as the case may be, by such Holder pursuant to the Pledge Agreement, and (2) the rights and obligations of the Holder thereof and the Company under one Purchase Contract. The Purchase Contract Agent is hereby authorized, as attorney-in-fact for, and on behalf of, the Holder of each Corporate Unit, to pledge, pursuant to the Pledge Agreement, the Applicable Ownership Interest in Senior Notes and the Applicable Ownership Interest in the Treasury Portfolio (as specified in clause (i) of the definition of such term), if any, forming a part of such Corporate Unit, to the Collateral Agent for the benefit of the Company, and to grant to the Collateral Agent, for the benefit of the Company, a security interest in the right, title and interest of such Holder in such Applicable Ownership Interest in Senior Notes or Applicable Ownership Interest in the Treasury Portfolio (as specified in clause (i) of the definition of such term), if any, to secure the obligation of the Holder under each Purchase Contract to purchase shares of Common Stock (or, in the circumstances described in Section 5.08, shares of Series A Preferred Stock). To effect perfect such security interest, the Purchase Contract Agent on behalf of the Holders of Corporate Units has, on the date hereof, delivered to the Collateral Agent the Senior Notes.

(b) Upon the formation of a Treasury Unit pursuant to Section 3.13, each Treasury Unit Certificate shall evidence the number of Treasury Units specified therein, with each such Treasury Unit representing (1) the ownership by the Holder thereof of a 1/20 or 5% undivided beneficial interest in a Treasury Security with a principal amount equal to $1,000, subject to the Pledge of such interest by such Holder pursuant to the Pledge Agreement, and (2) the rights and obligations of the Holder thereof and the Company under one Purchase Contract. The Purchase Contract Agent is hereby authorized, as attorney-in-fact for, and on behalf of, the Holder of each Treasury Unit, to pledge, pursuant to the Pledge Agreement, such Holder’s interest in the Treasury Security forming a part of such Treasury Unit to the Collateral Agent, for the benefit of the Company, and to grant to the Collateral Agent, for the benefit of the Company, a security interest in the right, title and interest of such Holder in such Treasury Security to secure the obligation of the Holder under each Purchase Contract to purchase shares of Common Stock (or, in the circumstances described in Section 5.08, shares of Series A Preferred Stock).

(c) Prior to the purchase of shares of Common Stock (or, in the circumstances described in Section 5.08, shares of Series A Preferred Stock) under each Purchase Contract, such Purchase Contracts shall not entitle the Holder of a Unit to any of the rights of a holder of shares of Common Stock (or, in the circumstances described in Section 5.08, shares of Series A Preferred Stock), including, without limitation, the right to vote or receive any dividends or other payments or to consent or to receive notice as a shareholder in respect of the meetings of shareholders or for the election of directors of the Company or for any other matter, or any other rights whatsoever as a shareholder of the Company.

Section 3.03. Execution, Authentication, Delivery and Dating.

(a) Subject to the provisions of Section 3.13 and Section 3.14 hereof, upon the execution and delivery of this Agreement, and at any time and from time to time thereafter, the Company may deliver Certificates executed by the Company to the Purchase Contract Agent for authentication, execution on behalf of the Holders and delivery, together with its Issuer Order for authentication of such Certificates, and the Purchase Contract Agent in accordance with such Issuer Order shall authenticate, execute on behalf of the Holders and deliver such Certificates.

(b) The Certificates shall be executed on behalf of the Company by its Chairman of the Board of Directors, its Chief Executive Officer, its President, its Treasurer or one of its Vice Presidents. The signature of any of these officers on the Certificates may be manual or facsimile.

(c) Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates.

(d) No Purchase Contract evidenced by a Certificate shall be valid until such Certificate has been executed on behalf of the Holder by the manual signature of an authorized signatory of the Purchase Contract Agent, as such Holder’s attorney-in-fact. Such signature by an authorized signatory of the Purchase Contract Agent shall be conclusive evidence that the Holder of such Certificate has entered into the Purchase Contract or Contracts evidenced by such Certificate.

(e) Each Certificate shall be dated the date of its authentication.

(f) No Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by an authorized officer of the Purchase Contract Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.

Section 3.04. Temporary Certificates.

Pending the preparation of definitive Certificates, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holders, and deliver, in lieu of such definitive Certificates, temporary Certificates which are in substantially the form set forth in Exhibit A or Exhibit B hereto, as the case may be, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Corporate Units or Treasury Units, as the case may be, are listed, or as may, consistently herewith, be determined by the officers of the Company executing such Certificates, as evidenced by their execution of the Certificates.

If temporary Certificates are issued, the Company will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the Corporate Trust Office, at the expense of the Company and without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, one or more definitive Certificates of like tenor and denominations and evidencing a like number of Units as the temporary Certificate or Certificates so surrendered. Until so exchanged, the temporary Certificates shall in all respects evidence the same benefits and the same obligations with respect to the Units evidenced thereby as definitive Certificates.

Section 3.05. Registration; Registration of Transfer and Exchange.

(a) The Purchase Contract Agent, acting solely for purposes of this Section 3.05 as agent for the Company, shall keep at the Corporate Trust Office a register (the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Purchase Contract Agent shall provide for the registration of Certificates and of transfers of Certificates (the Purchase Contract Agent, in such capacity, the “Security Registrar”). The Security Registrar shall record separately the registration and transfer of the Certificates evidencing Corporate Units and Treasury Units.

(b) Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the designated transferee or transferees, and deliver, in the name of the designated transferee or transferees, one or more new Certificates of any authorized denominations, like tenor, and evidencing a like number of Corporate Units or Treasury Units, as the case may be.

(c) At the option of the Holder, Certificates may be exchanged for other Certificates, of any authorized denominations and evidencing a like number of Corporate Units or Treasury Units, as the case may be, upon surrender of the Certificates to be exchanged at the Corporate Trust Office. Whenever any Certificates are so surrendered for exchange, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver the Certificates which the Holder making the exchange is entitled to receive.

(d) All Certificates issued upon any registration of transfer or exchange of a Certificate shall evidence the ownership of the same number of Corporate Units or Treasury Units, as the case may be, and be entitled to the same benefits and subject to the same obligations under this Agreement as the Corporate Units or Treasury Units, as the case may be, evidenced by the Certificate surrendered upon such registration of transfer or exchange.

(e) Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Purchase Contract Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the

Purchase Contract Agent duly executed by the Holder thereof or its attorney duly authorized in writing.

(f) No service charge shall be made for any registration of transfer or exchange of a Certificate, but the Company and the Purchase Contract Agent may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates, other than any exchanges pursuant to Section 3.04, Section 3.06 and Section 8.05 not involving any transfer.

(g) Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall not be obligated to authenticate, execute on behalf of the Holder and deliver any Certificate in exchange for any other Certificate presented or surrendered for registration of transfer or for exchange on or after the Business Day immediately preceding the earliest to occur of any Early Settlement Date with respect to such Certificate, any Cash Merger Early Settlement Date with respect to such Certificate, the Purchase Contract Settlement Date or the Termination Date. In lieu of delivery of a new Certificate, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Purchase Contract Agent shall:

(i) if the Purchase Contract Settlement Date (including upon any Cash Settlement) or an Early Settlement Date or a Cash Merger Early Settlement Date with respect to such other Certificate (or portion thereof) has occurred, deliver the shares of Common Stock (or, in the circumstances described in Section 5.08, shares of Series A Preferred Stock) issuable in respect of the Purchase Contracts forming a part of the Units evidenced by such other Certificate (or portion thereof); or

(ii) if a Termination Event, Early Settlement or Cash Merger Early Settlement shall have occurred, prior to the Purchase Contract Settlement Date, or a Cash Settlement shall have occurred, transfer the Senior Notes, the Treasury Securities, or the Applicable Ownership Interests in the Treasury Portfolio, as the case may be, evidenced thereby, in each case subject to the applicable conditions and in accordance with the applicable provisions of Section 3.15 and Article 5 hereof.

Section 3.06. Book-Entry Interests.

The Certificates will be issued in the form of one or more fully registered Global Certificates, to be delivered to the Depositary, as agent for the Company, or its custodian by, or on behalf of, the Company. The Company hereby designates DTC as the initial Depositary. Such Global Certificates shall initially be registered on the Security Register in the name of Cede & Co., the nominee of the Depositary, and no Beneficial Owner will receive a definitive Certificate representing such Beneficial Owner’s interest in such Global Certificate, except as provided in Section 3.09. The Purchase Contract Agent shall enter into an agreement with the Depositary if so requested by the Company. Following the issuance of such Global Certificates and unless and until definitive, fully registered Certificates have been issued to Beneficial Owners pursuant to Section 3.09:

(i) the provisions of this Section 3.06 shall be in full force and effect;

(ii) the Company shall be entitled to deal with the Depositary for all purposes of this Agreement (including, without limitation, making Contract Adjustment Payments and receiving approvals, votes or consents hereunder) as the Holder of the Units or any Purchase Contracts and Senior Notes that are components thereof and the sole holder of the Global Certificates and shall have no obligation to the Beneficial Owners, provided that a Beneficial Owner may directly enforce against the Company, without any consent, proxy, waiver or involvement of the Depositary of any kind, such Beneficial Owner’s right to receive a definitive Certificate representing the Units beneficially owned by such Beneficial Owner, as set forth in Section 3.09;

(iii) to the extent that the provisions of this Section 3.06 conflict with any other provisions of this Agreement, the provisions of this Section 3.06 shall control; and

(iv) except as set forth in the proviso of clause (ii) of this Section 3.06, the rights of the Beneficial Owners shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such Beneficial Owners and the Depositary or the Depositary Participants. The Depositary will make book-entry transfers among Depositary Participants and receive and transmit all payments on the Units represented by Global Certificates and all transfers and deliveries of the related Senior Notes, Treasury Securities, the Applicable Ownership Interest in the Treasury Portfolio and Common Stock to such Depositary Participants.

Transfers of securities evidenced by Global Certificates shall be made through the facilities of the Depositary, and any cancellation of, or increase or decrease in the number of, such securities (including the creation of Treasury Units and the recreation of Corporate Units pursuant to Section 3.13 and Section 3.14 respectively) shall be accomplished by making appropriate annotations on the Schedule of Increases or Decreases set forth in such Global Certificate.

Section 3.07. Notices to Holders.

Whenever a notice or other communication to the Holders is required to be given under this Agreement, the Company or the Company’s agent shall give such notices and communications to the Holders and, with respect to any Units registered in the name of the Depositary or the nominee of the Depositary, the Company or the Company’s agent shall, except as set forth herein, have no obligations to the Beneficial Owners.

Section 3.08. Appointment of Successor Depositary.

If the Depositary elects to discontinue its services as securities depositary with respect to the Units or any Purchase Contracts and Senior Notes that are components thereof, the

Company may, in its sole discretion, appoint a successor Depositary with respect to the Units or any Purchase Contracts and Senior Notes that are components thereof.

Section 3.09. Definitive Certificates.

If:

(i) the Depositary notifies the Company that it is unwilling or unable to continue its services as securities depositary with respect to the Global Certificates and no successor Depositary has been appointed pursuant to Section 3.08 within 90 days after such notice; or

(ii) the Depositary ceases to be a “clearing agency” registered under Section 17A of the Exchange Act when the Depositary is required to be so registered to act as the Depositary and so notifies the Company, and no successor Depositary has been appointed pursuant to Section 3.08 within 90 days after the Company learns that the Depositary has ceased to be so registered;

(iii) to the extent permitted by the Depositary, the Company determines, in its sole discretion, at any time that the Units shall no longer be represented by Global Certificates and shall inform such Depositary of such determination and Depositary Participants elect to withdraw their beneficial interests in the Units from such Depositary, following notification by the Depositary of their right to do so; or

(iv) there shall have occurred and be continuing an Event of Default (as defined in the Indenture) with respect to the Senior Notes;

then (x) definitive Certificates shall be prepared by the Company with respect to such Units and delivered to the Purchase Contract Agent and (y) upon surrender of the Global Certificates representing the Units by the Depositary, accompanied by registration instructions, the Company shall cause definitive Certificates to be delivered to Beneficial Owners in accordance with the instructions of the Depositary. The Company and the Purchase Contract Agent shall not be liable for any delay in delivery of such instructions and may conclusively rely on and shall be authorized and protected in relying on, such instructions. Each definitive Certificate so delivered shall evidence Units of the same kind and tenor as the Global Certificate so surrendered in respect thereof.

Section 3.10. Mutilated, Destroyed, Lost and Stolen Certificates.

(a) If any mutilated Certificate is surrendered to the Purchase Contract Agent, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, a new Certificate, evidencing the same number of Corporate Units or Treasury Units, as the case may be, and bearing a Certificate number not contemporaneously outstanding.

(b) If there shall be delivered to the Company and the Purchase Contract Agent (i) evidence to their satisfaction of the destruction, loss or theft of any Certificate, and

(ii) such security or indemnity as may be required by them to hold each of them and any agent of any of them harmless, then, in the absence of notice to the Company or the Purchase Contract Agent that such Certificate has been acquired by a protected purchaser, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver to the Holder, in lieu of any such destroyed, lost or stolen Certificate, a new Certificate, evidencing the same number of Corporate Units or Treasury Units, as the case may be, and bearing a Certificate number not contemporaneously outstanding.

(c) Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall not be obligated to authenticate, execute on behalf of the Holder, and deliver to the Holder, with respect to such lost or mutilated Certificate, a new Certificate on or after the Business Day immediately preceding the earliest of any Early Settlement Date with respect to such lost or mutilated Certificate, any Cash Merger Early Settlement Date with respect to such lost or mutilated Certificate, the Purchase Contract Settlement Date or the Termination Date. In lieu of delivery of a new Certificate, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Purchase Contract Agent shall:

(i) if the Purchase Contract Settlement Date (including upon any Cash Settlement), Early Settlement Date or Cash Merger Early Settlement Date with respect to such lost, stolen, destroyed or mutilated Certificate has occurred, deliver the shares of Common Stock (or, in the circumstances described in Section 5.08, shares of Series A Preferred Stock) issuable in respect of the Purchase Contracts forming a part of the Units evidenced by such Certificate; and

(ii) if a Cash Merger Early Settlement or Early Settlement with respect to such lost or mutilated Certificate or a Termination Event shall have occurred prior to the Purchase Contract Settlement Date, or a Cash Settlement shall have occurred, transfer the Senior Notes, the Treasury Securities or the Applicable Ownership Interest in the Treasury Portfolio (as specified in clause (i) of the definition of such term), as the case may be, evidenced thereby, in each case subject to the applicable conditions and in accordance with the applicable provisions of Section 3.15 and Article 5 hereof.

(d) Upon the issuance of any new Certificate under this Section, the Company and the Purchase Contract Agent may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other fees and expenses (including, without limitation, the fees and expenses of the Purchase Contract Agent) connected therewith.

(e) Every new Certificate issued pursuant to this Section in lieu of any destroyed, lost or stolen Certificate shall constitute an original additional contractual obligation of the Company and of the Holder in respect of the Units evidenced thereby, whether or not the destroyed, lost or stolen Certificate (and the Units evidenced thereby) shall be at any time enforceable by anyone, and shall be entitled to all the benefits and be subject to all the obligations of this Agreement equally and proportionately with any and all other Certificates delivered hereunder.

(f) The provisions of this Section are exclusive and shall preclude, to the extent lawful, all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

Section 3.11. Persons Deemed Owners.

Prior to due presentment of a Certificate for registration of transfer, the Company and the Purchase Contract Agent, and any agent of the Company or the Purchase Contract Agent, may treat the Person in whose name such Certificate is registered as the owner of the Units evidenced thereby for purposes of (subject to any applicable record date) any payment or distribution on the Applicable Ownership Interests in Senior Notes or on the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (ii) of the definition of such term) (if any), as applicable, payment of Contract Adjustment Payments and performance of the Purchase Contracts and for all other purposes whatsoever in connection with such Units, whether or not such payment, distribution, or performance shall be overdue and notwithstanding any notice to the contrary, and neither the Company nor the Purchase Contract Agent, nor any agent of the Company or the Purchase Contract Agent, shall be affected by notice to the contrary.

Notwithstanding the foregoing, with respect to any Global Certificate, nothing contained herein shall prevent the Company, the Purchase Contract Agent or any agent of the Company or the Purchase Contract Agent, from giving effect to any written certification, proxy or other authorization furnished by the Depositary (or its nominee), as a Holder, with respect to such Global Certificate, or impair, as between such Depositary and the related Beneficial Owner, the operation of customary practices governing the exercise of rights of the Depositary (or its nominee) as Holder of such Global Certificate. None of the Company, the Purchase Contract Agent or any agent of the Company or the Purchase Contract Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Certificate or maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for the performance by the Depositary, the Depositary Participants or any of the Depositary’s indirect participants under the rules and procedures governing the Depositary.

Section 3.12. Cancellation.

All Certificates surrendered for delivery of shares of Common Stock (or, in the circumstances described in Section 5.08, shares of Series A Preferred Stock) on or after the Purchase Contract Settlement Date or in connection with an Early Settlement or a Cash Merger Early Settlement, or for delivery of the Senior Notes underlying the Applicable Ownership Interests in Senior Notes, the Applicable Ownership Interests in the Treasury Portfolio or Treasury Securities, as the case may be, after the occurrence of a Termination Event or pursuant to a Cash Settlement, an Early Settlement or a Cash Merger Early Settlement, or upon the registration of transfer or exchange of a Unit, or a Collateral Substitution shall, if surrendered to any Person other than the Purchase Contract Agent, be delivered to the Purchase Contract Agent along with appropriate written instructions regarding the cancellation thereof and, if not already cancelled, shall be promptly cancelled by it. The Company may at any time deliver to the Purchase Contract Agent for cancellation any Certificates previously authenticated, executed and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Certificates so delivered shall, upon an Issuer Order, be promptly cancelled by the Purchase Contract Agent. No Certificates shall be authenticated, executed on behalf of the Holder and delivered in lieu of or in exchange for any Certificates cancelled as provided in this Section, except as expressly permitted by this Agreement. All cancelled Certificates held by the Purchase Contract Agent shall be disposed of in accordance with its customary practices.

If the Company or any Affiliate of the Company shall acquire any Certificate, such acquisition shall not operate as a cancellation of such Certificate unless and until such Certificate is delivered to the Purchase Contract Agent cancelled or for cancellation.

Section 3.13. Creation of Treasury Units by Substitution of Treasury Securities.

(a) Unless the Applicable Ownership Interests in the Treasury Portfolio have replaced the Applicable Ownership Interests in Senior Notes as a component of the Corporate Units, and subject to the conditions set forth in this Agreement, a Holder of Corporate Units may, at any time from and after the date of this Agreement and on or prior to the close of business on the second Business Day immediately preceding the Purchase Contract Settlement Date (except as provided in clause (c) below), effect a Collateral Substitution and separate the Senior Notes underlying the Pledged Applicable Ownership Interests in Senior Notes from the related Purchase Contracts in respect of such Holder’s Corporate Units by substituting for such Pledged Applicable Ownership Interests in Senior Notes, Treasury Securities in an aggregate principal amount at maturity equal to the aggregate principal amount of the Senior Notes underlying such Applicable Ownership Interests in Senior Notes; provided that Holders may make such a Collateral Substitution only in integral multiples of 20 Corporate Units. To effect such substitution, the Holder must:

(1)	deposit with the Securities Intermediary Treasury Securities having an aggregate principal amount at maturity equal to the aggregate principal amount of the Senior Notes underlying the Pledged Applicable Ownership Interests in Senior Notes comprising part of such Corporate Units; and

(2)	transfer the Corporate Units to the Purchase Contract Agent accompanied by a notice to the Purchase Contract Agent, substantially in the form of Exhibit C hereto, (i) stating that the Holder has deposited the relevant amount of Treasury Securities to the Securities Intermediary and (ii) requesting that the Purchase Contract Agent instruct the Collateral Agent to release the Senior Notes underlying such Corporate Units, whereupon the Purchase Contract Agent shall promptly provide an instruction to such effect to the Collateral Agent, substantially in the form of Exhibit A to the Pledge Agreement.

Upon receipt of the Treasury Securities described in clause (1) above and the instruction described in clause (2) above, in accordance with the terms of the Pledge Agreement, the Collateral Agent will cause the Securities Intermediary to effect the release of such Pledged Applicable Ownership Interests in Senior Notes from the Pledge, free and clear of the Company’s security interest therein, and the transfer of the Senior Notes underlying such

Pledged Applicable Ownership Interests in Senior Notes to the Purchase Contract Agent on behalf of the Holder. Upon receipt of the Senior Notes underlying such Pledged Applicable Ownership Interests in Senior Notes, the Purchase Contract Agent shall promptly:

(i) cancel the Corporate Units;

(ii) transfer such Senior Notes to the Holder (such Senior Notes shall be tradeable as a separate security, independent of the resulting Treasury Units); and

(iii) authenticate, execute on behalf of such Holder and deliver Treasury Units in book-entry form, or if applicable, in the form of a Treasury Units Certificate executed by the Company in accordance with Section 3.03 evidencing the same number of Purchase Contracts as were evidenced by the cancelled Corporate Units.

Holders who elect to separate the Applicable Ownership Interest in Senior Notes from the related Purchase Contracts and to substitute Treasury Securities for such Applicable Ownership Interest in Senior Notes shall be responsible for any fees or expenses (including, without limitation, fees and expenses payable to the Collateral Agent for its services as Collateral Agent) in respect of the substitution, and neither the Company nor the Purchase Contract Agent shall be responsible for any such fees or expenses.

(b) If the Applicable Ownership Interests in the Treasury Portfolio have replaced the Applicable Ownership Interests in Senior Notes as a component of the Corporate Units and subject to the conditions set forth in this Agreement, a Holder may, at any time from and after the date of this Agreement and on or prior to the close of business on the second Business Day immediately preceding the Purchase Contract Settlement Date (except as provided in clause (c) below), substitute for the Applicable Ownership Interests in the Treasury Portfolio included in such Corporate Units, Treasury Securities having an aggregate principal amount at maturity equal to the aggregate principal amount of U.S. treasury securities at maturity (as specified in clause (i) of the definition thereof) in the Treasury Portfolio (as specified in clause (i) of the definition thereof) constituting a part of the Corporate Units for which Collateral Substitution is being effected, but only in integral multiples of 360,000 Corporate Units. In such an event, the Holder shall transfer Treasury Securities to the Securities Intermediary, and the Purchase Contract Agent shall instruct the Collateral Agent to release the Pledge of and transfer to the Holder the appropriate Applicable Ownership Interests in the Treasury Portfolio in the manner set forth above (such Treasury Portfolio shall be tradeable as a separate security, independent of the resulting Treasury Unit).

(c) Notwithstanding the foregoing, a Holder shall not have the right to effect a Collateral Substitution during the period beginning on the Business Day immediately preceding the Initial Remarketing Date and ending on the Remarketing Settlement Date.

(d) In the event a Holder making a Collateral Substitution pursuant to this Section 3.13 fails to effect a book-entry transfer of the Corporate Units or fails to deliver Corporate Units Certificates to the Purchase Contract Agent after depositing Treasury Securities with the Securities Intermediary, any distributions on the Senior Notes underlying the Applicable Ownership Interests in Senior Notes or Applicable Ownership Interests in the Treasury Portfolio, in each case, constituting a part of such Corporate Units shall be held in the name of the Purchase Contract Agent or its nominee in trust for the benefit of such Holder, until such Corporate Units are so transferred or the Corporate Units Certificate is so delivered, as the case may be, or, such Holder provides evidence satisfactory to the Company and the Purchase Contract Agent that such Corporate Units Certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Purchase Contract Agent and the Company.

(e) Except as described in Section 5.02 or in this Section 3.13 or in connection with a Cash Settlement, an Early Settlement, a Cash Merger Early Settlement or a Termination Event, for so long as the Purchase Contract underlying a Corporate Unit remains in effect, such Corporate Unit shall not be separable into its constituent parts, and the rights and obligations of the Holder in respect of the Applicable Ownership Interests in Senior Notes or Applicable Ownership Interests in the Treasury Portfolio, as the case may be, and the Purchase Contract comprising such Corporate Units may be acquired, and may be transferred and exchanged, only as a Corporate Unit.

(f) Holders of Treasury Units will be entitled to receive Contract Adjustment Payments until the earliest of a Termination Event, the Purchase Contract Settlement Date, the Cash Merger Early Settlement Date, and the most recent quarterly payment date on or before any other early settlement of the related Purchase Contracts.

Section 3.14. Recreation of Corporate Units.

(a) Unless the Applicable Ownership Interests in the Treasury Portfolio have replaced the Applicable Ownership Interests in Senior Notes as a component of the Corporate Units, and subject to the conditions set forth in this Agreement, a Holder of Treasury Units may recreate Corporate Units at any time on or prior to the close of business on the second Business Day immediately preceding the Purchase Contract Settlement Date (except as provided in clause (c) below), by substituting for Treasury Securities included in such Treasury Units, the Applicable Ownership Interests in Senior Notes in an aggregate principal amount equal to the aggregate principal amount at maturity of such Treasury Securities; provided that Holders of Treasury Units may only recreate such Corporate Units in integral multiples of 20 Treasury Units. To recreate Corporate Units, the Holder must:

(1)	deposit with the Securities Intermediary Senior Notes having an aggregate principal amount equal to the aggregate principal amount at maturity of the Pledged Treasury Securities comprising part of the Treasury Units; and

(2)

transfer the Treasury Units to the Purchase Contract Agent accompanied by a notice to the Purchase Contract Agent, substantially in the form of Exhibit C hereto, (i) stating that the Holder has transferred the relevant amount of Senior Notes to the Securities Intermediary and (ii) requesting that the Purchase Contract Agent instruct the Collateral Agent to release the Pledged Treasury Securities underlying such Treasury Units, whereupon the Purchase Contract Agent shall promptly provide an instruction to such effect to the Collateral Agent, substantially in the form of Exhibit C to the Pledge Agreement.

Upon receipt of the Senior Notes described in clause (1) above and the instruction described in clause (2) above, in accordance with the terms of the Pledge Agreement, the Collateral Agent will cause the Securities Intermediary to effect the release of the Pledged Treasury Securities having a corresponding aggregate principal amount at maturity from the Pledge, free and clear of the Company’s security interest therein, and the transfer thereof to the Purchase Contract Agent on behalf of the Holder. Upon receipt of such Treasury Securities, the Purchase Contract Agent shall promptly:

(i) cancel the Treasury Units;

(ii) transfer the Treasury Securities to the Holder; and

(iii) authenticate, execute on behalf of such Holder and deliver Corporate Units in book-entry form or, if applicable, in the form of a Corporate Units Certificate executed by the Company in accordance with Section 3.03 evidencing the same number of Purchase Contracts as were evidenced by the cancelled Treasury Units.

Holders who elect to recreate Corporate Units shall be responsible for any fees or expenses (including, without limitation, fees and expenses payable to the Collateral Agent for its services as Collateral Agent) in respect of the recreation, and neither the Company nor the Purchase Contract Agent shall be responsible for any such fees or expenses.

(b) If the Applicable Ownership Interests in the Treasury Portfolio have replaced the Applicable Ownership Interests in Senior Notes as a component of the Corporate Units, a Holder of Treasury Units may at any time on or prior to the close of business on the second Business Day immediately preceding the Purchase Contract Settlement Date (except as provided in clause (c) below) substitute for Treasury Securities included in such Treasury Units, Applicable Ownership Interests in the Treasury Portfolio in an aggregate principal amount at maturity equal to the aggregate principal amount of U.S. treasury securities at maturity included in the Applicable Ownership Interests in the Treasury Portfolio, but only in multiples of 360,000 Treasury Units. In such an event, the Holder shall transfer the required Applicable Ownership Interests in the Treasury Portfolio to the Securities Intermediary, and the Purchase Contract Agent shall instruct the Collateral Agent to release the Pledge of and transfer to the Holder the Pledged Treasury Securities in the manner set forth above.

(c) Notwithstanding the foregoing, a Holder shall not have the right to effect a Collateral Substitution during the period beginning on the Business Day immediately preceding the Initial Remarketing Date and ending on the Remarketing Settlement Date.

(d) Except as provided in Section 5.02 or in this Section 3.14 or in connection with a Cash Settlement, an Early Settlement, a Cash Merger Early Settlement or a Termination Event, for so long as the Purchase Contract underlying a Treasury Unit remains in effect, such Treasury Unit shall not be separable into its constituent parts and the rights and obligations of the Holder of such Treasury Unit in respect of the 1/20 of a Treasury Security and the Purchase

Contract comprising such Treasury Unit may be acquired, and may be transferred and exchanged, only as a Treasury Unit.

Section 3.15. Transfer of Collateral upon Occurrence of Termination Event.

(a) Upon the occurrence of a Termination Event and the transfer to the Purchase Contract Agent of the Senior Notes underlying the Pledged Applicable Ownership Interests in Senior Notes, the Pledged Applicable Ownership Interests in the Treasury Portfolio or the Pledged Treasury Securities, as the case may be, underlying the Corporate Units and the Treasury Units, as the case may be, pursuant to the terms of the Pledge Agreement, the Purchase Contract Agent shall request transfer instructions with respect to such Senior Notes underlying the Pledged Applicable Ownership Interests in Senior Notes, the Pledged Applicable Ownership Interests in the Treasury Portfolio or the Pledged Treasury Securities, as the case may be, from each Holder by written request, substantially in the form of Exhibit D hereto, mailed to such Holder at its address as it appears in the Security Register.

(b) Upon book-entry transfer of the Corporate Units or the Treasury Units or delivery of a Corporate Units Certificate or Treasury Units Certificate to the Purchase Contract Agent with such transfer instructions, the Purchase Contract Agent shall transfer the Senior Notes underlying the Pledged Applicable Ownership Interests in Senior Notes, the Pledged Applicable Ownership Interests in the Treasury Portfolio or the Pledged Treasury Securities, as the case may be, underlying such Corporate Units or Treasury Units, as the case may be, to such Holder by book-entry transfer, or other appropriate procedures, in accordance with such instructions and the terms of the Indenture. In the event a Holder of Corporate Units or Treasury Units fails to effect such transfer or delivery, the Senior Notes underlying the Pledged Applicable Ownership Interests in Senior Notes, the Pledged Applicable Ownership Interests in the Treasury Portfolio or the Pledged Treasury Securities, as the case may be, underlying such Corporate Units or Treasury Units, as the case may be, and any distributions thereon, shall be held in the name of the Purchase Contract Agent or its nominee in trust for the benefit of such Holder, until the earlier to occur of:

(i) the transfer of such Corporate Units or Treasury Units or surrender of the Corporate Units Certificate or Treasury Units Certificate or the receipt by the Company and the Purchase Contract Agent from such Holder of satisfactory evidence that such Corporate Units Certificate or Treasury Units Certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Purchase Contract Agent and the Company; and

(ii) the expiration of the time period specified in the abandoned property laws of the relevant State in which the Purchase Contract Agent holds such property.

Section 3.16. No Consent to Assumption.

Each Holder of a Unit, by acceptance thereof, shall be deemed expressly to have withheld any consent to the assumption under Section 365 of the Bankruptcy Code or otherwise, of the Purchase Contract by the Company or its trustee, receiver, liquidator or a person or entity performing similar functions in the event that the Company becomes the debtor under the Bankruptcy Code or subject to other similar state or Federal law providing for reorganization or liquidation.

ARTICLE 4

THE APPLICABLE OWNERSHIP INTERESTS IN SENIOR NOTES AND

APPLICABLE OWNERSHIP INTERESTS IN THE TREASURY PORTFOLIO

Section 4.01. Interest Payments; Rights to Interest Payments Preserved.

(a) Any payment on the Applicable Ownership Interests in Senior Notes or Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (ii) of the definition thereof), as the case may be, which is paid on any Payment Date (which for purposes of the Payment Date occurring on May 17, 2011 includes the payment of interest on the Senior Notes due on May 15, 2011) shall, subject to receipt thereof by the Purchase Contract Agent as provided by the terms of the Pledge Agreement, be paid to the Person in whose name the Corporate Units Certificate (or one or more Predecessor Corporate Units Certificates) of which such Applicable Ownership Interests in Senior Notes or Applicable Ownership Interests in the Treasury Portfolio, as the case may be, forms a part is registered at the close of business on the Record Date for such Payment Date.

(b) Each Corporate Units Certificate evidencing Applicable Ownership Interests in Senior Notes or Applicable Ownership Interests in the Treasury Portfolio delivered under this Agreement upon registration of transfer of or in exchange for or in lieu of any other Corporate Units Certificate shall carry the right to accrued and unpaid interest or distributions, as the case may be, and to accrue interest or distributions, as the case may be, which were carried by the Applicable Ownership Interests in Senior Notes or Applicable Ownership Interests in the Treasury Portfolio underlying such other Corporate Units Certificate.

(c) In the case of any Corporate Unit with respect to which (A) Cash Settlement of the underlying Purchase Contract is properly effected pursuant to Section 5.02(c) hereof, (B) Early Settlement of the underlying Purchase Contract is properly effected pursuant to Section 5.07 hereof, (C) Cash Merger Early Settlement of the underlying Purchase Contract is properly effected pursuant to Section 5.04(b)(ii) hereof, (D) a Collateral Substitution is properly effected pursuant to Section 3.13, or (E) a Successful Remarketing occurs with respect to the Senior Note that is part of such Corporate Unit, in each case on a date that is after any Record Date and prior to or on the next succeeding Payment Date, interest on the Applicable Ownership Interests in Senior Notes or distributions on the Applicable Ownership Interests in the Treasury Portfolio, as the case may be, underlying such Corporate Unit otherwise payable on such Payment Date shall be payable on such Payment Date notwithstanding such Cash Settlement, Early Settlement, Cash Merger Early Settlement, Collateral Substitution or Remarketing, and such payment or distributions shall, subject to receipt thereof by the Purchase Contract Agent, be payable to the Person in whose name the Corporate Units Certificate (or one or more Predecessor Corporate Units Certificates) was registered at the close of business on the related Record Date.

(d) Except as otherwise expressly provided in the immediately preceding paragraph, in the case of any Corporate Units with respect to which Cash Settlement, Early

Settlement or Cash Merger Early Settlement of the underlying Purchase Contract is properly effected, or with respect to which a Collateral Substitution has been effected, payments on the related Applicable Ownership Interests in Senior Notes or distributions on the Applicable Ownership Interests in the Treasury Portfolio, as the case may be, that would otherwise be payable or made after the Purchase Contract Settlement Date, Early Settlement Date, Cash Merger Early Settlement Date or the date of the Collateral Substitution, as the case may be, shall not be payable hereunder to the Holder of such Corporate Units.

Section 4.02. Notice and Voting.

(a) The Purchase Contract Agent will be entitled to exercise the voting and any other consensual rights pertaining to the Senior Notes underlying the Pledged Applicable Ownership Interests in Senior Notes, but only to the extent instructed in writing by the Holders as described below. Upon receipt of notice of any meeting at which holders of Senior Notes are entitled to vote or upon any solicitation of consents, waivers or proxies of holders of Senior Notes, the Purchase Contract Agent shall, as soon as practicable thereafter, mail, first class, postage pre-paid, to the Holders of Corporate Units a notice:

(i) containing such information as is contained in the notice or solicitation;

(ii) stating that each Holder on the record date set by the Purchase Contract Agent therefor (which, to the extent possible, shall be the same date as the record date for determining the holders of Senior Notes, as the case may be, entitled to vote) shall be entitled to instruct the Purchase Contract Agent as to the exercise of the voting rights pertaining to such Senior Notes underlying their Corporate Units; and

(iii) stating the manner in which such instructions may be given.

(b) Upon the written request of the Holders of Corporate Units on such record date received by the Purchase Contract Agent at least six days prior to such meeting, the Purchase Contract Agent shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of Senior Notes, as the case may be, as to which any particular voting instructions are received. In the absence of specific instructions from the Holder of a Corporate Unit, the Purchase Contract Agent shall abstain from voting the Senior Notes underlying such Corporate Unit. The Company hereby agrees, if applicable, to solicit Holders of Corporate Units to timely instruct the Purchase Contract Agent in order to enable the Purchase Contract Agent to vote such Senior Notes.

(c) The Holders of Corporate Units and Treasury Units, in such capacities, shall have no voting or other rights in respect of Common Stock or Series A Preferred Stock.

ARTICLE 5

THE PURCHASE CONTRACTS

Section 5.01. Purchase of Shares of Common Stock.

(a) Subject to Section 5.08, each Purchase Contract shall obligate the Holder of the related Units to purchase, and the Company to sell, on the Purchase Contract Settlement Date at a price equal to the Stated Amount (the “Purchase Price”), a number of newly issued shares of Common Stock (subject to Section 5.09) equal to the Settlement Rate unless an Early Settlement, a Cash Merger Early Settlement or a Termination Event with respect to the Units of which such Purchase Contract is a part shall have occurred. The “Settlement Rate” is equal to:

(i) if the Applicable Market Value is greater than or equal to $7.97 (the “Threshold Appreciation Price”), 6.2775 shares of Common Stock per Purchase Contract (such Settlement Rate being referred to as the “Minimum Settlement Rate”);

(ii) if the Applicable Market Value is less than the Threshold Appreciation Price but greater than $6.75 (the “Reference Price”), the number of shares of Common Stock per Purchase Contact having a value equal to the Stated Amount divided by the Applicable Market Value; and

(iii) if the Applicable Market Value is less than or equal to the Reference Price, 7.4074 shares of Common Stock per Purchase Contract (such Settlement Rate being referred to as the “Maximum Settlement Rate”);

in each case subject to adjustment as provided in Section 5.04 (and in each case rounded upward or downward to the nearest 1/10,000th of a share).

(b) Each Holder of a Corporate Unit or a Treasury Unit, by its acceptance of such Unit:

(i) irrevocably authorizes the Purchase Contract Agent to enter into and perform the related Purchase Contract on its behalf as its attorney-in-fact (including, without limitation, the execution of Certificates on behalf of such Holder);

(ii) agrees to be bound by the terms and provisions hereof;

(iii) covenants and agrees to perform its obligations under such Purchase Contract for so long as such Holder remains a Holder of a Corporate Unit or a Treasury Unit;

(iv) consents to the provisions hereof;

(v) irrevocably authorizes the Purchase Contract Agent to enter into and perform this Agreement and the Pledge Agreement on its behalf and in its name as its attorney-in-fact;

(vi) consents to, and agrees to be bound by, the Pledge of such Holder’s right, title and interest in and to the Collateral Account, including the Applicable Ownership Interests in Senior Notes and the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i) of the definition of such term) or the Treasury Securities pursuant to the Pledge Agreement; and

(vii) for United States federal, state and local income and franchise tax purposes, agrees to (i) treat an acquisition of the Corporate Units as an acquisition of the Applicable Ownership Interest in Senior Notes and Purchase Contract constituting the Corporate Units, (ii) treat the Senior Notes underlying the Applicable Ownership Interest in Senior Notes as indebtedness and (iii) treat itself as the owner of the applicable interest in the Collateral Account, including the Applicable Ownership Interests in Senior Notes and the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i) of the definition of such term) or the Treasury Securities.

provided that upon a Termination Event, the rights of the Holder of such Units with respect to the occurrence of such Termination Event may be enforced without regard to any other rights or obligations.

(c) Each Holder of a Corporate Unit or a Treasury Unit, by its acceptance thereof, further covenants and agrees that to the extent and in the manner provided in Section 5.02 hereof and the provisions of the Pledge Agreement, but subject to the terms thereof, Proceeds of the Applicable Ownership Interests in Senior Notes, the Treasury Securities or the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i) of the definition of such term), as applicable, on the Purchase Contract Settlement Date, but only in an amount equal to the Stated Amount per Unit, shall be paid by the Collateral Agent to the Company in satisfaction of such Holder’s obligations under such Purchase Contract. Notwithstanding the foregoing, any remaining Proceeds of the Applicable Ownership Interests in Senior Notes, the Treasury Securities or the Applicable Ownership Interests in the Treasury Portfolio, including but not limited to, any amounts in respect of accrued and unpaid interest in respect of the Applicable Ownership Interests in the Senior Notes from, and including, February 15, 2011 to, but excluding, May 17, 2011, shall be paid to the Holder.

(d) Upon registration of transfer of a Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee) by the terms of this Agreement, the Purchase Contracts underlying such Certificate and the Pledge Agreement and the transferor shall be released from the obligations under this Agreement, the Purchase Contracts underlying the Certificate so transferred and the Pledge Agreement. The Company covenants and agrees, and each Holder of a Certificate, by its acceptance thereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

Section 5.02. Remarketing; Put Right; Cash Settlement; Payment of Purchase Price.

(a) Remarketing.

(i) The Company shall engage the Remarketing Agent pursuant to the Remarketing Agreement for Remarketing the Senior Notes. On or prior to the close of business on the Business Day immediately preceding the Initial Remarketing Date, the Purchase Contract Agent shall notify the Remarketing Agent of the aggregate principal amount of Senior Notes underlying Pledged Applicable Ownership Interests in Senior Notes, and the Custodial Agent shall notify the Remarketing Agent of the aggregate principal amount of Separate Senior Notes (if any) that are to be remarketed pursuant to clause (ii) below. Concurrently, the Custodial Agent will deliver for remarketing the Separate Senior Notes to the Remarketing Agent. Upon receipt of such notice from the Purchase Contract Agent and Custodial Agent, and the Separate Senior Notes for remarketing from the Custodial Agent, the Remarketing Agent will, on the Initial Remarketing Date, use its reasonable efforts to remarket (based on the Reset Rate and modified maturity date and redemption provisions, if any, each determined in accordance with the Remarketing Agreement) (the “Initial Remarketing”) such Senior Notes underlying Pledged Applicable Ownership Interests in Senior Notes and Separate Senior Notes on such date at a price of approximately 100% of the sum of the Treasury Portfolio Purchase Price and the Separate Senior Notes Purchase Price.

(ii) On or prior to the close of business on the second Business Day immediately preceding the Initial Remarketing Date, but no earlier than the Payment Date immediately preceding such date, Holders of Separate Senior Notes may elect to have their Separate Senior Notes remarketed under the Remarketing Agreement by delivering their Separate Senior Notes, along with a notice of such election, substantially in the form of Exhibit F to the Pledge Agreement, to the Custodial Agent. The Custodial Agent shall hold Separate Senior Notes in an account separate from the Collateral Account in which the Pledged Applicable Ownership Interests in Senior Notes shall be held. Holders of Separate Senior Notes electing to have their Separate Senior Notes remarketed will also have the right to withdraw that election by written notice to the Custodial Agent, substantially in the form of Exhibit G to the Pledge Agreement, on or prior to the close of business on the second Business Day immediately preceding the Initial Remarketing Date, upon which notice the Custodial Agent shall return such Separate Senior Notes to such Holder. After such time, the election to have such Separate Senior Notes remarketed in such Remarketing shall become irrevocable. By the close of business on the Business Day immediately preceding the Initial Remarketing Date, the Custodial Agent shall notify the Remarketing Agent of the aggregate principal amount of the Separate Senior Notes to be remarketed.

(iii) If the Remarketing Agent is able to remarket the Senior Notes underlying Pledged Applicable Ownership Interests in Senior Notes and Separate

Senior Notes (if any) at a price equal to or greater than 100% of the Treasury Portfolio Purchase Price and the Separate Senior Notes Purchase Price (a “Successful Remarketing”), the Collateral Agent shall, in accordance with the Pledge Agreement, cause the Securities Intermediary to transfer the Senior Notes underlying Pledged Applicable Ownership Interests in Senior Notes upon confirmation of deposit by the Remarketing Agent of the proceeds of such Successful Remarketing in the Collateral Account, and the portion of the proceeds from such Successful Remarketing equal to the Treasury Portfolio Purchase Price will be applied to purchase the Treasury Portfolio. The Treasury Portfolio will be substituted for the Pledged Applicable Ownership Interests in Senior Notes and the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i) of the definition of such term) will be pledged to the Collateral Agent to secure the obligation of the Holders of Corporate Units to pay the Purchase Price for the shares of Common Stock (or, in the circumstances described in Section 5.08, shares of Series A Preferred Stock) under the related Purchase Contracts on the Purchase Contract Settlement Date. With respect to Separate Senior Notes upon a Successful Remarketing, any proceeds of the Remarketing attributable to the Separate Senior Notes will be remitted to the Custodial Agent for payment to the holders of Separate Senior Notes. With respect to Pledged Applicable Ownership Interests in Senior Notes, any proceeds of the Successful Remarketing in excess of the sum of the Treasury Portfolio Purchase Price plus the Separate Senior Notes Purchase Price will be remitted to the Purchase Contract Agent for payment to the Holders of the related Corporate Units.

(iv) If the Initial Remarketing is not a Successful Remarketing, it shall be deemed a “Failed Remarketing,” and so long as no Successful Remarketing has occurred, the Remarketing Agent shall, on each of the four succeeding Business Days until a Successful Remarketing occurs, attempt to remarket the Senior Notes for settlement on the Remarketing Settlement Date. If a Successful Remarketing has not occurred by the Final Remarketing Date, the Remarketing Agent will promptly return Separate Senior Notes to the Custodial Agent, in accordance with the Pledge Agreement, for delivery to the appropriate Holders.

(v) Following the occurrence of a Successful Remarketing, the Holders of Corporate Units and the Collateral Agent shall have such security interests, rights and obligations with respect to the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i) of the definition of such term) as the Holder of Corporate Units and the Collateral Agent had in respect of the Applicable Ownership Interests in Senior Notes, subject to the Pledge thereof as provided in the Pledge Agreement, and any reference herein or in the Certificates to the Applicable Ownership Interests in Senior Notes shall be deemed to be a reference to such Applicable Ownership Interests in the Treasury Portfolio and any reference herein or in the Certificates to interest on the Applicable Ownership Interests in Senior Notes shall be deemed to be a reference to corresponding distributions on such Applicable Ownership Interests in the Treasury Portfolio. The Company may cause to be made in any Corporate Units Certificates thereafter to be issued such change in phraseology and form (but not in substance) as may be appropriate to reflect the substitution of such Applicable Ownership Interests in the Treasury Portfolio for Applicable Ownership Interests in Senior Notes.

(vi) None of the Purchase Contract Agent, any Holders of Corporate Units or Holders of Senior Notes underlying Applicable Ownership Interests in Senior Notes or Separate Senior Notes whose Senior Notes are so remarketed will be responsible for the payment of any Remarketing Fee in connection therewith. The Company shall be solely responsible for the payment of the Remarketing Fee in accordance with the terms of the Remarketing Agreement.

(vii) Not later than seven calendar days nor more than fifteen calendar days prior to the Initial Remarketing Date, the Company shall request the Depositary or its nominee to notify the Beneficial Owners or Depositary Participants holding Units or Separate Senior Notes of the procedures to be followed in such Remarketing, including the procedures that must be followed if a Holder wishes to exercise its Put Right in the case where a Successful Remarketing does not occur during the Remarketing Period.

(viii) The Company agrees to use its commercially reasonable efforts to ensure that, if required by applicable law, a registration statement with regard to the full amount of the Senior Notes to be remarketed in the Initial Remarketing shall be effective and a related Prospectus shall be available with the Securities and Exchange Commission in a form that will enable the Remarketing Agent to rely on it in connection with such Remarketing.

(ix) If a Successful Remarketing has not occurred by the Final Remarketing Date, the Company shall cause a notice of a Failed Remarketing to be published (with a copy of such notice to be provided to the Purchase Contract Agent) on the Business Day immediately following the Remarketing Settlement Date, in a daily newspaper in the English language of general circulation in the City of New York, which is expected to be The Wall Street Journal.

(b) Exercise of Put Right.

(i) Unless a Successful Remarketing, Early Settlement or Cash Merger Early Settlement has occurred, or the Purchase Contract Agent has been notified of a Cash Settlement, on or prior to 11:00 a.m. (New York City time) on the second Business Day immediately preceding the Purchase Contract Settlement Date, each Holder of any Applicable Ownership Interests in Senior Notes that are a component of a Corporate Unit shall be deemed to have automatically exercised such Holder’s Put Right with respect to such Senior Notes and to have authorized the Collateral Agent to pay, in the manner provided for in the Pledge Agreement, the Purchase Price for the shares of Common Stock (or, in the circumstances described in Section 5.08, shares of Series A Preferred Stock) to be issued under the related Purchase Contract from a portion of the Proceeds of the Put Right in full satisfaction of such Holder’s obligations under the related Purchase Contract;

provided that if the Company shall fail to pay the Put Price when due, the Company shall be deemed to have netted such Holder’s obligation to pay the Company the Purchase Price under the Purchase Contracts against the Company’s obligation to pay the Put Price, in full satisfaction of such Holder’s obligation under the Purchase Contracts. Any portion of the Put Price in excess of the Stated Amount, including, but not limited to, any accrued and unpaid interest from, and including, May 15, 2011 to, but excluding, May 17, 2011, shall be remitted to the Holders together with the interest payment on the Senior Notes in respect of the interest payment date falling on May 15, 2011.

(ii) The Put Right of each Holder of Separate Senior Notes shall only be exercisable upon delivery of a notice to the Indenture Trustee by such Holder on or prior to the close of business on the second Business Day prior to the Purchase Contract Settlement Date. On or prior to the Purchase Contract Settlement Date, the Company shall deposit with the Indenture Trustee immediately available funds in an amount sufficient to pay, on the Purchase Contract Settlement Date, the aggregate Put Price of all Separate Senior Notes with respect to which a Holder has exercised a Put Right. In exchange for any Separate Senior Notes surrendered pursuant to the Put Right, the Indenture Trustee shall then distribute such amount to the Holders of such Separate Senior Notes.

(iii) Promptly after 11:00 a.m. (New York City time) on the Business Day preceding the Purchase Contract Settlement Date, the Collateral Agent, based on cash payment received by the Collateral Agent pursuant to Section 5.02(c)(iv) hereof, shall promptly notify the Purchase Contract Agent and the Indenture Trustee of the aggregate principal amount of Senior Notes underlying the Applicable Ownership Interest in Senior Notes pursuant to which a Put Right has been automatically exercised pursuant to Section 5.02(b)(i) hereof.

(c) Cash Settlement.

(i) Unless an Early Settlement or a Cash Merger Early Settlement has occurred, each Holder shall have the right (except as provided in clause (ii) below) to satisfy such Holder’s obligations under the Purchase Contract on the Purchase Contract Settlement Date in cash by notifying the Purchase Contract Agent by use of a notice in substantially the form of Exhibit E hereto delivered on or prior to 11:00 a.m. (New York City time) on the second Business Day immediately preceding the Purchase Contract Settlement Date of its intention to pay in cash (“Cash Settlement”), together with the Corporate Units Certificate or the Treasury Units Certificate, unless the Units are then issued in book-entry form, at the Corporate Trust Office. By 11:00 a.m. (New York City time) on the Business Day immediately preceding the Purchase Contract Settlement Date, the Purchase Contract Agent shall notify the Collateral Agent and the Indenture

Trustee of the receipt of such notices from Holders intending to make a Cash Settlement.

(ii) Notwithstanding the foregoing, a Holder shall not have the right to elect Cash Settlement on or prior to the Remarketing Settlement Date.

(iii) Unless the Applicable Ownership Interests in the Treasury Portfolio have replaced the Applicable Ownership Interests in Senior Notes as a component of the Corporate Units, Holders of Corporate Units may make Cash Settlements only in integral multiples of 20 Corporate Units. If the Applicable Ownership Interests in the Treasury Portfolio have replaced the Applicable Ownership Interests in Senior Notes as a component of the Corporate Units, Holders of Corporate Units may make Cash Settlements only in integral multiples of 360,000 Corporate Units. Holders of Treasury Units may make Cash Settlements only in integral multiples of 20 Treasury Units.

(iv) A Holder who has so notified the Purchase Contract Agent of its intention to effect a Cash Settlement shall pay the Purchase Price to the Collateral Agent for deposit in the Collateral Account prior to 11:00 a.m. (New York City time) on the Business Day immediately preceding the Purchase Contract Settlement Date, in lawful money of the United States by certified or cashiers’ check or wire transfer, in each case in immediately available funds payable to or upon the order of the Securities Intermediary. Any cash so received shall be invested promptly by the Securities Intermediary in Permitted Investments and paid to the Company on the Purchase Contract Settlement Date in settlement of the Purchase Contracts in accordance with the terms of this Agreement and the Pledge Agreement. Any funds received by the Securities Intermediary in respect of the investment earnings from such Permitted Investments in excess of the Purchase Price for the shares of Common Stock (or, in the circumstances described in Section 5.08, shares of Series A Preferred Stock) to be purchased by such Holder shall be distributed to the Purchase Contract Agent when received for payment to the Holder.

(v) If a Holder of a Corporate Unit (with respect to which the Applicable Ownership Interest in the Treasury Portfolio has not replaced the Applicable Ownership Interest in Senior Notes as a component of the Corporate Unit) does not notify the Purchase Contract Agent of its intention to make a Cash Settlement in accordance with Section 5.02(c)(i) above, or does notify the Purchase Contract Agent in accordance with Section 5.02(c)(i) above but fails to make such payment as required by Section 5.02(c)(iv) above, such Holder shall be deemed to have automatically exercised such Holder’s Put Right as described in paragraph Section 5.02(b)(i) above.

(vi) If a Holder of a Treasury Unit or Corporate Unit (with respect to which the Applicable Ownership Interest in the Treasury Portfolio has replaced the Applicable Ownership Interest in Senior Notes as a component of such Corporate Unit) fails to notify the Purchase Contract Agent of its intention to make a Cash Settlement in accordance with Section 5.02(c)(i), or does notify the Purchase Contract Agent as provided in Section 5.02(c)(i) of its intention to pay the Purchase Price in cash, but fails to make such payment as required by Section 5.02(c)(iv), then upon the maturity of the Pledged Treasury Securities or the Pledged Applicable Ownership Interests in the Treasury Portfolio held by the Securities Intermediary on or prior to the Business Day immediately preceding the Purchase Contract Settlement Date, the principal amount of the Treasury Securities or the Pledged Applicable Ownership Interests in the Treasury Portfolio received by the Collateral Agent shall be invested promptly in Permitted Investments. On the Purchase Contract Settlement Date, an amount equal to the Purchase Price shall be remitted to the Company as payment of such Holder’s obligation to pay such Purchase Price under the related Purchase Contracts without receiving any instructions from the Holder. In the event the sum of the Proceeds from the related Pledged Treasury Securities or Pledged Applicable Ownership Interests in the Treasury Portfolio and the Proceeds from such Permitted Investments is in excess of the aggregate Purchase Price, the Collateral Agent shall cause the Securities Intermediary to distribute such excess to the Purchase Contract Agent for the benefit of the Holder of the related Treasury Units or Corporate Units when received.

(d) Any distribution to Holders of any payments described above shall be payable at the office of the Purchase Contract Agent in New York City maintained for that purpose or, at the option of the Holder, by check mailed to the address of the Person entitled thereto at such address as it appears on the Security Register.

(e) Upon Cash Settlement of any Purchase Contract:

(i) the Collateral Agent will in accordance with the terms of the Pledge Agreement cause the Pledged Applicable Ownership Interests in Senior Notes, the Pledged Applicable Ownership Interests in the Treasury Portfolio or the Pledged Treasury Securities, as the case may be, underlying the relevant Units to be released from the Pledge, free and clear of any security interest of the Company, and transferred to the Purchase Contract Agent for delivery to the Holder thereof or its designee as soon as practicable; and

(ii) subject to the receipt thereof, the Purchase Contract Agent shall, by book-entry transfer or other appropriate procedures, in accordance with written instructions provided by the Holder thereof, transfer such Applicable Ownership Interest in Senior Notes, Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i) of the definition of such term) or Treasury Securities, as the case may be (or, if no such instructions are given to the Purchase Contract Agent by the Holder, the Purchase Contract Agent shall hold such Applicable Ownership Interests in Senior Notes, Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i) of the definition of such term) or Treasury Securities, as the case may be, and any interest payment thereon, in the name of the Purchase Contract Agent or its nominee in trust for the benefit of such Holder until the expiration of the time period specified in the abandoned property laws of the relevant state where such property is held).

(f) The obligations of the Holders to pay the Purchase Price are non-recourse obligations and, except to the extent satisfied by Early Settlement, Cash Merger Early Settlement or Cash Settlement, are payable solely out of the proceeds of any Collateral pledged to secure the obligations of the Holders, and in no event will Holders be liable for any deficiency between the proceeds of the disposition of Collateral and the Purchase Price.

Section 5.03. Issuance of Shares of Common Stock or Series A Preferred Stock. Unless a Termination Event, an Early Settlement or a Cash Merger Early Settlement shall have occurred, subject to Section 5.04(b), on the Purchase Contract Settlement Date upon receipt of the aggregate Purchase Price payable on all Outstanding Units, the Company shall issue and deposit with the Purchase Contract Agent, for the benefit of the Holders of the Outstanding Units, one or more certificates representing newly issued shares of Common Stock (or, in the circumstances described in Section 5.08, shares of Series A Preferred Stock) registered in the name of the Purchase Contract Agent (or its nominee) as custodian for the Holders (such certificates for shares of Common Stock (or, in the circumstances described in Section 5.08, shares of Series A Preferred Stock), together with any dividends or distributions for which a record date and payment date for such dividend or distribution has occurred after the Purchase Contract Settlement Date, being hereinafter referred to as the “Purchase Contract Settlement Fund”) to which the Holders are entitled hereunder.

Subject to the foregoing, upon surrender of a Certificate to the Purchase Contract Agent on or after the Purchase Contract Settlement Date, Early Settlement Date or Cash Merger Early Settlement Date, as the case may be, together with settlement instructions thereon duly completed and executed, the Holder of such Certificate shall be entitled to receive forthwith in exchange therefor a certificate representing that number of newly issued whole shares of Common Stock (or, in the circumstances described in Section 5.08, shares of Series A Preferred Stock) which such Holder is entitled to receive pursuant to the provisions of this Article 5 (after taking into account all Units then held by such Holder), together with cash in lieu of fractional shares as provided in Section 5.09 and any dividends or distributions with respect to such shares constituting part of the Purchase Contract Settlement Fund, but without any interest thereon, and the Certificate so surrendered shall forthwith be cancelled. Such shares shall be registered in the name of the Holder or the Holder’s designee as specified in the settlement instructions provided by the Holder to the Purchase Contract Agent. If any shares of Common Stock (or, in the circumstances described in Section 5.08, shares of Series A Preferred Stock) issued in respect of a Purchase Contract are to be registered to a Person other than the Person in whose name the Certificate evidencing such Purchase Contract is registered (but excluding any Depositary or nominee thereof), no such registration shall be made unless the Person requesting such registration has paid any transfer and other taxes required by reason of such registration in a name other than that of the registered Holder of the Certificate evidencing such Purchase Contract or has established to the satisfaction of the Company that such tax either has been paid or is not payable. Notwithstanding the foregoing, shares of Series A Preferred Stock need not be issued in whole shares, but may be issued in fractional shares in accordance with Section 5.09(b).

Section 5.04. Adjustment of Each Fixed Settlement Rate.

(a) Each Fixed Settlement Rate shall be subject to the following adjustments:

(i) Stock Dividends. In case the Company shall pay or make a dividend or other distribution on the Common Stock in Common Stock, each Fixed Settlement Rate, as in effect at the opening of business on the day following the date fixed for the determination of stockholders of the Company entitled to receive such dividend or other distribution shall be increased by dividing each Fixed Settlement Rate by a fraction of which (A) the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and (B) the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, each such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the avoidance of doubt, if any dividend or distribution described in this paragraph is declared but not so paid or made, the new Fixed Settlement Rate shall be readjusted to the Fixed Settlement Rate that would then be in effect if such dividend or distribution had not been declared upon the failure to pay or make such dividend or distribution.

(ii) Stock Purchase Rights. In case the Company shall issue to all or substantially all holders of its Common Stock rights, options, warrants or other securities, entitling them to subscribe for or purchase shares of Common Stock for a period expiring within 60 days from the date of issuance of such rights, options, warrants or other securities at a price per share of Common Stock less than the Current Market Price on the date fixed for the determination of stockholders of the Company entitled to receive such rights, options, warrants or securities (other than pursuant to a dividend reinvestment, share purchase or similar plan), each Fixed Settlement Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing each Fixed Settlement Rate by a fraction, (A) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate consideration expected to be received by the Company upon the exercise, conversion or exchange of such rights, options, warrants or securities (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) would purchase at such Current Market Price and (B) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, either directly or indirectly, each such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the avoidance of doubt, if any right, option, warrant or other security described in this paragraph is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the new Fixed Settlement Rate shall be readjusted to the Fixed Settlement Rate that would then be in effect if such right, option, warrant or other security had not been so issued upon such expiration.

(iii) Stock Splits; Reverse Splits; and Combinations. In case outstanding shares of Common Stock shall be subdivided, split or reclassified into a greater number of shares of Common Stock, each Fixed Settlement Rate in effect at the opening of business on the day following the day upon which such subdivision, split or reclassification becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall each be combined or reclassified into a smaller number of shares of Common Stock, each Fixed Settlement Rate in effect at the opening of business on the day following the day upon which such combination or reclassification becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision, split, combination or reclassification becomes effective.

(iv) Debt, Asset or Security Distributions. (1) In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock evidences of its indebtedness, assets (including cash) or securities (but excluding any rights, options, warrants or other securities referred to in paragraph (a)(ii) of this Section 5.04, any dividend or distribution paid exclusively in cash referred to in paragraph (a)(v) of this Section 5.04 and any dividend or distribution of, shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of a Spin-Off referred to in the next subparagraph or dividend or distribution referred to in paragraph (a)(i) of this Section 5.04), each Fixed Settlement Rate shall be increased by dividing each Fixed Settlement Rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders of the Company entitled to receive such distribution by a fraction, (A) the numerator of which shall be the Current Market Price on the date fixed for such determination less the then fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of the portion of the assets, securities or evidences of indebtedness so distributed applicable to one share of Common Stock and (B) the denominator of which shall be such Current Market Price, such adjustment to become effective immediately after the opening of business on the day following the date fixed for the determination of stockholders of the Company entitled to receive such distribution. In any case in which this paragraph (a)(iv)(1) is applicable, paragraph (a)(iv)(2) of this Section 5.04 shall not be applicable. For the avoidance of doubt, if any dividend or distribution described in this paragraph (iv) is declared but not so paid or made, the new Fixed Settlement Rate shall be readjusted to the Fixed Settlement Rate that would then be in effect if such dividend or distribution had not been declared upon the failure to pay or make such dividend or distribution.

(2) In the case of a Spin-Off, each Fixed Settlement Rate in effect immediately before the close of business on the record date fixed for determination of stockholders of the Company entitled to receive that distribution will be increased by dividing each Fixed Settlement Rate by a fraction, the (A) numerator of which is the Current Market Price and (B) the denominator of which is the Current Market Price plus the Fair Market Value of the portion of those shares of capital stock or similar equity interests so distributed applicable to one share of Common Stock. Any adjustment to the Fixed Settlement Rate under this paragraph (a)(iv)(2) will occur on the date that is the earlier of (x) the 10th Trading Day from, and including, the effective date of the Spin-Off and (y) the date of the securities being offered in the Initial Public Offering of the Spin-Off, if that Initial Public Offering is effected simultaneously with the Spin-Off.

(v) Cash Distributions. In case the Company shall, by dividend or otherwise, make distributions to all or substantially all holders of the Common Stock exclusively in cash during any quarterly period (excluding any cash that is distributed in a Reorganization Event to which Section 5.04(b) applies or as part of a distribution referred to in paragraph (a)(iv) of this Section 5.04) in an amount in excess of $0.01 per share of Common Stock (the “Reference Dividend”), immediately after the close of business on such date for determination, each Fixed Settlement Rate shall be increased by dividing each Fixed Settlement Rate in effect immediately prior to the close of business on the date fixed for determination of the stockholders of the Company entitled to receive such distribution by a fraction, (A) the numerator of which shall be equal to the Current Market Price on the date fixed for such determination less the per share amount of the distribution and (B) the denominator of which shall be equal to the Current Market Price on the date fixed for such determination minus the Reference Dividend.

The Reference Dividend shall be subject to adjustment on account of the event set forth in paragraphs (i), (ii), (iii), (iv) and (vi). Any such adjustment shall be effected by multiplying the Reference Dividend by a fraction, the numerator of which will equal the Fixed Settlement Rate in effect immediately prior to the adjustment on account of such events and the denominator of which will equal the Fixed Settlement Rate as adjusted. For the avoidance of doubt, if any dividend or distribution described in this paragraph (v) is declared but not so paid or made, the new Fixed Settlement Rate shall be readjusted to the Fixed Settlement Rate that would then be in effect if such dividend or distribution had not been declared upon the failure to pay or make such dividend or distribution.

(vi) Tender Offers and Exchange Offers. In the case that a tender or exchange offer made by the Company or any subsidiary of the Company for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended through the expiration thereof) shall require the payment to stockholders of the Company (based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of Purchased Shares) of an aggregate consideration having a fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) per share of the Common Stock that exceeds the Closing Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, then, immediately prior to the opening of business on the day after the date of the last time (the “Expiration Time”) tenders or exchanges could have been made pursuant to such tender or exchange offer (as amended through the Expiration Time), each Fixed Settlement Rate shall be increased by dividing each Fixed Settlement Rate immediately prior to the close of business on the date of the Expiration Time by a fraction (A) the numerator of which shall be equal to (x) the product of (I) the Current Market Price on the date of the Expiration Time and (II) the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the date of the Expiration Time less (y) the amount of cash plus the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders of the Company pursuant to the tender or exchange offer (assuming the acceptance, up to any maximum specified in the terms of the tender or exchange offer, of Purchased Shares), and (B) the denominator of which shall be equal to the product of (x) the Current Market Price on the date of the Expiration Time and (y) the result of (I) the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the date of the Expiration Time less (II) the number of all shares validly tendered or exchanged, not withdrawn and accepted for payment on the date of the Expiration Time (such validly tendered or exchanged shares, up to any such maximum, being referred to as the “Purchased Shares”).

(vii) If any adjustments are made to each Fixed Settlement Rate pursuant to this Section 5.04(a), an adjustment shall also be made to the Applicable Market Value solely to determine which of clauses (i), (ii) or (iii) of the definition of Settlement Rate in Section 5.01(a) will apply on the Purchase Contract Settlement Date or any Cash Merger Early Settlement Date. Such adjustment shall be made by multiplying the Applicable Market Value by the Adjustment Factor. The “Adjustment Factor” means, initially, a fraction the numerator of which shall be the Maximum Settlement Rate immediately after the first adjustment to each Fixed Settlement Rate pursuant to this Section 5.04(a) and the denominator of which shall be the Maximum Settlement Rate immediately prior to such adjustment. Each time an adjustment is required to be made to each Fixed Settlement Rate pursuant to this Section 5.04(a), the Adjustment Factor shall be multiplied by a fraction the numerator of which shall be the Maximum Settlement Rate immediately after such adjustment to each Fixed Settlement Rate pursuant to this Section 5.04(a) and the denominator of which shall be the Maximum Settlement Rate immediately prior to such adjustment. Notwithstanding the foregoing, if any adjustment to each Fixed Settlement Rate is required to be made pursuant to the occurrence of any of the events contemplated by this Section 5.04(a) during the Observation Period, the 20 individual Volume Weighted Average Prices used to determine the Applicable Market Value shall be adjusted rather than the Applicable Market Value and the Applicable Market Value shall be determined by (A) multiplying the Volume Weighted Average Prices for Trading Days prior to such adjustment to each Fixed Settlement Rate by the Adjustment Factor in effect prior to such adjustment, (B) multiplying the Volume Weighted Average Prices for Trading Days following such adjustment by the Adjustment Factor reflecting such adjustment, and (C) dividing the sum of all such adjusted Volume Weighted Average Prices by 20.

(viii) Calculation of Adjustments. All adjustments to the Fixed Settlement Rate shall be calculated to the nearest 1/10,000th of a share of Common Stock (or if there is not a nearest 1/10,000th of a share to the next lower 1/10,000th of a share). No adjustment in the Fixed Settlement Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein; provided, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and provided further that effect shall be given to all adjustments not later than the applicable Cash Merger Early Settlement Date, Early Settlement Date or Purchase Contract Settlement Date for a Unit.

(ix) Increase of Settlement Rate. The Company may make such increases in the Settlement Rate, in addition to those required by this Section 5.04(a), as the Board of Directors considers advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reasons.

(x) If the Company hereafter adopts any stockholder rights plan involving the issuance of preference share purchase rights or other similar rights (the “Rights”) to all holders of the Common Stock, a Holder shall be entitled to receive upon settlement of any Purchase Contract, in addition to the shares of Common Stock issuable upon settlement of such Purchase Contract, the related Rights for the Common Stock, unless such rights plan has expired or terminated or such Rights under the future stockholder rights plan have separated from the Common Stock at the time of conversion, in which case each Settlement Rate shall be adjusted as provided in Section 5.04(a)(i) or (iv) on the date such Rights separate from the Common Stock, subject to readjustment in the event of the expiration, termination or redemption of such rights. For the avoidance of doubt, a distribution of rights pursuant to such a stockholder rights plan shall not trigger a Fixed Settlement Rate adjustment pursuant to Section 5.04(a)(ii) or (iv).

No adjustment to the Settlement Rate need be made if Holders may participate in the transaction that would otherwise give rise to an adjustment, so long as the distributed assets or securities the Holders would receive upon settlement of Units, if convertible, exchangeable, or exercisable, are convertible, exchangeable or exercisable, as applicable, without any loss of rights or privileges for a period of at least 60 days following settlement of the Units.

The Fixed Settlement Rate shall not be adjusted:

(1) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(2) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its subsidiaries;

(3) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Units were first issued;

(4) for a change in the par value of the Common Stock; or

(5) for accumulated and unpaid dividends, other than to the extent contemplated by Section 5.04(a) hereof.

(xi) The reclassification of Common Stock into securities including securities other than Common Stock (other than any reclassification upon a Reorganization Event to which Section 5.04(b)(i) applies) shall be deemed to involve:

(A) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be “the date fixed for the determination of shareholders entitled to receive such distribution” and the “date fixed for such determination” within the meaning of paragraph (iv) of this Section); and

(B) a subdivision, split or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be “the day upon which such subdivision or split becomes effective” or “the day upon which such combination becomes effective,” as the case may be, and “the day upon which such subdivision, split or combination becomes effective” within the meaning of paragraph (iii) of this Section).

(b) Adjustment for Consolidation, Merger or Other Reorganization Event.

(i) Upon a Reorganization Event, each Unit shall thereafter, in lieu of a variable number of shares of Common Stock, be settled by delivery of a variable number of Exchange Property Units. Following the occurrence of any such event, references in this Agreement to the purchase or issuance of shares of Common

Stock shall be construed to be references to settlement into Exchange Property Units and references herein to the purchase or issuance of any specified number of shares of Common Stock upon the settlement of the Purchase Contracts will be construed to be references to settlements into the same number of Exchange Property Units. An “Exchange Property Unit” represents the right to receive the kind and amount of securities, cash and other property receivable in such Reorganization Event (without any interest thereon, and without any right to dividends or distributions thereon that have a record date that is prior to the applicable Settlement Date) per share of Common Stock by a holder of Common Stock that is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale, transfer lease or conveyance was made or with whom shares were exchanged pursuant to any such statutory share exchange, as the case may be (any such Person, a “Constituent Person”), or an Affiliate of a Constituent Person to the extent such Reorganization Event provides for different treatment of Common Stock held by Affiliates of the Company and non-Affiliates. In the event holders of Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the Exchange Property Unit that Holders of the Corporate Units or Treasury Units would have been entitled to receive will be deemed to be (A) the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make an election or (B) if no holders of Common Stock affirmatively make such an election, the types and amounts of consideration actually received by such holders. The number of Exchange Property Units to be delivered upon settlement of a Purchase Contract following the effective date of a Reorganization Event shall equal the Settlement Rate, subject to adjustment as provided in Section 5.04, determined as if the references to “shares of Common Stock” in Section 5.01(a)(i), (ii) and (iii) were to “Exchange Property Units.”

In the event of such a Reorganization Event, the Person formed by such consolidation or merger, the Person which acquires the assets of the Company or the Person with whom such statutory share exchange was made, shall execute and deliver to the Purchase Contract Agent an agreement supplemental hereto providing that the Holder of each Unit that remains Outstanding after the Reorganization Event (if any) shall have the rights provided by this Section 5.04(b). Such supplemental agreement shall provide for adjustments to the amount of any securities constituting all or a portion of an Exchange Property Unit which, for events subsequent to the effective date of such Reorganization Event, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5.04. The above provisions of this Section 5.04(b) shall similarly apply to successive Reorganization Events.

(ii) (A) Prior to the Purchase Contract Settlement Date, if the Company enters into a consolidation, acquisition or merger, or a sale of all or substantially all of the assets of the Company, in each case in which 10% or more of the consideration received by holders of Common Stock consists of cash or cash equivalents (a “Cash Merger”), then following such Cash Merger a Holder of a Unit will have the right to accelerate and settle (“Cash Merger Early

Settlement”) its Purchase Contract, upon the conditions set forth below, at the Settlement Rate (determined as if the Applicable Market Value equaled the Stock Price), and receive (unless the price paid per share of Common Stock in the Cash Merger is in excess of $35.00, subject to adjustment) an additional make-whole amount of shares (the “Make-Whole Share Amount”); provided that no Cash Merger Early Settlement will be permitted pursuant to this Section 5.04(b)(ii) unless, at the time such Cash Merger Early Settlement is effected, there is a Registration Statement in effect and a Prospectus available with respect to any securities to be issued and delivered in connection with such Cash Merger Early Settlement, if such a Registration Statement and Prospectus are required (in the view of counsel, which need not be in the form of a written opinion, for the Company) under the Securities Act. If such a Registration Statement and Prospectus are so required, the Company covenants and agrees to use its commercially reasonable efforts to have a Registration Statement in effect and a related Prospectus available covering any securities to be delivered in respect of the Purchase Contracts being settled, in each case in a form that may be used in connection with such Cash Merger Early Settlement. In the event that a Holder seeks to exercise its Cash Merger Early Settlement right and a Registration Statement and Prospectus are required to be effective in connection with the exercise of such right but no such Registration Statement is then effective or such Prospectus is available, the Holder’s exercise of such right shall be void unless and until such a Registration Statement shall be effective and a Prospectus available and the Company shall have no further obligation with respect to any such Registration Statement or Prospectus if, notwithstanding using its commercially reasonable efforts, no Registration Statement is then effective or Prospectus is available.

(B) If a Holder elects a Cash Merger Early Settlement of some or all of its Purchase Contracts, such Holder shall be entitled to receive, on the Cash Merger Early Settlement Date, the aggregate amount of any accrued and unpaid Contract Adjustment Payments, with respect to such Purchase Contracts. The Company shall pay such amount as a credit against the amount otherwise payable by such Holder to effect such Cash Merger Early Settlement.

(C) Within five Business Days of the completion of a Cash Merger, the Company shall provide written notice to Holders of Units of such completion of a Cash Merger, which shall specify (1) the deadline for submitting the notice to settle early in cash pursuant to this Section 5.04(b)(ii) and how and where such notice to settle early should be delivered, (2) the date on which such Cash Merger Early Settlement shall occur (which date shall be at least ten days after the date of the notice but not later than the earlier of (x) 20 days after the date of such notice and (y) two Business Days prior to the Purchase Contract Settlement Date) (the “Cash Merger Early Settlement Date”), (3) the amount of cash payable in respect of the exercise of such Cash Merger Early Settlement (giving effect to the credit for any accrued and unpaid Contract Adjustment

Payments as provided in the preceding paragraph), (4) the applicable Settlement Rate, (5) the Make-Whole Share Amount and (6) the amount (per share of Common Stock) of cash, securities and other consideration receivable by the Holder, including any amount of Contract Adjustment Payments receivable, upon settlement.

(D) Corporate Units Holders (unless Applicable Ownership Interests in the Treasury Portfolio have replaced the Applicable Ownership Interests in Senior Notes as a component of the Corporate Units) and Treasury Units Holders may only effect Cash Merger Early Settlement pursuant to this Section 5.04(b)(ii) in integral multiples of 20 Corporate Units or Treasury Units, as the case may be. If Applicable Ownership Interests in the Treasury Portfolio have replaced the Applicable Ownership Interests in Senior Notes as a component of the Corporate Units, Corporate Units Holders may only effect Cash Merger Early Settlement pursuant to this Section 5.04(b)(ii) in multiples of 360,000 Corporate Units; provided that the Company shall attempt to allow Holders of fewer than 360,000 Corporate Units to exercise the right to effect Cash Merger Early Settlement by aggregating the total number of Corporate Units in respect of which the Holders have elected to exercise such right. Any such aggregation will be made on a Pro Rata basis to the extent that any such aggregation does not allow each Holder to exercise such right in full. Other than the provisions relating to timing of notice and settlement, which shall be as set forth above, the provisions of Section 5.01 shall apply with respect to a Cash Merger Early Settlement pursuant to this Section 5.04(b)(ii).

(E) In order to exercise the right to effect Cash Merger Early Settlement with respect to any Purchase Contracts, the Holder of the Certificate evidencing Units shall deliver to the Purchase Contract Agent, no later than the close of business on the third Business Day immediately preceding the Cash Merger Early Settlement Date, such Certificate to the Purchase Contract Agent at the Corporate Trust Office duly endorsed for transfer to the Company or in blank with the form of Election to Settle Early on the reverse thereof duly completed and accompanied by payment (payable to the Company in immediately available funds) in an amount equal to the excess of:

(x) product of (1) the Stated Amount multiplied by (2) the number of Purchase Contracts with respect to which the Holder has elected to effect Cash Merger Early Settlement, over

(y) the amount of any accrued and unpaid Contract Adjustment Payments (excluding, if the Cash Merger Early Settlement occurs after the Record Date for such Contract Adjustment Payments, the amount of such payments to be made on the Payment Date immediately succeeding such Record Date).

(F) In the event that Units are held by or through DTC or another Depositary, the exercise of the right to effect Cash Merger Early Settlement shall occur in conformity with the procedures established by DTC or such Depositary.

(G) Upon receipt of any such Certificate and payment of such funds, the Purchase Contract Agent shall pay the Company from such funds the related Purchase Price pursuant to the terms of the related Purchase Contracts, and notify the Collateral Agent that all the conditions necessary for a Cash Merger Early Settlement by a Holder of Units have been satisfied pursuant to which the Purchase Contract Agent has received from such Holder, and paid to the Company as confirmed in writing by the Company, the related Purchase Price.

(H) Upon receipt by the Collateral Agent of the notice from the Purchase Contract Agent set forth in the preceding paragraph, the Collateral Agent shall release from the Pledge (1) the Senior Notes underlying the Pledged Applicable Ownership Interests in Senior Notes or the Pledged Applicable Ownership Interests in the Treasury Portfolio, in the case of a Holder of Corporate Units, or (2) the Pledged Treasury Securities, in the case of a Holder of Treasury Units, in each case with a Value equal to the product of (x) the Stated Amount multiplied by (y) the number of Purchase Contracts as to which such Holder has elected to effect Cash Merger Early Settlement, and shall instruct the Securities Intermediary to Transfer all such Pledged Applicable Ownership Interests in the Treasury Portfolio, Senior Notes underlying Pledged Applicable Ownership Interests in Senior Notes or Pledged Treasury Securities, as the case may be, to the Purchase Contract Agent for distribution to such Holder, in each case free and clear of the Pledge.

(I) If a Holder properly effects an effective Cash Merger Early Settlement in accordance with the provisions of this Section 5.04(b)(ii), the Company will deliver (or will cause the Collateral Agent to deliver) to the Holder on the Cash Merger Early Settlement Date:

(1) the kind and amount of securities, cash and other property receivable upon such Cash Merger by a Holder of the number of shares of Common Stock (assuming the Authorized Share Condition has been satisfied) issuable on account of each Purchase Contract if the Purchase Contract Settlement Date had occurred immediately prior to such Cash Merger (based on the Settlement Rate in effect at such time plus the Make-Whole Share Amount), assuming such Holder of Common Stock is not a Constituent Person or an Affiliate of a Constituent Person to the extent such Cash Merger provides for different treatment of Common Stock held by Affiliates of the Company and non-Affiliates. In the event holders of Common Stock have the opportunity to elect the form of consideration to be received in the Cash Merger, the kind and amount of securities, cash and other property receivable by Holders of the Corporate Units or Treasury Units exercising their right to effect a Cash Merger Early Settlement will be deemed to be (A) the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make an election or (B) if no holders of Common Stock affirmatively make such an election, the types and amounts of consideration actually received by such holders. For the avoidance of doubt, for the purposes of determining the Applicable Market Value (in connection with determining the appropriate Settlement Rate to be applied in the foregoing sentence), the date of the closing of the Cash Merger shall be deemed to be the Purchase Contract Settlement Date;

(2) the Senior Notes underlying Pledged Applicable Ownership Interests in Senior Notes, the Applicable Ownership Interests in the Treasury Portfolio or Treasury Securities, as the case may be, related to the Purchase Contracts with respect to which the Holder is effecting a Cash Merger Early Settlement;

(3) any accrued and unpaid Contract Adjustment Payments (to the extent such payments are not offset to settle the Purchase Contracts); and

(4) if so required under the Securities Act, a Prospectus as contemplated by this Section 5.04(b)(ii).

(J) The Corporate Units or the Treasury Units of the Holders who do not elect Cash Merger Early Settlement in accordance with Section 5.04(b)(ii) will continue to remain outstanding and be subject to settlement on the Purchase Contract Settlement Date in accordance with the terms hereof.

(iii) (A) The Make-Whole Share Amounts applicable to a Cash Merger Early Settlement will be determined by reference to the table below, based on the date on which the Cash Merger becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid per share for Common Stock in such Cash Merger. If holders of Common Stock receive only cash in such transaction, the Stock Price paid per share will be the cash amount paid per share. Otherwise, the Stock Price paid per share will be the average of the Closing Prices of the Common Stock on the 20 Trading Days prior to, but not including, the Effective Date of such Cash Merger.

Stock Price on Effective Date
	$ 2.50	$ 4.00	$ 5.50	$ 6.75	$ 7.97	$ 10.00	$ 12.50	$ 15.00	$ 20.00	$ 25.00	$ 30.00	$35.00
Effective Date
March 12, 2008	3.8034	1.6454	0.6772	0.2346	1.0941	0.8253	0.6485	0.5476	0.4357	0.3707	0.3250	0.2897
May 15, 2009	2.6529	1.0134	0.2107	0.0000	0.7524	0.5517	0.4358	0.3768	0.3126	0.2707	0.2377	0.2108
May 15, 2010	1.5362	0.5311	0.0000	0.0000	0.4664	0.3112	0.2467	0.2217	0.1892	0.1609	0.1375	0.1192
May 17, 2011	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

(B) The Stock Prices set forth in the first row of the table (i.e., the column headers) will be adjusted upon the occurrence of certain events requiring adjustments to each Fixed Settlement Rate pursuant to Section 5.04(a).

(C) Each of the Make-Whole Share Amounts set forth in the table will be subject to adjustment in the same manner as the Fixed Settlement Rates as set forth in Section 5.04(a).

(D) If the Stock Price or Effective Date applicable to a Cash Merger is not expressly set forth on the table, then the Make-Whole Share Amount will be determined as follows:

(1) if the Stock Price is between two Stock Price amounts on the table or the Effective Date is between two dates on the table, the Make-Whole Share Amount will be determined by straight-line interpolation between the Make-Whole Share Amounts set forth for the higher and lower Stock Price amounts and the two dates, as applicable, based on a 360-day year;

(2) if the Stock Price is in excess of $35.00 per share (subject to adjustment as set forth in Section 5.04(a)), then the Make-Whole Share Amount shall be zero; and

(3) if the Stock Price is less than $2.50 per share (subject to adjustment as set forth in Section 5.04(a)) (the “Minimum Stock Price”), then the Make-Whole Share Amount shall be determined as if the Stock Price equaled the Minimum Stock Price, using straight-line interpolation, as described in clause (1) above, if the Effective Date is between two dates on the table.

(E) All calculations and determinations pursuant to this Section 5.04 shall be made by the Company or its agent.

Section 5.05. Notice of Adjustments and Certain Other Events.

(a) Whenever the Settlement Rate is adjusted as herein provided, the Company shall as soon as practicable after an adjustment to the Settlement Rate pursuant to Section 5.04 (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware):

(i) compute the adjusted Fixed Settlement Rate in accordance with Section 5.04 and prepare and transmit to the Purchase Contract Agent an Officers’ Certificate setting forth the adjusted Fixed Settlement Rate, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based; and

(ii) provide a written notice to the Holders of the Units of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to each Fixed Settlement Rate was determined and setting forth the adjusted Fixed Settlement Rate.

(b) The Purchase Contract Agent shall not at any time be under any duty or responsibility to any Holder of Units to determine whether any facts exist which may require any adjustment of the Fixed Settlement Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Purchase Contract Agent shall be fully authorized and protected in relying on any Officers’ Certificate delivered pursuant to Section 5.05(a)(i) and any adjustment contained therein and the Purchase Contract Agent shall not be deemed to have knowledge of any adjustment unless and until it has received such certificate. The Purchase Contract Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock (or, in the circumstances described in Section 5.08, shares of Series A Preferred Stock), or of any securities or property, which may at the time be issued or delivered with respect to any Purchase Contract; and the Purchase Contract Agent makes no representation with respect thereto. The Purchase Contract Agent shall not be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock (or, in the circumstances described in Section 5.08, shares of Series A Preferred Stock) pursuant to a Purchase Contract or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article.

Section 5.06. Termination Event; Notice.

The Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay any Contract Adjustment Payments (including any accrued and unpaid Contract Adjustment Payments), if the Company shall have such obligation, and the rights and obligations of Holders to purchase Common Stock (or, in the circumstances described in Section 5.08, shares of Series A Preferred Stock), shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Purchase Contract Agent or the Company, if, prior to or on the Purchase Contract Settlement Date, a Termination Event shall have occurred. In the event of such a termination of the Purchase Contracts, Holders will not have a claim in bankruptcy under the Purchase Contract with respect to the Company’s issuance of Common Stock or the right to receive Contract Adjustment Payments.

Upon and after the occurrence of a Termination Event, the Units shall thereafter represent the right to receive the Applicable Ownership Interests in Senior Notes, the Treasury Securities or the Applicable Ownership Interests in the Treasury Portfolio, as the case may be, forming part of such Units, in accordance with the provisions of Section 5.04 of the Pledge Agreement.

Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two Business Days thereafter give written notice to the Purchase Contract Agent, the Collateral Agent and the Holders, at their addresses as they appear in the Security Register.

Section 5.07. Early Settlement. (a) Subject to and upon compliance with the provisions of this Section 5.07, at the option of the Holder thereof, Purchase Contracts underlying Units may be settled (“Early Settlement”) at any time prior to 5:00 p.m. (New York City time) on the second Business Day immediately preceding the Purchase Contract Settlement Date (except as provided in clause (c) below); provided that no Early Settlement will be permitted pursuant to this Section 5.07 unless, at the time such Early Settlement is effected, there is an effective Registration Statement and Prospectus available with respect to any securities to be issued and delivered in connection with such Early Settlement, if such a Registration Statement and Prospectus are required (in the view of counsel, which need not be in the form of a written opinion, for the Company) under the Securities Act. If such a Registration Statement and Prospectus are so required, the Company covenants and agrees to use commercially reasonable efforts to have a Registration Statement in effect and Prospectus available covering any securities to be delivered in respect of the Purchase Contracts being settled, in each case in a form that may be used in connection with such Early Settlement. Should the Company be unable to deliver registered shares of Common Stock or other securities to be delivered in respect of the Purchase Contracts, the Holder shall not be able to elect an Early Settlement until such time that registered shares of Common Stock or other securities are available, and if this occurs there is no obligation on the part of the Company to net cash settle the Purchase Contracts.

(b) In order to exercise the right to effect Early Settlement with respect to any Purchase Contracts, the Holder of the Certificate evidencing Units shall deliver, at any time prior to 5:00 p.m. (New York City time) on the second Business Day immediately preceding the Purchase Contract Settlement Date (except as provided in clause (c) below), such Certificate to the Purchase Contract Agent at the Corporate Trust Office duly endorsed for transfer to the Company or in blank with the form of Election to Settle Early on the reverse thereof duly completed and accompanied by payment (payable to the Company in immediately available funds) in an amount (the “Early Settlement Amount”) equal to the sum of:

(i) the product of (A) the Stated Amount multiplied by (B) the number of Purchase Contracts with respect to which the Holder has elected to effect Early Settlement, plus

(ii) if such delivery is made with respect to any Purchase Contracts during the period after the close of business on any Record Date next preceding any Payment Date and prior to the opening of business on such Payment Date, an amount equal to the Contract Adjustment Payments payable on such Payment Date with respect to all such Purchase Contracts.

In the case of Book-Entry Interests, each Beneficial Owner electing Early Settlement must deliver the Early Settlement Amount to the Purchase Contract Agent along with a facsimile of the Election to Settle Early form duly completed, make book-entry transfer of such Book-Entry Interests and comply with the applicable procedures of the Depositary.

(c) Notwithstanding the foregoing, a Holder shall not have the right to elect Early Settlement during the period beginning on and including the Business Day immediately preceding the Initial Remarketing Date and ending on and including the Remarketing Settlement Date.

(d) Except as provided in Section 5.07(b)(ii) above, no payment shall be made upon Early Settlement of any Purchase Contract on account of any Contract Adjustment Payments accrued on such Purchase Contract or on account of any dividends on the Common Stock (or, in the circumstances described in Section 5.08, shares of Series A Preferred Stock) issued upon such Early Settlement. If the foregoing requirements are first satisfied with respect to Purchase Contracts underlying any Units on or prior to 5:00 p.m. (New York City time) on a Business Day, such day shall be the “Early Settlement Date” with respect to such Units and if such requirements are first satisfied after 5:00 p.m. (New York City time) on a Business Day or on a day that is not a Business Day, the “Early Settlement Date” with respect to such Units shall be the next succeeding Business Day.

(e) Upon the receipt of such Certificate and Early Settlement Amount from the Holder, the Purchase Contract Agent shall pay to the Company such Early Settlement Amount, the receipt of which payment the Company shall confirm in writing. The Purchase Contract Agent shall then, in accordance with Section 5.06 of the Pledge Agreement, notify the Collateral Agent that (A) such Holder has elected to effect an Early Settlement, which notice shall set forth the number of such Purchase Contracts as to which such Holder has elected to effect Early Settlement, (B) the Purchase Contract Agent has received from such Holder, and paid to the Company as confirmed in writing by the Company, the related Early Settlement Amount and (C) all conditions to such Early Settlement have been satisfied.

(f) Holders of Corporate Units or Treasury Units may only effect Early Settlement pursuant to this Section 5.07 in integral multiples of 20 Treasury Units; provided that if the Applicable Ownership Interest in the Treasury Portfolio has replaced the Applicable Ownership Interests in Senior Notes as a component of the Corporate Units, Corporate Units Holders may only effect Early Settlement pursuant to this Section 5.07 in integral multiples of 360,000 Corporate Units.

(g) Upon Early Settlement of the Purchase Contracts, the rights of the Holders to receive and the obligation of the Company to pay any Contract Adjustment Payments (including any accrued and unpaid Contract Adjustment Payments) with respect to such Purchase Contracts shall immediately and automatically terminate (unless such Early Settlement occurs after the close of business on a Record Date and on or prior to the next succeeding Payment Date, in which case the Contract Adjustment Payment due and payable on such Payment Date will be paid to the Person who was the record holder of the applicable Equity Units on the applicable Record Date).

(h) Upon Early Settlement of Purchase Contracts by a Holder of the related Units, the Company shall issue, and the Holder shall be entitled to receive (subject to Section 5.08), 6.2775 shares of Common Stock on account of each Purchase Contract as to which Early Settlement is effected (the “Early Settlement Rate”), which is equivalent to the Minimum Settlement Rate. The Early Settlement Rate shall be adjusted in the same manner and at the same time as the Settlement Rate is adjusted pursuant to Section 5.04.

(i) No later than the third Business Day after the applicable Early Settlement Date, the Company shall cause:

(i) the shares of Common Stock (or, in the circumstances described in Section 5.08, shares of Series A Preferred Stock) issuable upon Early Settlement of Purchase Contracts to be issued and delivered, together with payment in lieu of any fraction of a share, as provided in Section 5.09; and

(ii) the Pledged Applicable Ownership Interests in Senior Notes or the Pledged Applicable Ownership Interests in the Treasury Portfolio, as applicable, in the case of Corporate Units, or the related Pledged Treasury Securities, in the case of Treasury Units, to be released from the Pledge by the Collateral Agent and transferred, in each case, to the Purchase Contract Agent for delivery to the Holder thereof or its designee.

(j) Upon Early Settlement of any Purchase Contracts, and subject to receipt of shares of Common Stock (or, in the circumstances described in Section 5.08, shares of Series A Preferred Stock) from the Company and the Applicable Ownership Interests in Senior Notes, the Applicable Ownership Interests in the Treasury Portfolio or Treasury Securities, as the case may be, from the Securities Intermediary, as applicable, the Purchase Contract Agent shall, in accordance with the instructions provided by the Holder thereof in accordance with the procedures established by the Depositary or on the applicable form of Election to Settle Early on the reverse of the Certificate evidencing the related Units:

(i) transfer to the Holder Senior Notes underlying the Applicable Ownership Interests in Senior Notes, the Applicable Ownership Interests in the Treasury Portfolio or Treasury Securities, as the case may be, forming a part of such Units,

(ii) deliver to the Holder a certificate or certificates for the full number of shares of Common Stock (or, in the circumstances described in Section 5.08, shares of Series A Preferred Stock) issuable upon such Early Settlement, together with payment in lieu of any fraction of a share, as provided in Section 5.09, and

(iii) if so required under the Securities Act, deliver a Prospectus for the shares of Common Stock (or, in the circumstances described in Section 5.08, shares of Series A Preferred Stock) issuable upon such Early Settlement as contemplated by Section 5.07(a).

(k) In the event that Early Settlement is effected with respect to Purchase Contracts underlying less than all the Units evidenced by a Certificate, upon such Early Settlement the Company shall execute and the Purchase Contract Agent shall execute on behalf of the Holder, authenticate and deliver to the Holder thereof, at the expense of the Company, a Certificate evidencing the Units as to which Early Settlement was not effected.

(l) A Holder of a Unit who effects Early Settlement may elect to have the Senior Notes no longer a part of a Corporate Unit remarketed in accordance with the provisions of Section 5.02(a).

Section 5.08. Purchase of Shares of Series A Preferred Stock.

(a) On the Purchase Contract Settlement Date, Early Settlement Date or Cash Merger Early Settlement Date, as applicable, if the Authorized Share Condition has not been satisfied on or prior to such date, the Purchase Contract shall obligate the Holder of the related Units to purchase, and the Company to sell, at the Purchase Price, a number of newly issued shares of Series A Preferred Stock in lieu of Common Stock, unless a Termination Event with respect to the Units of which such Purchase Contract is a part shall have occurred. The number of shares of Series A Preferred Stock that the Holder will receive shall be equal to the product of (i) the Conversion Ratio multiplied by (ii) the number of shares of Common Stock the Holder would have otherwise received, as if the Authorized Share Condition had been satisfied, pursuant to the Settlement Rate (combined with any Make-Whole Share Amount, if applicable, pursuant to Section 5.04(b)(iii)) or Early Settlement Rate.

Section 5.09. No Fractional Shares.

(a) No fractional shares or scrip representing fractional shares of Common Stock shall be issued or delivered upon settlement on the Purchase Contract Settlement Date, or upon Early Settlement or Cash Merger Early Settlement of any Purchase Contracts. If Certificates evidencing more than one Purchase Contract shall be surrendered for settlement at one time by the same Holder, the number of full shares of Common Stock which shall be delivered upon settlement shall be computed on the basis of the aggregate number of Purchase Contracts evidenced by the Certificates so surrendered. Instead of any fractional share of Common Stock which would otherwise be deliverable upon settlement of any Purchase Contracts on the Purchase Contract Settlement Date, or upon Early Settlement or Cash Merger Early Settlement, the Company, through the Purchase Contract Agent, shall make a cash payment in respect of such fractional interest in an amount equal to the percentage of such fractional share multiplied by the Applicable Market Value calculated as if the date of such settlement were the Purchase Contract Settlement Date. The Company shall provide the Purchase Contract Agent from time to time with sufficient funds to permit the Purchase Contract Agent to make all cash payments required by this Section 5.09 in a timely manner.

(b) Fractional shares of Series A Preferred Stock may be issued down to 1/100th of a share.

Section 5.10. Charges and Taxes.

The Company will pay all stock transfer and similar taxes attributable to the initial issuance and delivery of the shares of Common Stock (or, in the circumstances described in Section 5.08, shares of Series A Preferred Stock) pursuant to the Purchase Contracts; provided, however, that the Company shall not be required to pay any such tax or taxes which may be payable in respect of any exchange of or substitution for a Certificate evidencing a Unit or any issuance of a share of Common Stock (or, in the circumstances described in Section 5.08, a share of Series A Preferred Stock) in a name other than that of the registered Holder of a Certificate surrendered in respect of the Units evidenced thereby, other than in the name of the Purchase Contract Agent, as custodian for such Holder, and the Company shall not be required to issue or deliver such share certificates or Certificates unless or until the Person or Persons requesting the transfer or issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 5.11. Contract Adjustment Payments.

(a) Subject to Section 5.11(d), the Company shall pay, on each Payment Date, the Contract Adjustment Payments payable in respect of each Purchase Contract to the Person in whose name a Certificate is registered at the close of business on the Record Date relating to such Payment Date. The Contract Adjustment Payments will be payable at the office of the Purchase Contract Agent in the Borough of Manhattan, New York City maintained for that purpose and the Purchase Contract Agent shall hold Contract Adjustment Payments received for the benefit of the Holders of the Purchase Contracts relating to the Units. If the book-entry system for the Units has been terminated, the Contract Adjustment Payments will be payable, at the option of the Company, by check mailed to the address of the Person entitled thereto at such Person’s address as it appears on the Security Register, or by wire transfer to the account designated by such Person by a prior written notice to the Purchase Contract Agent. If any date on which Contract Adjustment Payments are to be made is not a Business Day, then payment of the Contract Adjustment Payments payable on such date will be made on the next succeeding day that is a Business Day, with the same force and effect as if made on that Payment Date (and without any interest in respect of any such delay). Contract Adjustment Payments payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The Contract Adjustment Payments will accrue from March 12, 2008.

(b) Upon the occurrence of a Termination Event, the Company’s obligation to pay future Contract Adjustment Payments (including any accrued Contract Adjustment Payments) shall cease.

(c) Each Certificate delivered under this Agreement upon registration of transfer of or in exchange for or in lieu of (including as a result of a Collateral Substitution or the recreation of Corporate Units) any other Certificate shall carry the right to accrued and unpaid Contract Adjustment Payments, which right was carried by the Purchase Contracts underlying such other Certificates.

(d) In the case of any Unit with respect to which Early Settlement or Cash Merger Early Settlement of the underlying Purchase Contract is effected on a date that is after any Record Date and prior to or on the next succeeding Payment Date, accrued and unpaid Contract Adjustment Payments otherwise payable on such Payment Date shall be payable on such Payment Date notwithstanding such Early Settlement or Cash Merger Early Settlement, and such Contract Adjustment Payments shall be paid to the Person in whose name the Certificate evidencing such Unit is registered at the close of business on such Record Date. Except as otherwise expressly provided in the immediately preceding sentence, and the right to receive accrued and unpaid Contract Adjustment Payments as set forth in Section 5.04(b)(ii), in the case of any Unit with respect to which Early Settlement or Cash Merger Early Settlement of the underlying Purchase Contract is effected, Contract Adjustment Payments that would otherwise be payable after the Early Settlement or Cash Merger Early Settlement Date with respect to such Purchase Contract shall not be payable.

(e) The Company’s obligations with respect to Contract Adjustment Payments, if any, will be subordinated and junior in right of payment to the Company’s obligations under any Senior Indebtedness.

(f) In the event (x) of any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, or (y) subject to the provisions of Section 5.11(h) below, that (i) a default shall have occurred and be continuing with respect to the payment of principal, interest or any other monetary amounts due and payable on any Senior Indebtedness and such default shall have continued beyond the period of grace, if any, specified in the instrument evidencing such Senior Indebtedness (and the Purchase Contract Agent shall have received written notice thereof from the Company or one or more holders of Senior Indebtedness or their representative or representatives or the trustee or trustees under any indenture pursuant to which any such Senior Indebtedness may have been issued), or (ii) the maturity of any Senior Indebtedness shall have been accelerated because of a default in respect of such Senior Indebtedness (and the Purchase Contract Agent shall have received written notice thereof from the Company or one or more holders of Senior Indebtedness or their representative or representatives or the trustee or trustees under any indenture pursuant to which any such Senior Indebtedness may have been issued), then:

(i) the holders of all Senior Indebtedness shall first be entitled to receive, in the case of clause (x) above, payment of all amounts due or to become due upon all Senior Indebtedness and, in the case of subclauses (i) and (ii) of clause (y) above, payment of all amounts due thereon, or provision shall be made for such payment in money or money’s worth, before the Holders of any of the Units are entitled to receive any Contract Adjustment Payments on the Purchase Contracts underlying the Units;

(ii) any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities, to which the Holders of any of the Units would be entitled except for the provisions of Section 5.11(e) through (q), including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of such Contract Adjustment Payments on the Purchase Contracts underlying the Units, shall be paid or delivered by the Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the representative or representatives of the holders of Senior Indebtedness or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of such Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness, before any payment or distribution is made of such Contract Adjustment Payments to the Holders of such Units; and

(iii) in the event that, notwithstanding the foregoing, any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of Contract Adjustment Payments on the Purchase Contracts underlying the Units, shall be received by the Purchase Contract Agent or the Holders of any of the Units when such payment or distribution is prohibited pursuant to Section 5.11(e) through (q), such payment or distribution shall be paid over to the representative or representatives of the holders of Senior Indebtedness or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any such Senior Indebtedness may have been issued, ratably as aforesaid, for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness.

(g) For purposes of Section 5.11(e) through (q), the words “cash, property or securities” shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other Person provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in Section 5.11(e) through (q) with respect to such Contract Adjustment Payments on the Units to the payment of all Senior Indebtedness which may at the time be outstanding; provided that (i) the indebtedness or guarantee of indebtedness, as the case may be, that constitutes Senior Indebtedness is assumed by the Person, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of the Senior Indebtedness are not, without the consent of each such holder adversely affected thereby, altered by such reorganization or readjustment;

(h) Any failure by the Company to make any payment on or perform any other obligation under Senior Indebtedness, other than any indebtedness incurred by the Company or assumed or guaranteed, directly or indirectly, by the Company for money borrowed (or any deferral, renewal, extension or refunding thereof) or any indebtedness or obligation as to which the provisions of Section 5.11(e) through (q) shall have been waived by the Company in the instrument or instruments by which the Company incurred, assumed, guaranteed or otherwise created such indebtedness or obligation, shall not be deemed a default or event of default if (i) the Company shall be disputing its obligation to make such payment or perform such obligation and (ii) either (A) no final judgment relating to such dispute shall have been issued against the Company which is in full force and effect and is not subject to further review, including a judgment that has become final by reason of the expiration of the time within which a party may seek further appeal or review, and (B) in the event a judgment that is subject to further review or appeal has been issued, the Company shall in good faith be prosecuting an appeal or other proceeding for review and a stay of execution shall have been obtained pending such appeal or review.

(i) Subject to the irrevocable payment in full of all Senior Indebtedness, the Holders of the Units shall be subrogated (equally and ratably with the holders of all obligations of the Company which by their express terms are subordinated to Senior Indebtedness of the

Company to the same extent as payment of the Contract Adjustment Payments in respect of the Purchase Contracts underlying the Units is subordinated and which are entitled to like rights of subrogation) to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until all such Contract Adjustment Payments owing on the Units shall be paid in full, and as between the Company, its creditors other than holders of such Senior Indebtedness and the Holders, no such payment or distribution made to the holders of Senior Indebtedness by virtue of Section 5.11(e) through (q) that otherwise would have been made to the Holders shall be deemed to be a payment by the Company on account of such Senior Indebtedness, it being understood that the provisions of Section 5.11(e) through (q) are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness, on the other hand.

(j) Nothing contained in Section 5.11(e) through (q) or elsewhere in this Agreement or in the Units is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders such Contract Adjustment Payments on the Units as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Purchase Contract Agent or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, under Section 5.11(e) through (q), of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

(k) Upon payment or distribution of assets of the Company referred to in Section 5.11(e) through (q), the Purchase Contract Agent and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any such dissolution, winding up, liquidation or reorganization proceeding affecting the affairs of the Company is pending or upon a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors, liquidating trustee or Purchase Contract Agent or other person making any payment or distribution, delivered to the Purchase Contract Agent or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to these Section 5.11(e) through (q).

(l) The Purchase Contract Agent shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee or representative on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness or a trustee or representative on behalf of any such holder or holders. In the event that the Purchase Contract Agent determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to Section 5.11(e) through (q), the Purchase Contract Agent may request such Person to furnish evidence to the reasonable satisfaction of the Purchase Contract Agent as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under Section 5.11(e) through (q), and, if such evidence is not furnished, the Purchase Contract Agent may defer payment to such Person pending judicial determination as to the right of such Person to receive such payment.

(m) Nothing contained in Section 5.11(e) through (q) shall affect the obligations of the Company to make, or prevent the Company from making, payment of the Contract Adjustment Payments, except as otherwise provided in these Section 5.11(e) through (q).

(n) Each Holder of Units, by its acceptance thereof, authorizes and directs the Purchase Contract Agent on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in Section 5.11(e) through (q) and appoints the Purchase Contract Agent its attorney-in-fact, as the case may be, for any and all such purposes.

(o) The Company shall give prompt written notice to the Purchase Contract Agent of any fact known to the Company that would prohibit the making of any payment of moneys to or by the Purchase Contract Agent in respect of the Units pursuant to the provisions of this Section. Notwithstanding the provisions of Section 5.11(e) through (q) or any other provisions of this Agreement, the Purchase Contract Agent shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of moneys to or by the Purchase Contract Agent, or the taking of any other action by the Purchase Contract Agent, unless and until a Responsible Officer of the Purchase Contract Agent shall have received written notice thereof mailed or delivered to the Purchase Contract Agent at its Corporate Trust Office from the Company, any Holder, or the holder or representative of any Senior Indebtedness; provided that if at least two Business Days prior to the date upon which by the terms hereof any such moneys may become payable for any purpose, the Purchase Contract Agent shall not have received with respect to such moneys the notice provided for in this Section, then, anything herein contained to the contrary notwithstanding, the Purchase Contract Agent shall have full power and authority to receive such moneys and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to or on or after such date.

(p) The Purchase Contract Agent in its individual capacity shall be entitled to all the rights set forth in this Section with respect to any Senior Indebtedness at the time held by it, to the same extent as any other holder of Senior Indebtedness and nothing in this Agreement shall deprive the Purchase Contract Agent of any of its rights as such holder.

(q) No right of any present or future holder of any Senior Indebtedness to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any noncompliance by the Company with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

(r) Nothing in this Section 5.11 shall apply to claims of, or payments to, the Purchase Contract Agent under or pursuant to Section 7.07.

(s) With respect to the holders of Senior Indebtedness, (i) the duties and obligations of the Purchase Contract Agent shall be determined solely by the express provisions of this Agreement; (ii) the Purchase Contract Agent shall not be liable to any such holders if it shall, acting in good faith, mistakenly pay over or distribute to the Holders or to the Company or any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Section 5.11 or otherwise; (iii) no implied covenants or obligations shall be read into this Agreement against the Purchase Contract Agent; and (iv) the Purchase Contract Agent shall not be deemed to be a fiduciary as to such holders.

ARTICLE 6

REMEDIES

Section 6.01. Unconditional Right of Holders to Receive Contract Adjustment Payments and To Purchase Shares of Common Stock or Series A Preferred Stock.

Each Holder of a Unit shall have the right, which is absolute and unconditional, (i) subject to Article 5, to receive each Contract Adjustment Payment with respect to the Purchase Contract comprising part of such Unit on the respective Payment Date for such Unit and (ii) except upon and following a Termination Event, to purchase shares of Common Stock (or, in the circumstances described in Section 5.08, shares of Series A Preferred Stock) pursuant to such Purchase Contract and, in each such case, to institute suit for the enforcement of any such right to receive Contract Adjustment Payments and the right to purchase shares of Common Stock (or, in the circumstances described in Section 5.08, shares of Series A Preferred Stock), and such rights shall not be impaired without the consent of such Holder.

Section 6.02. Restoration of Rights and Remedies.

If any Holder has instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Holder, then and in every such case, subject to any determination in such proceeding, the Company and such Holder shall be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of such Holder shall continue as though no such proceeding had been instituted.

Section 6.03. Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates in the last paragraph of Section 3.10, no right or remedy herein conferred upon or reserved to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.04. Delay or Omission Not Waiver.

No delay or omission of any Holder to exercise any right upon a default or remedy upon a default shall impair any such right or remedy or constitute a waiver of any such right. Every right and remedy given by this Article or by law to the Holders may be exercised from time to time, and as often as may be deemed expedient, by such Holders.

Section 6.05. Undertaking for Costs.

All parties to this Agreement agree, and each Holder of a Unit, by its acceptance of such Unit shall be deemed to have agreed, that any court of competent jurisdiction may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Purchase Contract Agent for any action taken, suffered or omitted by it as Purchase Contract Agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and costs against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section shall not apply to any suit instituted by the Purchase Contract Agent, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% of the Outstanding Units, or to any suit instituted by any Holder for the enforcement of interest on any Senior Notes underlying such Holder’s Applicable Ownership Interests in Senior Notes or Contract Adjustment Payments on or after the respective Payment Date therefor in respect of any Unit held by such Holder, or for enforcement of the right to purchase shares of Common Stock (or, in the circumstances described in Section 5.08, shares of Series A Preferred Stock) under the Purchase Contracts constituting part of any Unit held by such Holder.

Section 6.06. Waiver of Stay or Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Agreement; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Purchase Contract Agent or the Holders, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

THE PURCHASE CONTRACT AGENT

Section 7.01. Certain Duties and Responsibilities.

(a) The Purchase Contract Agent:

(i) undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, the Pledge Agreement and the Remarketing Agreement to be performed by the Purchase Contract Agent and no implied covenants or obligations shall be read into this Agreement, the Pledge Agreement or the Remarketing Agreement against the Purchase Contract Agent; and

(ii) in the absence of bad faith on its part, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Purchase Contract Agent and conforming to the requirements of this Agreement or the Pledge Agreement or the Remarketing Agreement, as applicable, but in the case of any certificates or opinions which by any provision hereof are specifically required to be furnished to the Purchase Contract Agent, the Purchase Contract Agent shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement (but need not confirm or investigate the accuracy of the mathematical calculations or other facts or matters stated therein).

(b) No provision of this Agreement, the Pledge Agreement or the Remarketing Agreement shall be construed to relieve the Purchase Contract Agent from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

(i) this Subsection shall not be construed to limit the effect of subsection (a) or (c) of this Section;

(ii) the Purchase Contract Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be conclusively determined by a court of competent jurisdiction that the Purchase Contract Agent was grossly negligent in ascertaining the pertinent facts; and

(c) No provision of this Agreement or the Pledge Agreement or the Remarketing Agreement shall require the Purchase Contract Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.

(d) Whether or not therein expressly so provided, every provision of this Agreement, the Pledge Agreement and the Remarketing Agreement relating to the conduct or affecting the liability of or affording protection to the Purchase Contract Agent shall be subject to the provisions of this Section.

(e) The Purchase Contract Agent is authorized to execute and deliver the Pledge Agreement and the Remarketing Agreement in its capacity as Purchase Contract Agent.

Section 7.02. Notice of Default.

Within 90 days after the occurrence of any default by the Company hereunder of which a Responsible Officer of the Purchase Contract Agent has actual knowledge, the Purchase Contract Agent shall transmit by mail to the Company and the Holders of Units, as their names and addresses appear in the Security Register, notice of such default hereunder, unless such default shall have been cured or waived.

Section 7.03. Certain Rights of Purchase Contract Agent.

Subject to the provisions of Section 7.01:

(a) the Purchase Contract Agent may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, Senior Note, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate, Issuer Order or Issuer Request, and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Agreement or the Pledge Agreement or the Remarketing Agreement the Purchase Contract Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting to take any action hereunder, the Purchase Contract Agent (unless other evidence be herein specifically prescribed in this Agreement) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate;

(d) the Purchase Contract Agent may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Purchase Contract Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Purchase Contract Agent, in its discretion, may make further inquiry or investigation into such facts or matters related to the execution, delivery and performance of the Purchase Contracts as it may see fit, and, if the Purchase Contract Agent shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(f) the Purchase Contract Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees or an Affiliate and the Purchase Contract Agent shall not be responsible for any misconduct or negligence on the part of any agent, attorney, custodian or nominee or an Affiliate appointed with due care by it hereunder;

(g) the Purchase Contract Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of the Holders pursuant to this Agreement, unless such Holders shall have offered to the Purchase Contract Agent security or indemnity satisfactory to the Purchase Contract Agent against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(h) the Purchase Contract Agent shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(i) the Purchase Contract Agent shall not be deemed to have notice or be charged with knowledge of any adjustment to the Settlement Rate, the occurrence of a Termination Event or any default hereunder unless written notice from the Company of any such adjustment or occurrence or event which is in fact such an adjustment, occurrence, or default is received at the Corporate Trust Office of the Purchase Contract Agent, and such notice references the Units and this Agreement;

(j) the Purchase Contract Agent may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Agreement, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(k) the rights, privileges, protections, immunities and benefits given to the Purchase Contract Agent, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Purchase Contract Agent in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder and under the Pledge Agreement;

(l) the Purchase Contract Agent shall not be required to initiate or conduct any litigation or collection proceedings hereunder and shall have no responsibilities with respect to any default hereunder except as expressly set forth herein; and

(m) the permissive right of the Purchase Contract Agent to take or refrain from taking action hereunder or under the Pledge Agreement shall not be construed as a duty.

Section 7.04. Not Responsible for Recitals or Issuance of Units.

The recitals contained herein, in the Pledge Agreement, the Remarketing Agreement and in the Certificates shall be taken as the statements of the Company, and the Purchase Contract Agent assumes no responsibility for their accuracy or validity. The Purchase Contract Agent makes no representations as to the validity or sufficiency of either this Agreement or of the Units, or of the Pledge Agreement or the Pledge or the Collateral and shall have no responsibility for perfecting or maintaining the perfection of any security interest in the Collateral. The Purchase Contract Agent shall not be accountable for the use or application by the Company of the proceeds in respect of the Units or the Purchase Contracts.

Section 7.05. May Hold Units.

Any Security Registrar or any other agent of the Company, or the Purchase Contract Agent and its Affiliates, in their individual or any other capacity, may become the owner or pledgee of Units and may otherwise deal with the Company, the Collateral Agent or any other Person with the same rights it would have if it were not Security Registrar or such other agent, or the Purchase Contract Agent. The Company may become the owner or pledgee of Units.

Section 7.06. Money Held in Custody.

Money held by the Purchase Contract Agent in custody hereunder need not be segregated from the Purchase Contract Agent’s other funds except to the extent required by law or provided herein. The Purchase Contract Agent shall be under no obligation to invest or pay interest on any money received by it hereunder except as otherwise provided hereunder or agreed in writing with the Company.

Section 7.07. Compensation and Reimbursement.

The Company agrees:

(a) to pay to the Purchase Contract Agent compensation for all services rendered by it hereunder, under the Pledge Agreement and under the Remarketing Agreement as the Company and the Purchase Contract Agent shall from time to time agree in writing;

(b) except as otherwise expressly provided for herein, to reimburse the Purchase Contract Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Purchase Contract Agent in accordance with any provision of this Agreement, the Pledge Agreement and the Remarketing Agreement (including the reasonable compensation, expenses and disbursements of its agents and counsel) except any such expense, disbursement or advance as may be attributable to its gross negligence or willful misconduct; and

(c) to indemnify the Purchase Contract Agent and any predecessor Purchase Contract Agent, and each of its directors, officers, agents and employees (collectively, with the Purchase Contract Agent, the “Indemnitees”) for, and to hold it harmless against, any loss, claim, damage, fine, penalty, liability or expense (including reasonable fees and expenses of counsel) incurred without gross negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration by the Purchase Contract Agent of its duties hereunder and under the Pledge Agreement and the Remarketing Agreement, including the Indemnitees’ reasonable costs and expenses of defending itself against any claim (whether asserted by the Company, a Holder or any other Person) or liability in connection with the exercise or performance of any of the Purchase Contract Agent’s powers or duties hereunder or thereunder or of enforcing the provisions of this Section.

The provisions of this Section shall survive the resignation or removal of the Purchase Contract Agent, the satisfaction of discharge of the Units, the Purchase Contacts and the Senior Notes, and the termination of this Agreement.

“Purchase Contract Agent” for purposes of this Section shall include any predecessor Purchase Contract Agent; provided, however, that the negligence, willful misconduct or bad faith of any Purchase Contract Agent hereunder shall not affect the rights of any other Purchase Contract Agent hereunder.

Section 7.08. Corporate Purchase Contract Agent Required, Eligibility.

There shall at all times be a Purchase Contract Agent hereunder which shall be a Person organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having (or being a member of a bank holding company having) a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or State authority and having a corporate trust office in the Borough of Manhattan, New York City, if there be such a Person in the Borough of Manhattan, New York City, qualified and eligible under this Article and willing to act on reasonable terms. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Purchase Contract Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 7.09. Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Purchase Contract Agent and no appointment of a successor Purchase Contract Agent pursuant to this Article shall become effective until the acceptance of appointment by the successor Purchase Contract Agent in accordance with the applicable requirements of Section 7.10.

(b) The Purchase Contract Agent may resign at any time by giving written notice thereof to the Company 30 days prior to the effective date of such resignation. If the instrument of acceptance by a successor Purchase Contract Agent required by Section 7.10 shall not have been delivered to the Purchase Contract Agent within 30 days after the giving of such notice of resignation, the resigning Purchase Contract Agent may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Purchase Contract Agent.

(c) The Purchase Contract Agent may be removed at any time by Act of the Holders of a majority in number of the Outstanding Units delivered to the Purchase Contract Agent and the Company. If the instrument of acceptance by a successor Purchase Contract Agent required by Section 7.10 shall not have been delivered to the Purchase Contract Agent within 30 days after such Act, the Purchase Contract Agent being removed may petition any court of competent jurisdiction for the appointment of a successor Purchase Contract Agent.

(d) If at any time:

(i) the Purchase Contract Agent fails to comply with Section 310(b) of the TIA, as if the Purchase Contract Agent were an indenture trustee under an indenture qualified under the TIA, and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Unit for at least six months;

(ii) the Purchase Contract Agent shall cease to be eligible under Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder; or

(iii) the Purchase Contract Agent shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Purchase Contract Agent or of its property shall be appointed or any public officer shall take charge or control of the Purchase Contract Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Purchase Contract Agent, or (ii) any Holder who has been a bona fide Holder of a Unit for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Purchase Contract Agent and the appointment of a successor Purchase Contract Agent.

(e) If the Purchase Contract Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Purchase Contract Agent for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Purchase Contract Agent and shall comply with the applicable requirements of Section 7.10. If no successor Purchase Contract Agent shall have been so appointed by the Company and accepted appointment in the manner required by Section 7.10, any Holder who has been a bona fide Holder of a Unit for at least six months, on behalf of itself and all others similarly situated, or the Purchase Contract Agent may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Purchase Contract Agent.

(f) The Company shall give, or shall cause such successor Purchase Contract Agent to give, notice of each resignation and each removal of the Purchase Contract Agent and each appointment of a successor Purchase Contract Agent by mailing written notice of such event by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Purchase Contract Agent and the address of its Corporate Trust Office.

Section 7.10. Acceptance of Appointment by Successor.

(a) In case of the appointment hereunder of a successor Purchase Contract Agent, every such successor Purchase Contract Agent so appointed shall execute, acknowledge and deliver to the Company and to the retiring Purchase Contract Agent an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Purchase Contract Agent shall become effective and such successor Purchase Contract Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, agencies and duties of the retiring Purchase Contract Agent; but, on the request of the Company or the successor Purchase Contract Agent, such retiring Purchase Contract Agent shall, upon payment of its charges and all other amounts payable to it hereunder or under the Pledge Agreement or Remarketing Agreement, execute and deliver an instrument transferring to such successor Purchase Contract Agent all the rights, powers and trusts of the retiring Purchase Contract Agent and duly assign, transfer and deliver to such successor Purchase Contract Agent all property and money held by such retiring Purchase Contract Agent hereunder.

(b) Upon request of any such successor Purchase Contract Agent, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Purchase Contract Agent all such rights, powers and agencies referred to in (a) of this Section.

(c) No successor Purchase Contract Agent shall accept its appointment unless at the time of such acceptance such successor Purchase Contract Agent shall be qualified and eligible under this Article.

Section 7.11. Merger, Conversion, Consolidation or Succession to Business.

Any Person into which the Purchase Contract Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Purchase Contract Agent shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Purchase Contract Agent, shall be the successor of the Purchase Contract Agent hereunder, provided that such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Certificates shall have been authenticated and executed on behalf of the Holders, but not delivered, by the Purchase Contract Agent then in office, any successor by merger, conversion or consolidation to such Purchase Contract Agent may adopt such authentication and execution and deliver the Certificates so authenticated and executed with the same effect as if such successor Purchase Contract Agent had itself authenticated and executed such Units.

Section 7.12. Preservation of Information; Communications to Holders.

(a) The Purchase Contract Agent shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders received by the Purchase Contract Agent in its capacity as Security Registrar.

(b) If three or more Holders (herein referred to as “Applicants”) apply in writing to the Purchase Contract Agent, and furnish to the Purchase Contract Agent reasonable proof that each such Applicant has owned a Unit for a period of at least six months preceding the date of such application, and such application states that the Applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Units and is accompanied by a copy of the form of proxy or other communication which such Applicants propose to transmit, then the Purchase Contract Agent shall mail to all the Holders copies of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Purchase Contract Agent of the materials to be mailed and of payment, or provision for the payment, of the reasonable expenses of such mailing.

Section 7.13. No Obligations of Purchase Contract Agent.

Except to the extent otherwise expressly provided in this Agreement, the Purchase Contract Agent assumes no obligations and shall not be subject to any liability under this

Agreement, the Pledge Agreement, the Remarketing Agreement or any Purchase Contract in respect of the obligations of the Holder of any Unit thereunder. The Company agrees, and each Holder of a Certificate, by its acceptance thereof, shall be deemed to have agreed, that the Purchase Contract Agent’s execution of the Certificates on behalf of the Holders shall be solely as agent and attorney-in-fact for the Holders, and that the Purchase Contract Agent shall have no obligation to perform such Purchase Contracts on behalf of the Holders, except to the extent expressly provided in Article Five hereof. Anything contained in this Agreement to the contrary notwithstanding, in no event shall the Purchase Contract Agent or its officers, directors, employees or agents be liable under this Agreement, the Pledge Agreement or the Remarketing Agreement for (i) indirect, incidental, special, punitive, or consequential loss or damage of any kind whatsoever, including lost profits, whether or not the likelihood of such loss or damage was known to the Purchase Contract Agent and regardless of the form of action or (ii) any failure or delay in the performance of its obligations under this Agreement or the Pledge Agreement, arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God, earthquakes, fire, flood, terrorism, wars and other military disturbances, sabotage, epidemics, riots, interruptions, loss or malfunctions of utilities, computer (hardware or software) or communication services, accidents, labor disputes, acts of civil or military authority and governmental action.

Section 7.14. Tax Compliance.

(a) The Company will comply with all applicable certification, information reporting and withholding (including “backup” withholding) requirements imposed by applicable tax laws, regulations or administrative practice with respect to (i) any payments made with respect to the Units or (ii) the issuance, delivery, holding, transfer, redemption or exercise of rights under the Units. Such compliance shall include, without limitation, the preparation and timely filing of required returns and the timely payment of all amounts required to be withheld to the appropriate taxing authority or its designated agent. Notwithstanding the immediately preceding sentence, the Purchase Contract Agent, as agent of the Company, shall perform the customary duties of withholding and tax reporting (including backup withholding) with respect to the Units upon being advised by the Company of the applicable withholding and tax reporting requirements.

(b) The Purchase Contract Agent shall comply in accordance with the terms hereof with any reasonable written direction received from the Company with respect to the execution or certification of any required documentation and the application of such requirements to particular payments or Holders or in other particular circumstances, and may for purposes of this Agreement conclusively rely on any such direction in accordance with the provisions of Section 7.01(a) hereof.

(c) The Purchase Contract Agent shall maintain all appropriate records documenting compliance with such requirements, and shall make such records available, on written request, to the Company or its authorized representative within a reasonable period of time after receipt of such request.

ARTICLE 8

SUPPLEMENTAL AGREEMENTS

Section 8.01. Supplemental Agreements Without Consent of Holders.

Without the consent of any Holders, the Company and the Purchase Contract Agent, at any time and from time to time, may enter into one or more agreements supplemental hereto, in form satisfactory to the Company and the Purchase Contract Agent, to:

(a) evidence the succession of another Person to the obligations of the Company, and the assumption by any such successor of the covenants of the Company herein and in the Certificates;

(b) evidence and provide for the acceptance of appointment hereunder by a successor Purchase Contract Agent;

(c) add to the covenants of the Company for the benefit of the Holders, or surrender any right or power herein conferred upon the Company;

(d) make provision with respect to the rights of Holders pursuant to the requirements of Section 5.04(b);

(e) cure any ambiguity, correct or supplement any provisions herein which may be inconsistent with any other provisions herein; or

(f) make any other provisions that such do not materially adversely affect the interests of the Holders.

Section 8.02. Supplemental Agreements With Consent of Holders.

With the consent of the Holders of not less than a majority of the Outstanding Units at any one time, including without limitation the consent of the Holders obtained in connection with a tender or an exchange offer, by Act of such Holders delivered to the Company and the Purchase Contract Agent, the Company, when duly authorized by a Board Resolution, and the Purchase Contract Agent may enter into an agreement or agreements supplemental hereto for the purpose of modifying in any manner the terms of the Purchase Contracts, or the provisions of this Agreement or the rights of the Holders in respect of the Units; provided, however, that, except as contemplated herein, no such supplemental agreement shall, without the unanimous consent of the Holders of each Outstanding Unit affected thereby,

(a) change any Payment Date;

(b) change the amount or the type of Collateral required to be Pledged to secure a Holder’s obligations under the Purchase Contract, impair the right of the Holder of any Purchase Contract to receive distributions on the related Collateral or otherwise adversely affect the Holder’s rights in or to such Collateral or adversely alter the rights in or to such Collateral;

(c) impair the right to institute suit for the enforcement of any Purchase Contract or any Contract Adjustment Payments;

(d) reduce the number of shares of Common Stock (or, in the circumstances described in Section 5.08, shares of Series A Preferred Stock) or the amount of any other property or securities to be purchased pursuant to any Purchase Contract, increase the price to purchase shares of Common Stock (or, in the circumstances described in Section 5.08, shares of Series A Preferred Stock) or any other property or securities upon settlement of any Purchase Contract or change the Purchase Contract Settlement Date or the right to Early Settlement or Cash Merger Early Settlement or otherwise adversely affect the Holder’s rights under the Purchase Contract;

(e) reduce any Contract Adjustment Payments or change any place where, or the coin or currency in which, any Contract Adjustment Payment is payable; or

(f) reduce the percentage of the Outstanding Units the consent of whose Holders is required for any modification or amendment to the provisions of this Agreement, the Purchase Contracts or the Pledge Agreement;

provided that if any amendment or proposal referred to above would adversely affect only the Corporate Units or the Treasury Units, then only the affected class of Holders as of the record date for the Holders entitled to vote thereon will be entitled to vote on such amendment or proposal, and such amendment or proposal shall not be effective except with the consent of Holders of not less than a majority of such class; and provided, further, that the unanimous consent of the Holders of each Outstanding Unit of such class affected thereby shall be required to approve any amendment or proposal specified in clauses (a) through (f) above.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such Act shall approve the substance thereof.

Section 8.03. Execution of Supplemental Agreements.

In executing, or accepting the additional agencies created by, any supplemental agreement permitted by this Article or the modifications thereby of the agencies created by this Agreement, the Purchase Contract Agent shall be provided, and (subject to Section 7.01) shall be fully authorized and protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such supplemental agreement is authorized or permitted by this Agreement and that any and all conditions precedent to the execution and delivery of such supplemental agreement have been satisfied. The Purchase Contract Agent may, but shall not be obligated to, enter into any such supplemental agreement which affects the Purchase Contract Agent’s own rights, duties or immunities under this Agreement or otherwise.

Section 8.04. Effect of Supplemental Agreements.

Upon the execution of any supplemental agreement under this Article, this Agreement shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Agreement for all purposes; and every Holder of Certificates theretofore or thereafter authenticated, executed on behalf of the Holders and delivered hereunder, shall be bound thereby.

Section 8.05. Reference to Supplemental Agreements.

Certificates authenticated, executed on behalf of the Holders and delivered after the execution of any supplemental agreement pursuant to this Article may, and shall if required by the Purchase Contract Agent, bear a notation in form approved by the Purchase Contract Agent as to any matter provided for in such supplemental agreement. If the Company shall so determine, new Certificates so modified as to conform, in the opinion of the Purchase Contract Agent and the Company, to any such supplemental agreement may be prepared and executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Purchase Contract Agent in exchange for outstanding Certificates.

ARTICLE 9

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 9.01. Covenant Not to Consolidate, Merge, Convey, Transfer or Lease Property Except Under Certain Conditions.

The Company covenants that it will not consolidate or merge with and into any other Person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person, unless:

(a) either the Company shall be the continuing Person, or the successor (if other than the Company) shall be a Person organized and existing under the laws of the United States of America, a State thereof or the District of Columbia and such Person shall expressly assume all the obligations of the Company under the Purchase Contracts, this Agreement, the Pledge Agreement, the Indenture (including any supplement thereto), the Senior Notes and the Remarketing Agreement by one or more supplemental agreements in form reasonably satisfactory to the Purchase Contract Agent and the Collateral Agent, executed and delivered to the Purchase Contract Agent and the Collateral Agent by such Person; and

(b) the Company or such successor Person, as the case may be, shall not, immediately after such consolidation, merger, conveyance, transfer or lease, be in default of payment obligations under the Purchase Contracts, this Agreement, the Pledge Agreement, the Indenture (including any supplement thereto), the Senior Notes or the Remarketing Agreement or in material default in the performance of any other covenants under any of the foregoing agreements.

Section 9.02. Rights and Duties of Successor Corporation.

In case of any such merger, consolidation, share exchange, sale, assignment, transfer, lease or conveyance and upon any such assumption by a successor Person in accordance with Section 9.01, such successor Person shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the Company. Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of

Ambac Financial Group, Inc. any or all of the Certificates evidencing Units issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Purchase Contract Agent; and, upon the order of such successor Person, instead of the Company, and subject to all the terms, conditions and limitations in this Agreement prescribed, the Purchase Contract Agent shall authenticate and execute on behalf of the Holders and deliver any Certificates which previously shall have been signed and delivered by the officers of the Company to the Purchase Contract Agent for authentication and execution, and any Certificate evidencing Units which such successor Person thereafter shall cause to be signed and delivered to the Purchase Contract Agent for that purpose. All the Certificates issued shall in all respects have the same legal rank and benefit under this Agreement as the Certificates theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such Certificates had been issued at the date of the execution hereof.

In case of any such merger, consolidation, share exchange, sale, assignment, transfer, lease or conveyance such change in phraseology and form (but not in substance) may be made in the Certificates evidencing Units thereafter to be issued as may be appropriate.

Section 9.03. Officers’ Certificate and Opinion of Counsel Given to Purchase Contract Agent.

The Purchase Contract Agent, subject to Section 7.01, shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such merger, consolidation, share exchange, sale, assignment, transfer, lease or conveyance, and any such assumption, complies with the provisions of this Article and that all conditions precedent to the consummation of any such merger, consolidation, share exchange, sale, assignment, transfer, lease or conveyance have been met.

ARTICLE 10

COVENANTS

Section 10.01. Performance under Purchase Contracts.

The Company covenants and agrees for the benefit of the Holders from time to time of the Units that it will duly and punctually perform its obligations under the Purchase Contracts in accordance with the terms of the Purchase Contracts and this Agreement.

Section 10.02. Maintenance of Office or Agency.

The Company will maintain in the Borough of Manhattan, New York City an office or agency where Certificates may be presented or surrendered for acquisition of shares of Common Stock (or, in the circumstances described in Section 5.08, shares of Series A Preferred Stock) upon settlement of the Purchase Contracts on the Purchase Contract Settlement Date or upon Early Settlement or Cash Merger Early Settlement and for transfer of Collateral upon occurrence of a Termination Event, where Certificates may be surrendered for registration of transfer or exchange, for a Collateral Substitution or recreation of Corporate Units and where notices and demands to or upon the Company in respect of the Units and this Agreement may be served. The Company will give prompt written notice to the Purchase Contract Agent of the location, and any change in the location, of such office or agency. The Company initially designates the Corporate Trust Office of the Purchase Contract Agent as such office of the Company and the Company hereby appoints the Purchase Contract Agent as its agent to receive all such presentations, surrenders, notices and demands. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Purchase Contract Agent with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Purchase Contract Agent as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where Certificates may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, New York City for such purposes. The Company will give prompt written notice to the Purchase Contract Agent of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby designates as the place of payment for the Units the Corporate Trust Office and appoints the Purchase Contract Agent at its Corporate Trust Office as paying agent in the city in which the Corporate Trust Office is located.

Section 10.03. Company to Reserve Common Stock.

The Company shall at all times following satisfaction of the Authorized Share Condition and prior to the Purchase Contract Settlement Date reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock the full number of shares of Common Stock issuable against tender of payment in respect of all Purchase Contracts constituting a part of the Outstanding Units.

The Company shall use commercially reasonable efforts to satisfy the Authorized Share Condition as promptly as practicable after the date hereof. In the event that the Company authorizes any additional shares of Common Stock following the initial issuance date of the Units, such shares must first be used by the Company to satisfy the Authorized Share Condition and the Company shall not apply or reserve such shares for any other purpose until the Authorized Share Condition has been satisfied.

Section 10.04. Covenants as to Common Stock and Series A Preferred Stock.

The Company covenants that all shares of Common Stock (or, in the circumstances described in Section 5.08, shares of Series A Preferred Stock) which may be issued against tender of payment in respect of any Purchase Contract constituting a part of the Outstanding Units will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable.

Section 10.05. Statements of Officers of the Company as to Default.

The Company will deliver to the Purchase Contract Agent, within 120 days after the end of each fiscal year of the Company (which as of the date hereof is December 31) ending after the date hereof, an Officers’ Certificate, stating whether or not to the knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions hereof, and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they have knowledge.

Section 10.06. ERISA.

Each Holder from time to time of the Units that is a Plan or who used assets of a Plan to purchase Units hereby represents that either (i) no portion of the assets used by such Holder to acquire the Corporate Units constitutes assets of the Plan or (ii) the purchase or holding of the Corporate Units by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4973 of the Code or similar violation under any applicable laws.

Section 10.07. Tax Treatment.

The Company covenants and agrees, for United States federal, state and local income and franchise tax purposes, to (i) treat a Holder’s acquisition of the Corporate Units as the acquisition of the Applicable Ownership Interest in Senior Notes and the Purchase Contract constituting the Corporate Units, (ii) treat the Senior Notes underlying the Applicable Ownership Interests in the Senior Notes as indebtedness and (iii) treat each Holder as the owner of the applicable interest in the Collateral Account, including the Applicable Ownership Interests in Senior Notes, the Applicable Ownership Interests in the Treasury Portfolio or the Treasury Securities.

Section 10.08. Listing.

(a) The Company covenants that, if at any time the Common Stock (or, in the circumstances described in Section 5.08, shares of Series A Preferred Stock) shall be listed on the NYSE or any other national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock (or, in the circumstances described in Section 5.08, shares of Series A Preferred Stock) shall be so listed on such exchange or automated quotation system, all Common Stock (or, in the circumstances described in Section 5.08, shares of Series A Preferred Stock) issuable upon Settlement of Purchase Contracts; provided, however, that, if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock (or, in the circumstances described in Section 5.08, shares of Series A Preferred Stock) until the date on which any Purchase Contract is first settled in accordance with the provisions of this Agreement, the Company covenants to list such Common Stock (or, in the circumstances described in Section 5.08, shares of Series A Preferred Stock) issuable upon settlement of the Purchase Contracts in accordance with the requirements of such exchange or automated quotation system no later than at such time.

(b) The Corporate Units have been approved for listing on the NYSE under the symbol “ABK-Prz” subject to official notice of issuance. Once Collateral Substitution has been effected with respect to a Corporate Unit pursuant to Section 3.13, the Applicable Ownership Interest in Senior Notes or the Applicable Ownership Interest in the Treasury

Portfolio that formerly composed part of such Corporate Unit will trade separately from the Treasury Units resulting from such Collateral Substitution.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

AMBAC FINANCIAL GROUP, INC.

By:	/s/ David Trick
Name:	David Trick
Title:	Managing Director and Treasurer

THE BANK OF NEW YORK, as Purchase Contract Agent

By:	/s/ Franca M. Ferrera
Name:	Franca M. Ferrera
Title:	Assistant Vice President

EXHIBIT A

(FORM OF FACE OF CORPORATE UNITS CERTIFICATE)

[For inclusion in Global Certificates only - THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO., AS THE NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”), THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY. THIS CERTIFICATE IS EXCHANGEABLE FOR CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT AND NO TRANSFER OF THIS CERTIFICATE (OTHER THAN A TRANSFER OF THIS CERTIFICATE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

No.	CUSIP No. 023139 702
Number of Corporate Units:

AMBAC FINANCIAL GROUP, INC.

Corporate Units

This Corporate Units Certificate certifies that [Cede & Co.] [                    ] is the registered Holder of the number of Corporate Units set forth above [For inclusion in Global Certificates only - or such other number of Corporate Units reflected in the Schedule of Increases or Decreases in Global Certificate attached hereto]. Each Corporate Unit consists of (i) either (a) the Applicable Ownership Interests in Senior Notes, subject to the Pledge of such Senior Note by such Holder pursuant to the Pledge Agreement, or (b) upon the occurrence of a Successful Remarketing of the Senior Notes, the Applicable Ownership Interests in the Treasury Portfolio, subject to the pledge of the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i) of the definition of such term) by such Holder pursuant to the Pledge Agreement, and (ii) the rights and obligations of the Holder under one Purchase Contract with the Company. All capitalized terms used but not otherwise defined herein which are defined in the Purchase Contract Agreement (as defined on the reverse hereof) have the meaning set forth therein.

Pursuant to the Pledge Agreement, the Applicable Ownership Interests in Senior Notes, the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i) of the definition of such term), as the case may be, constituting part of each Corporate Unit evidenced hereby have been pledged to the Collateral Agent, for the benefit of the Company, to secure the obligations of the Holder under the Purchase Contract comprising part of such Corporate Unit.

The Pledge Agreement provides that all payments of the principal amount with respect to any of the Pledged Applicable Ownership Interests in Senior Notes or the Applicable Ownership Interests in the Treasury Portfolio, as the case may be, or interest or distributions on any Pledged Applicable Ownership Interests in Senior Notes or the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (ii) of the definition of such term), as the case may be, constituting part of the Corporate Units received by the Securities Intermediary shall be paid by wire transfer in same day funds (i) in the case of (A) interest on Pledged Applicable Ownership Interests in Senior Notes or distributions with respect to the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (ii) of the definition of such term), as the case may be, and (B) any payments of the principal amount of any Applicable Ownership Interests in Senior Notes or with respect to the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i) of the definition of such term), as the case may be, that have been released from the Pledge pursuant to the Pledge Agreement, to the Purchase Contract Agent to the account designated by the Purchase Contract Agent, no later than 12:00 p.m., New York City time, on the Business Day such payment is received by the Securities Intermediary (provided that in the event such payment is received by the Securities Intermediary on a day that is not a Business Day or after 11:00 a.m., New York City time, on a Business Day, then such payment shall be made no later than 10:30 a.m., New York City time, on the next succeeding Business Day) and (ii) in the case of payments with respect to the principal amount of the Pledged Applicable Ownership Interests in Senior Notes or with respect to the Pledged Applicable Ownership Interests in the Treasury Portfolio, to the Company on the Purchase Contract Settlement Date (as described herein) in accordance with the terms of the Pledge Agreement, in full satisfaction of the respective obligations of the Holders of the Corporate Units of which such Pledged Applicable Ownership Interests in Senior Notes or the Pledged Applicable Ownership Interests in the Treasury Portfolio, as the case may be, are a part under the Purchase Contracts forming a part of such Corporate Units. Interest on the Pledged Applicable Ownership Interests in Senior Notes and distributions on the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (ii) of the definition of such term), as the case may be, forming part of a Corporate Units evidenced hereby, which are payable quarterly in arrears on February 15, May 15, August 15, and November 15 of each year, commencing May 15, 2008 (provided that the final payment date in respect of a Corporate Unit shall be the Purchase Contract Settlement Date in lieu of May 15, 2011 and will include amounts accrued to, but excluding, May 17, 2011 and will include the payment of interest on the Senior Notes due on May 15, 2011) (a “Payment Date”), shall, subject to receipt thereof by the Purchase Contract Agent from the Securities Intermediary, be paid to the Person in whose name this Corporate Units Certificate (or a Predecessor Corporate Units Certificate) is registered at the close of business on the Record Date for such Payment Date.

Each Purchase Contract evidenced hereby obligates the Holder of this Corporate Units Certificate to purchase, and the Company to sell, on May 17, 2011 (the “Purchase Contract Settlement Date”), at a price equal to $50.00 (the “Stated Amount”), a number of newly issued shares of common stock, par value $0.01 per share (“Common Stock”), of the Company, equal to the Settlement Rate (or, in the circumstances described in Section 5.08 of the Purchase Contract Agreement, a number shares of Series A Preferred Stock equal to the product of the Settlement Rate and the Conversion Ratio), unless on or prior to the Purchase Contract Settlement Date there shall have occurred a Termination Event or an Early Settlement or Cash Merger Early Settlement with respect to such Purchase Contract, all as provided in the Purchase Contract Agreement and more fully described on the reverse hereof. The purchase price (the “Purchase Price”) for the shares of Common Stock (or, in the circumstances described in Section 5.08 of the Purchase Contract Agreement, shares of Series A Preferred Stock) purchased pursuant to each Purchase Contract evidenced hereby, if not paid earlier, shall be paid on the Purchase Contract Settlement Date by application of payment received in respect of the principal amount with respect to the proceeds from the related Pledged Applicable Ownership Interests in the Treasury Portfolio at maturity pledged to secure the obligations under such Purchase Contract of the Holder of the Corporate Units of which such Purchase Contract is a part or a portion of the proceeds from the Put Right exercised by the Holder.

Each Purchase Contract evidenced hereby obligates the holder to agree, for United States federal, state and local income and franchise tax purposes, to (i) treat an acquisition of the Corporate Units as an acquisition of the Applicable Ownership Interest in Senior Notes and the Purchase Contract constituting the Corporate Units; (ii) treat the Senior Notes underlying the Applicable Ownership Interest in Senior Notes as indebtedness; and (iii) treat itself as the owner of the applicable interest in the Collateral Account, including the Applicable Ownership Interest in Senior Notes and the Applicable Ownership Interest in the Treasury Portfolio.

The Company shall pay, on each Payment Date, in respect of each Purchase Contract forming part of a Corporate Unit evidenced hereby, an amount (the “Contract Adjustment Payments”) equal to 0.00% per year of the Stated Amount; provided, however, that if the Authorized Share Condition is not satisfied by the 120th day following the initial issuance date of the Units, the Contract Adjustment Payments shall increase to 5% per year of the Stated Amount per Purchase Contract from such date to, but excluding, the date on which the Authorized Share Condition is satisfied. Such Contract Adjustment Payments shall be payable to the Person in whose name this Corporate Units Certificate is registered at the close of business on the Record Date for such Payment Date.

Interest on the Applicable Ownership Interests in Senior Notes and distributions on the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (ii) of the definition of such term) and the Contract Adjustment Payments will be payable at the office of the Purchase Contract Agent in New York City. If the book-entry system for the Corporate Units has been terminated, the Contract Adjustment Payments will be payable, at the option of the Company, by check mailed to the address of the Person entitled thereto at such Person’s address as it appears on the Security Register, or by wire transfer to the account designated by such Person by a prior written notice to the Purchase Contract Agent.

Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Purchase Contract Agent by manual signature, this Corporate Units Certificate shall not be entitled to any benefit under the Pledge Agreement or the Purchase Contract Agreement or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company and the Holder specified above have caused this instrument to be duly executed.

AMBAC FINANCIAL GROUP, INC.

By:
Name:
Title:

HOLDER SPECIFIED ABOVE (as to obligations of such Holder under the Purchase Contracts)

By:	THE BANK OF NEW YORK, not individually but solely as Attorney-in-Fact of such Holder

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

OF PURCHASE CONTRACT AGENT

This is one of the Corporate Units Certificates referred to in the within mentioned Purchase Contract Agreement.

THE BANK OF NEW YORK, as Purchase Contract Agent

By:
Authorized Signatory

Dated:

(FORM OF REVERSE OF CORPORATE UNIT CERTIFICATE)

Each Purchase Contract evidenced hereby is governed by a Purchase Contract Agreement, dated as of March 12, 2008 (as may be supplemented from time to time, the “Purchase Contract Agreement”), between the Company and The Bank of New York, as Purchase Contract Agent and as attorney-in-fact for the holders of Corporate Units and Treasury Units from time to time (including its successors hereunder, the “Purchase Contract Agent”), to which Purchase Contract Agreement and supplemental agreements thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Purchase Contract Agent, the Company, and the Holders and of the terms upon which the Corporate Units Certificates are, and are to be, executed and delivered.

Each Purchase Contract evidenced hereby obligates the Holder of this Corporate Units Certificate to purchase, and the Company to sell, on the Purchase Contract Settlement Date at a price equal to the Stated Amount (the “Purchase Price”), a number of newly issued shares of Common Stock equal to the Settlement Rate (or, in the circumstances described in Section 5.08 of the Purchase Contract Agreement, a number of shares of Series A Preferred Stock equal to the product of the Settlement Rate and the Conversion Ratio), unless an Early Settlement, a Cash Merger Early Settlement or a Termination Event with respect to the Units of which such Purchase Contract is a part shall have occurred.

No fractional shares of Common Stock will be issued upon settlement of Purchase Contracts, as provided in Section 5.09 of the Purchase Contract Agreement.

Each Purchase Contract evidenced hereby, which is settled through Early Settlement or Cash Merger Early Settlement shall obligate the Holder of the related Corporate Units to purchase at the Purchase Price, and the Company to sell, a number of newly issued shares of Common Stock equal to the Early Settlement Rate (in the case of an Early Settlement) or applicable Settlement Rate plus the Make-Whole Share Amount (in the case of a Cash Merger Early Settlement) (or, in the circumstances described in Section 5.08 of the Purchase Contract Agreement, a number of shares of Series A Preferred Stock equal to the product of the Conversion Ratio and the Early Settlement Rate (in the case of an Early Settlement) or applicable Settlement Rate plus the Make-Whole Share Amount (in the case of a Cash Merger Early Settlement)).

In accordance with the terms of the Purchase Contract Agreement, unless a Termination Event has occurred, the Holder of this Corporate Units Certificate shall pay the Purchase Price for the shares of Common Stock (or, in the circumstances described in Section 5.08 of the Purchase Contract Agreement, shares of Series A Preferred Stock) purchased pursuant to each Purchase Contract evidenced hereby by effecting a Cash Settlement, an Early Settlement or, if applicable, a Cash Merger Early Settlement or from the proceeds of the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i) of the definition of such term). Unless the Applicable Ownership Interests in the Treasury Portfolio have replaced the Applicable Ownership Interests in Senior Notes as a component of Corporate Units, a Holder of Corporate Units who does not, on or prior to 11:00 a.m. (New York City time) on the second Business Day immediately preceding the Purchase Contract Settlement Date, notify the Purchase Contract Agent of its intention to effect a Cash Settlement, or who does so notify the Purchase Contract Agent but fails to make an effective Cash Settlement prior to 11:00 a.m. (New York City time) on the Business Day immediately preceding the Purchase Contract Settlement Date, shall be deemed to have exercised such Holder’s Put Right and to have elected to pay the Purchase Price under the Purchase Contract out of a portion of the proceeds from the Put Right in full satisfaction of such Holder’s obligations under the Purchase Contract. In the event of the Company’s failure to pay the Put Price when due, the Company shall be deemed to have netted such Holder’s obligation to pay the Company the Purchase Price under the Purchase Contracts against the Company’s obligation to pay the Put Price, in full satisfaction of such Holder’s obligation under the Purchase Contracts. Any portion of the Put Price in excess of the Stated Amount, including but not limited to, accrued and unpaid interest from, and including, May 15, 2011 to, but excluding, May 17, 2011, shall be remitted to the Holders together with the interest payment on the Senior Notes in respect of the interest payment date falling on May 15, 2011. If the Applicable Ownership Interests in the Treasury Portfolio have replaced the Applicable Ownership Interests in Senior Notes as a component of Corporate Units, a Holder of Corporate Units who does not notify the Purchase Contract Agent, on or prior to 11:00 a.m. (New York City time) on the second Business Day immediately preceding the Purchase Contract Settlement Date of its intention to effect a Cash Settlement shall pay the Purchase Price for the shares of Common Stock (or, in the circumstances described in Section 5.08 of the Purchase Contract Agreement, shares of Series A Preferred Stock) to be delivered under the related Purchase Contract from the proceeds at maturity of the Applicable Ownership Interests in the Treasury Portfolio (as defined in clause (i) of the definition of such term).

Each Purchase Contract evidenced hereby and all obligations and rights of the Company and the Holder thereunder shall terminate if a Termination Event shall occur. Upon the occurrence of a Termination Event, the Company shall give written notice to the Purchase Contract Agent and to the Holders, at their addresses as they appear in the Security Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Pledged Applicable Ownership Interests in Senior Notes or the Pledged Applicable Ownership Interests in the Treasury Portfolio forming a part of each Corporate Unit from the Pledge. A Corporate Unit shall thereafter represent the right to receive the Applicable Ownership Interests in Senior Notes or the Applicable Ownership Interests in the Treasury Portfolio forming a part of such Corporate Units in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement.

Under the terms of the Pledge Agreement and the Purchase Contract Agreement, the Purchase Contract Agent will be entitled to exercise the voting and any other consensual rights pertaining to the Pledged Applicable Ownership Interests in Senior Notes, but only to the extent instructed in writing by the Holders. Upon receipt of notice of any meeting at which holders of Senior Notes are entitled to vote or upon any solicitation of consents, waivers or proxies of holders of Senior Notes, the Purchase Contract Agent shall, as soon as practicable thereafter, mail, first class, postage pre-paid, to the Corporate Units Holders a notice:

(1) containing such information as is contained in the notice or solicitation;

(2) stating that each Holder on the record date set by the Purchase Contract Agent therefor (which, to the extent possible, shall be the same date as the record date for determining the holders of Senior Notes, as the case may be, entitled to vote) shall be entitled to instruct the Purchase Contract Agent as to the exercise of the voting rights pertaining to the Senior Notes underlying such Holder’s Corporate Units; and

(3) stating the manner in which such instructions may be given.

Upon the written request of the Corporate Units Holders on such record date received by the Purchase Contract Agent at least six days prior to such meeting, the Purchase Contract Agent shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum aggregate principal amount of Senior Notes, as the case may be, as to which any particular voting instructions are received. In the absence of specific instructions from the Holder of a Corporate Unit, the Purchase Contract Agent shall abstain from voting the Senior Note underlying such Corporate Unit. The Company hereby agrees, if applicable, to solicit Holders of Corporate Units to timely instruct the Purchase Contract Agent in order to enable the Purchase Contract Agent to vote the Senior Notes. The Holders of Corporate Units shall have no voting or other rights in respect of Common Stock or Series A Preferred Stock.

Upon the occurrence of a Successful Remarketing of Senior Notes underlying the Applicable Ownership Interests in Senior Notes, pursuant to the terms of the Remarketing Agreement, the Remarketing Agent will apply an amount equal to the Treasury Portfolio Purchase Price to purchase on behalf of the Holders of Corporate Units, the Treasury Portfolio, and promptly remit the remaining portion of such proceeds of such Successful Remarketing to the Purchase Contract Agent for payment to the Holders of such Corporate Units.

Following the occurrence of a Successful Remarketing of the Senior Notes underlying Applicable Ownership Interests in Senior Notes, the Holders of Corporate Units and the Collateral Agent shall have such security interest rights and obligations with respect to the Applicable Ownership Interests in the Treasury Portfolio as the Holder of Corporate Units and the Collateral Agent had in respect of the Applicable Ownership Interests in Senior Notes, as the case may be, subject to the Pledge of the Applicable Ownership Interest in the Treasury Portfolio (as specified in clause (i) of the definition of such term) as provided in the Pledge Agreement and any reference herein to the Senior Notes shall be deemed to be a reference to such Treasury Portfolio.

The Corporate Units Certificates are issuable only in registered form and only in denominations of a single Corporate Unit and any integral multiple thereof. The transfer of any Corporate Units Certificate will be registered and Corporate Units Certificates may be exchanged as provided in the Purchase Contract Agreement. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents permitted by the Purchase Contract Agreement. No service charge shall be required for any such registration of transfer or exchange, but the Company and the Purchase Contract Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. A Holder who elects to substitute a Treasury Security for a Senior Note, thereby creating Treasury Units, shall be responsible for any fees or expenses payable in connection therewith. Except as provided in the Purchase Contract Agreement, for so long as the Purchase Contract underlying a Corporate Unit remains in effect, such Corporate Unit shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Corporate Unit in respect of the Applicable Ownership Interests in Senior Notes and the Purchase Contract constituting such Corporate Units may be transferred and exchanged only as a Corporate Unit.

Unless the Applicable Ownership Interests in the Treasury Portfolio have replaced the Applicable Ownership Interests in Senior Notes as a component of the Corporate Units, and subject to the conditions set forth in the Purchase Contract Agreement, the Holder of Corporate Units may, at any time prior to the close of business on the second Business Day immediately preceding the Purchase Contract Settlement Date (except as provided below), substitute for the Pledged Applicable Ownership Interests in Senior Notes securing such Holder’s obligations under the related Purchase Contracts, Treasury Securities in an aggregate principal amount at maturity equal to the aggregate principal amount of the Pledged Applicable Ownership Interests in Senior Notes in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement. Notwithstanding the foregoing, a Holder shall not have the right to effect such a Collateral Substitution during the period beginning on the Business Day immediately preceding the Initial Remarketing Date and ending on the Remarketing Settlement Date. From and after such Collateral Substitution, each Unit for which such Pledged Treasury Securities secures the Holder’s obligation under the Purchase Contract shall be referred to as a “Treasury Unit”. A Holder may make such Collateral Substitution only in integral multiples of 20 Corporate Units for 20 Treasury Units.

If the Applicable Ownership Interests in the Treasury Portfolio have replaced the Applicable Ownership Interests in Senior Notes as a component of the Corporate Units, a Holder may, at any time on or prior to the close of business on the second Business Day immediately preceding the Purchase Contract Settlement Date (except as provided below), substitute for the Applicable Ownership Interests in the Treasury Portfolio, Treasury Securities having an aggregate principal amount at maturity equal to the aggregate principal amount of U.S. treasury securities at maturity included in the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i) of the definition thereof) constituting a part of the Corporate Units, but only in integral multiples of 360,000 Corporate Units. In such an event, the Holder shall transfer Treasury Securities to the Collateral Agent, and the Purchase Contract Agent shall instruct the Collateral Agent to release the Pledge of and transfer to the Holder the Applicable Ownership Interests in the Treasury Portfolio. Notwithstanding the foregoing, a Holder shall not have the right to effect such a Collateral Substitution during the period beginning on the Business Day immediately preceding the Initial Remarketing Date and ending on the Remarketing Settlement Date.

The Company shall pay, on each Payment Date, the Contract Adjustment Payments payable in respect of each Purchase Contract to the Person in whose name the

Corporate Units Certificate evidencing such Purchase Contract is registered at the close of business on the Record Date for such Payment Date. Contract Adjustment Payments will be payable at the office of the Purchase Contract Agent in New York City. If the book-entry system for the Corporate Units has been terminated, the Contract Adjustment Payments will be payable, at the option of the Company, by check mailed to the address of the Person entitled thereto at such Person’s address as it appears on the Security Register, or by wire transfer to the account designated by such Person by a prior written notice to the Purchase Contract Agent.

The Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay any Contract Adjustment Payments, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Purchase Contract Agent or the Company, if, on or prior to the Purchase Contract Settlement Date, a Termination Event shall have occurred. Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two Business Days thereafter give written notice to the Purchase Contract Agent, the Collateral Agent and the Holders, at their addresses as they appear in the Security Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Pledged Applicable Ownership Interests in Senior Notes or the Pledged Applicable Ownership Interests in the Treasury Portfolio, as the case may be, from the Pledge in accordance with the provisions of the Pledge Agreement.

Subject to and upon compliance with the provisions of the Purchase Contract Agreement, at the option of the Holder thereof, Purchase Contracts underlying Units may be settled early at any time prior to 5:00 p.m. (New York City time) on the second Business Day immediately preceding the Purchase Contract Settlement Date (“Early Settlement”) as provided in the Purchase Contract Agreement; provided, that a holder shall not have the right to elect Early Settlement during the period beginning on the Business Day immediately preceding the Initial Remarketing Date and ending on the Remarketing Settlement Date. In order to exercise the right to effect Early Settlement with respect to any Purchase Contract evidenced by this Certificate, the Holder of this Corporate Units Certificate shall deliver to the Purchase Contract Agent at the Corporate Trust Office an Election to Settle Early form set forth below duly completed and accompanied by payment in the form of immediately available funds payable to the order of the Company in an amount (the “Early Settlement Amount”) equal to the sum of:

(i) the product of (A) the Stated Amount multiplied by (B) the number of Purchase Contracts with respect to which the Holder has elected to effect Early Settlement, plus

(ii) if such delivery is made with respect to any Purchase Contracts during the period after the close of business on any Record Date next preceding any Payment Date and prior to the opening of business on such Payment Date, an amount equal to the Contract Adjustment Payments payable on such Payment Date with respect to such Purchase Contracts.

Upon Early Settlement of Purchase Contracts by a Holder of the related Units, the Pledged Senior Notes or Pledged Applicable Ownership Interests underlying such Units shall be released from the Pledge as provided in the Pledge Agreement and the Holder shall be entitled to receive a number of shares of Common Stock on account of each Purchase Contract forming part of a Corporate Unit as to which Early Settlement is effected equal (subject to Section 5.08) to 6.2775 shares of Common Stock per Purchase Contract (the “Early Settlement Rate”). The Early Settlement Rate shall be adjusted in the same manner and at the same time as the Settlement Rate is adjusted as provided in Section 5.04 of the Purchase Contract Agreement.

Upon the occurrence of a Cash Merger, a Holder of Corporate Units may effect Cash Merger Early Settlement of the Purchase Contracts underlying such Corporate Units pursuant to the terms of Section 5.04(b)(ii) of the Purchase Contract Agreement. Upon Cash Merger Early Settlement of Purchase Contracts by a Holder of the related Corporate Units, the Pledged Applicable Ownership Interests in Senior Notes or Pledged Applicable Ownership Interests in the Treasury Portfolio underlying such Corporate Units shall be released from the Pledge as provided in the Pledge Agreement.

Upon registration of transfer of this Corporate Units Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Purchase Contract Agent pursuant to the Purchase Contract Agreement), under the terms of the Purchase Contract Agreement and the Purchase Contracts evidenced hereby and the transferor shall be released from the obligations under the Purchase Contracts evidenced by this Corporate Units Certificate. The Company covenants and agrees, and the Holder, by its acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

The Holder of this Corporate Units Certificate, by its acceptance hereof, irrevocably authorizes the Purchase Contract Agent to enter into and perform the related Purchase Contracts forming part of the Corporate Units evidenced hereby on its behalf as its attorney-in-fact, expressly withholds any consent to the assumption (i.e., affirmance) of the Purchase Contracts by the Company or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform its obligations under such Purchase Contracts, consents to the provisions of the Purchase Contract Agreement, authorizes the Purchase Contract Agent to enter into and perform the Purchase Contract Agreement and the Pledge Agreement on its behalf as its attorney-in-fact, and consents to the Pledge of the Applicable Ownership Interests in Senior Notes or the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i) of the definition of such term), as the case may be, underlying this Corporate Units Certificate pursuant to the Pledge Agreement. The Holder further covenants and agrees that, to the extent and in the manner provided in the Purchase Contract Agreement and the Pledge Agreement, but subject to the terms thereof, payments with respect to the aggregate principal amount of the Applicable Ownership Interests in Senior Notes or the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i) of the definition of such term), as the case may be, on the Purchase Contract Settlement Date shall be paid by the Collateral Agent to the Company in satisfaction of such Holder’s obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such payments.

Subject to certain exceptions, the provisions of the Purchase Contract Agreement may be amended with the consent of the Holders of a majority of the Outstanding Units.

The Purchase Contracts shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of law provisions thereof.

Prior to due presentment of this Certificate for registration of transfer, the Company, the Purchase Contract Agent and any agent of the Company or the Purchase Contract Agent may treat the Person in whose name this Corporate Units Certificate is registered as the owner of the Corporate Units evidenced hereby for the purpose of receiving payments of interest payable on the Applicable Ownership Interests in Senior Notes, receiving payments of Contract Adjustment Payments (subject to any applicable record date), performance of the Purchase Contracts and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Company, the Purchase Contract Agent nor any such agent shall be affected by notice to the contrary.

The Purchase Contracts shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of shares of Common Stock or Series A Preferred Stock.

A copy of the Purchase Contract Agreement is available for inspection at the offices of the Purchase Contract Agent.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM:	as tenants in common
UNIF GIFT MIN ACT:	Custodian (cust) (minor) Under Uniform Gifts to Minors Act of

TENANT:	as tenants by the entireties
JT TEN:	as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
(Please insert Social Security or Taxpayer I.D. or other Identifying Number of Assignee)

(Please Print or Type Name and Address Including Postal Zip Code of Assignee)

the within Corporate Units Certificates and all rights thereunder, hereby irrevocably constituting and appointing                             , attorney to transfer said Corporate Units Certificates on the books of Ambac Financial Group, Inc., with full power of substitution in the premises.

Dated:	Signature
NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Corporate Units Certificates in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SETTLEMENT INSTRUCTIONS

The undersigned Holder directs that a certificate for shares of Common Stock (or, in the circumstances described in Section 5.08 of the Purchase Contract Agreement, shares of Series A Preferred Stock) deliverable upon settlement on or after the Purchase Contract Settlement Date of the Purchase Contracts underlying the number of Corporate Units evidenced by this Corporate Units Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share (except with respect to shares of Series A Preferred Stock), to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated:

If shares are to be registered in the name of and delivered to a Person other than the Holder, please (i) print such Person’s name and address and (ii) provide a guarantee of your signature:	REGISTERED HOLDER Please print name and address of Registered Holder:

Name
Name

Address	Address

Social Security or other Taxpayer Identification Number, if any

Signature
Signature Guarantee:
(if assigned to another person)
SIGNATURE GUARANTEE Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security

Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

ELECTION TO SETTLE EARLY/CASH MERGER EARLY SETTLEMENT

The undersigned Holder of this Corporate Units Certificate hereby irrevocably exercises the option to effect [Early Settlement] [Cash Merger Early Settlement following a Cash Merger] in accordance with the terms of the Purchase Contract Agreement with respect to the Purchase Contracts underlying the number of Corporate Units evidenced by this Corporate Units Certificate specified below. The option to effect [Early Settlement] [Cash Merger Early Settlement] may be exercised only with respect to Purchase Contracts underlying Corporate Units in multiples of 20 Corporate Units or an integral multiple thereof; provided that if Applicable Ownership Interests in the Treasury Portfolio have replaced Applicable Ownership Interests in the Senior Notes as a component of the Corporate Units, Corporate Units Holders may only effect [Early Settlement] [Cash Merger Early Settlement] in multiples of 360,000 Corporate Units. The undersigned Holder directs that a certificate for shares of Common Stock, (or, in the circumstances described in Section 5.08 of the Purchase Contract Agreement, shares of Series A Preferred Stock) or other securities deliverable upon such [Early Settlement] [Cash Merger Early Settlement] be registered in the name of, and delivered, together with a check in payment for any fractional share (except with respect to shares of Series A Preferred Stock) and any Corporate Units Certificate representing any Corporate Units evidenced hereby as to which [Early Settlement] [Cash Merger Early Settlement] of the related Purchase Contracts is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. Pledged Applicable Ownership Interests in Senior Notes or the Applicable Ownership Interests in the Treasury Portfolio, as the case may be, deliverable upon such [Early Settlement] [Cash Merger Early Settlement] will be transferred in accordance with the transfer instructions set forth below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated:	Signature

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Number of Units evidenced hereby as to which [Early Settlement] [Cash Merger Early Settlement] of the related Purchase Contracts is being elected:

If shares of Common Stock, Series A Preferred Stock or Corporate Units Certificates are to be registered in the name of and delivered to and Pledged Applicable Ownership Interests in Senior Notes or the Applicable Ownership Interests in the Treasury Portfolio, as the case may be, are to be transferred to a Person other than the Holder, please print such Person’s name and address:	REGISTERED HOLDER Please print name and address of Registered Holder:

Name

Address
Name

Address

Social Security or other Taxpayer Identification

Number, if any

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Transfer Instructions for Pledged Applicable Ownership Interests in Senior Notes or the Applicable Ownership Interests in the Treasury Portfolio, as the case may be, transferable upon [Early Settlement] [Cash Merger Early Settlement] or a Termination Event:

[TO BE ATTACHED TO GLOBAL CERTIFICATES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL CERTIFICATE

The initial number of Corporate Units represented by this Global Certificate is 5,000,000. The following increases or decreases in this Global Certificate have been made:

Date	Amount of increase in Number of Corporate Units evidenced by the Global Certificates	Amount of decrease in Number of Corporate Units evidenced by the Global Certificate	Number of Corporate Units evidenced by this Global Certificate following such decrease or increase	Signature of authorized signatory of Purchase Contract Agent

EXHIBIT B

(FORM OF FACE OF TREASURY UNITS CERTIFICATE)

[For inclusion in Global Certificate only - THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO., AS NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”), THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY. THIS CERTIFICATE IS EXCHANGEABLE FOR CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT AND NO TRANSFER OF THIS CERTIFICATE (OTHER THAN A TRANSFER OF THIS CERTIFICATE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

No.	CUSIP No. 023139 801
Number of Treasury Units:

AMBAC FINANCIAL GROUP, INC.

Treasury Units

This Treasury Units Certificate certifies that [Cede & Co.] [                    ] is the registered Holder of the number of Treasury Units set forth above [For inclusion in Global Certificates only - or such other number of Treasury Units reflected in the Schedule of Increases or Decreases in Global Certificate attached hereto]. Each Treasury Unit consists of (i) a 1/20 undivided beneficial ownership interest of a Treasury Security having a principal amount at maturity equal to $1,000, subject to the Pledge of such Treasury Security by such Holder pursuant to the Pledge Agreement, and (ii) the rights and obligations of the Holder under one Purchase Contract with the Company. All capitalized terms used but not otherwise defined herein which are defined in the Purchase Contract Agreement (as defined on the reverse hereof) have the meaning set forth therein.

Pursuant to the Pledge Agreement, the Treasury Securities constituting part of each Treasury Unit evidenced hereby have been pledged to the Collateral Agent, for the benefit of the Company, to secure the obligations of the Holder under the Purchase Contract comprising part of such Treasury Unit.

Each Purchase Contract evidenced hereby obligates the Holder of this Treasury Units Certificate to purchase, and the Company, to sell, on May 17, 2011 (the “Purchase Contract Settlement Date”), at a price equal to $50.00 (the “Stated Amount”), a number of newly issued shares of common stock, par value $0.01 per share (“Common Stock”), of the Company, equal to the Settlement Rate (or, in the circumstances described in Section 5.08 of the Purchase Contract Agreement, a number of shares of Series A Preferred Stock equal to the product of the Settlement Rate and the Conversion Ratio), unless prior to or on the Purchase Contract Settlement Date there shall have occurred a Termination Event, an Early Settlement or a Cash Merger Early Settlement with respect to such Purchase Contract, all as provided in the Purchase Contract Agreement and more fully described on the reverse hereof. The purchase price (the “Purchase Price”) for the shares of Common Stock (or, in the circumstances described in Section 5.08 of the Purchase Contract Agreement, shares of Series A Preferred Stock) purchased pursuant to each Purchase Contract evidenced hereby, if not paid earlier, shall be paid on the Purchase Contract Settlement Date by application of the proceeds from the Treasury Securities at maturity pledged to secure the obligations of the Holder under such Purchase Contract of the Treasury Units of which such Purchase Contract is a part.

Each Purchase Contract evidenced hereby obligates the holder to agree, for United States federal, state and local income and franchise tax purposes, to (i) treat an acquisition of the Treasury Units as an acquisition of the Applicable Ownership Interest in the Treasury Security and Purchase Contract constituting the Treasury Units and (ii) treat itself as owner of the applicable interest in the Collateral Account, including the Applicable Ownership Interest in the Treasury Securities. The Company shall pay, on each Payment Date, in respect of each Purchase Contract forming part of a Treasury Unit evidenced hereby, an amount (the “Contract Adjustment Payments”) equal to 0.00% per year of the Stated Amount; provided, however, that if the Authorized Share Condition is not satisfied by the 120th day following the initial issuance date of the Units, the Contract Adjustment Payments shall increase to 5% per year of the Stated Amount per Purchase Contract from such date to, but excluding, the date on which the Authorized Share Condition is satisfied. Such Contract Adjustment Payments shall be payable to the Person in whose name this Treasury Units Certificate is registered at the close of business on the Record Date for such Payment Date.

Contract Adjustment Payments will be payable at the office of the Purchase Contract Agent in New York City. If the book-entry system for the Corporate Units has been terminated, the Contract Adjustment Payments will be payable, at the option of the Company, by check mailed to the address of the Person entitled thereto at such Person’s address as it appears on the Security Register, or by wire transfer to the account designated by such Person by a prior written notice to the Purchase Contract Agent.

Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Purchase Contract Agent by manual signature, this Treasury Units Certificate shall not be entitled to any benefit under the Pledge Agreement or the Purchase Contract Agreement or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company and the Holder specified above have caused this instrument to be duly executed.

AMBAC FINANCIAL GROUP, INC.

By:
Name:
Title:

HOLDER SPECIFIED ABOVE (as to obligations of such Holder under the Purchase Contracts)

By:	THE BANK OF NEW YORK, not individually but solely as Attorney-in-Fact or such Holder

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION OF

PURCHASE CONTRACT AGENT

This is one of the Treasury Units referred to in the within-mentioned Purchase Contract Agreement.

Company Name

THE BANK OF NEW YORK, as Purchase Contract Agent

By:
Authorized Signatory

Dated:

(REVERSE OF TREASURY UNIT CERTIFICATE)

Each Purchase Contract evidenced hereby is governed by a Purchase Contract Agreement, dated as of March 12, 2008 (as may be supplemented from time to time, the “Purchase Contract Agreement”) between the Company and The Bank of New York, as Purchase Contract Agent and as attorney-in-fact for the holders of Corporate Units and Treasury Units from time to time (including its successors thereunder, herein called the “Purchase Contract Agent”), to which the Purchase Contract Agreement and supplemental agreements thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Purchase Contract Agent, the Company and the Holders and of the terms upon which the Treasury Units Certificates are, and are to be, executed and delivered.

Each Purchase Contract evidenced hereby obligates the Holder of this Treasury Units Certificate to purchase, and the Company to sell, on the Purchase Contract Settlement Date at a price equal to the Stated Amount (the “Purchase Price”) a number of newly issued shares of Common Stock equal to the Settlement Rate (or, in the circumstances described in Section 5.08 of the Purchase Contract Agreement, a number of shares of Series A Preferred Stock equal to the product of the Settlement Rate and the Conversion Ratio), unless an Early Settlement, a Cash Merger Early Settlement or a Termination Event with respect to the Units of which such Purchase Contract is a part shall have occurred.

No fractional shares of Common Stock will be issued upon settlement of Purchase Contracts, as provided in Section 5.09 of the Purchase Contract Agreement.

Each Purchase Contract evidenced hereby, which is settled through Early Settlement or Cash Merger Early Settlement shall obligate the Holder of the related Corporate Units to purchase at the Purchase Price, and the Company to sell, a number of newly issued shares of Common Stock equal to the Early Settlement Rate (in the case of an Early Settlement) or applicable Settlement Rate plus the Make-Whole Share Amount (in the case of a Cash Merger Early Settlement) (or, in the circumstances described in Section 5.08 of the Purchase Contract Agreement, a number of shares of Series A Preferred Stock equal to the product of the Conversion Ratio and the Early Settlement Rate (in the case of an Early Settlement) or applicable Settlement Rate plus the Make-Whole Share Amount (in the case of a Cash Merger Early Settlement)).

In accordance with the terms of the Purchase Contract Agreement, unless a Termination Event has occurred, the Holder of this Treasury Unit shall pay the Purchase Price for the shares of the Common Stock (or, in the circumstances described in Section 5.08 of the Purchase Contract Agreement, shares of Series A Preferred Stock) purchased pursuant to each Purchase Contract evidenced hereby by effecting a Cash Settlement, an Early Settlement or, if applicable, a Cash Merger Early Settlement of each such Purchase Contract or by applying a principal amount of the Pledged Treasury Securities underlying such Holder’s Treasury Unit equal to the Stated Amount of such Purchase Contract to the purchase of the Common Stock (or, in the circumstances described in Section 5.08 of the Purchase Contract Agreement, shares of Series A Preferred Stock). A Holder of Treasury Units who (1) does not on or prior to 11:00 a.m. (New York City time) on the second Business Day immediately preceding the

Purchase Contract Settlement Date, notify the Purchase Contract Agent of its intention to effect a Cash Settlement, or who does so notify the Purchase Contract Agent but fails to make an effective Cash Settlement prior to 11:00 a.m. (New York City time) on the Business Day immediately preceding the Purchase Contract Settlement Date, (2) on or prior to 5:00 p.m. (New York City time) on the second Business Day prior to the Purchase Contract Settlement Date, does not make an effective Early Settlement, or (3) in the event of a Cash Merger, on or prior to the close of business on the second Business Day immediately preceding the Purchase Contract Settlement Date, does not make an effective Cash Merger Early Settlement, shall pay the Purchase Price for the shares of Common Stock (or, in the circumstances described in Section 5.08 of the Purchase Contract Agreement, shares of Series A Preferred Stock) to be issued under the related Purchase Contract from the proceeds of the Pledged Treasury Securities.

The Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay any Contract Adjustment Payments, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Purchase Contract Agent or the Company, if, on or prior to the Purchase Contract Settlement Date, a Termination Event shall have occurred. Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two Business Days thereafter give written notice to the Purchase Contract Agent, the Collateral Agent and the Holders, at their addresses as they appear in the Security Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Pledged Treasury Securities (as defined in the Pledge Agreement) forming a part of each Treasury Unit. A Treasury Unit shall thereafter represent the right to receive the Proceeds of the Treasury Security forming a part of such Treasury Unit, in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement.

The Treasury Units Certificates are issuable only in registered form and only in denominations of a single Treasury Unit and any integral multiple thereof. The transfer of any Treasury Units Certificate will be registered and Treasury Units Certificates may be exchanged as provided in the Purchase Contract Agreement. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents permitted by the Purchase Contract Agreement. No service charge shall be required for any such registration of transfer or exchange, but the Company and the Purchase Contract Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. A Holder who elects to substitute Applicable Ownership Interests in Senior Notes, for Treasury Securities, thereby recreating Corporate Units, shall be responsible for any fees or expenses associated therewith. Except as provided in the Purchase Contract Agreement, for so long as the Purchase Contract underlying a Treasury Unit remains in effect, such Treasury Unit shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Treasury Unit in respect of the Treasury Security and the Purchase Contract constituting such Treasury Unit may be transferred and exchanged only as a Treasury Unit.

Unless the Applicable Ownership Interests in the Treasury Portfolio have replaced the Applicable Ownership Interests in Senior Notes as a component of the Corporate Units and subject to the conditions set forth in the Purchase Contract Agreement, a Holder of Treasury Units may recreate, at any time prior to the close of business on the second Business Day immediately preceding the Purchase Contract Settlement Date (except as provided below), Corporate Units by delivering to the Collateral Agent Senior Notes with an aggregate principal amount, equal to the aggregate principal amount at maturity of the Pledged Treasury Securities in exchange for the release of such Pledged Treasury Securities in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement. Notwithstanding the foregoing, a Holder shall not have the right to effect such a Collateral Substitution during the period beginning on the Business Day immediately preceding the Initial Remarketing Date and ending on the Remarketing Settlement Date. From and after such substitution, the Holder’s Units shall be referred to as a “Corporate Unit”. Any such creation of Corporate Units may be effected only in multiples of 20 Treasury Units for 20 Corporate Units.

If the Applicable Ownership Interests in the Treasury Portfolio have replaced the Applicable Ownership Interests in Senior Notes as a component of the Corporate Units, a Holder may, at any time on or prior to the close of business on the second Business Day immediately preceding the Purchase Contract Settlement Date (except as provided below), substitute for the Applicable Ownership Interests in the Treasury Portfolio, Treasury Securities having an aggregate principal amount at maturity equal to the aggregate principal amount at U.S. treasury securities at maturity included in the Applicable Ownership Interests in the Treasury Portfolio constituting a part of the Corporate Units, but only in integral multiples of 360,000 Treasury Units. In such an event, the Holder shall transfer the Treasury Securities to the Collateral Agent, and the Purchase Contract Agent shall instruct the Collateral Agent to release the Pledge of and transfer to the Holder the appropriate Applicable Ownership Interests in the Treasury Portfolio. Notwithstanding the foregoing, a Holder shall not have the right to effect such a Collateral Substitution during the period beginning on and including the Business Day immediately preceding the Initial Remarketing Date and ending on and including the Remarketing Settlement Date.

The Company shall pay, on each Payment Date, the Contract Adjustment Payments payable in respect of each Purchase Contract to the Person in whose name the Treasury Units Certificate evidencing such Purchase Contract is registered at the close of business on the Record Date for such Payment Date. Contract Adjustment Payments will be payable at the office of the Purchase Contract Agent in New York City. If the book-entry system for the Corporate Units has been terminated, the Contract Adjustment Payments will be payable, at the option of the Company, by check mailed to the address of the Person entitled thereto at such Person’s address as it appears on the Security Register, or by wire transfer to the account designated by such Person by a prior written notice to the Purchase Contract Agent.

Subject to and upon compliance with the provisions of the Purchase Contract Agreement, at the option of the Holder thereof, Purchase Contracts underlying Units may be settled early at any time prior to 5:00 p.m. (New York City time) on the second Business Day immediately preceding the Purchase Contract Settlement Date (“Early Settlement”) as provided in the Purchase Contract Agreement; provided, that a holder shall not have the right to elect Early Settlement during the period beginning on the Business Day immediately preceding the Initial Remarketing Date and ending on the Remarketing Settlement Date. In order to exercise the right to effect Early Settlement with respect to any Purchase Contract evidenced by this Certificate, the Holder of this Treasury Units Certificate shall deliver to the Purchase Contract Agent at the Corporate Trust Office an Election to Settle Early form set forth below duly completed and accompanied by payment in the form of immediately available funds payable to the order of the Company in an amount (the “Early Settlement Amount”) equal to the sum of:

(i) the product of (A) the Stated Amount multiplied by (B) the number of Purchase Contracts with respect to which the Holder has elected to effect Early Settlement, plus

(ii) if such delivery is made with respect to any Purchase Contracts during the period after the close of business on any Record Date next preceding any Payment Date and prior to the opening of business on such Payment Date, an amount equal to the Contract Adjustment Payments payable on such Payment Date with respect to such Purchase Contracts.

Upon Early Settlement of Purchase Contracts by a Holder of the related Units, the Pledged Treasury Securities underlying such Units shall be released from the Pledge as provided in the Pledge Agreement and the Holder shall be entitled to receive a number of shares of Common Stock on account of each Purchase Contract forming part of a Treasury Unit as to which Early Settlement is effected equal (subject to Section 5.08) to 6.2775 shares of Common Stock per Purchase Contract (the “Early Settlement Rate”). The Early Settlement Rate shall be adjusted in the same manner and at the same time as the Settlement Rate is adjusted as provided in Section 5.04 of the Purchase Contract Agreement.

Upon the occurrence of a Cash Merger, a Holder of Treasury Units may effect Cash Merger Early Settlement of the Purchase Contract underlying such Treasury Units pursuant to the terms of Section 5.04(b)(ii) of the Purchase Contract Agreement. Upon Cash Merger Early Settlement of Purchase Contracts by a Holder of the related Treasury Units, the Pledged Treasury Securities underlying such Treasury Units shall be released from the Pledge as provided in the Pledge Agreement.

Upon registration of transfer of this Treasury Units Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Purchase Contract Agent pursuant to the Purchase Contract Agreement), under the terms of the Purchase Contract Agreement and the Purchase Contracts evidenced hereby and the transferor shall be released from the obligations under the Purchase Contracts evidenced by this Treasury Units Certificate. The Company covenants and agrees, and the Holder, by its acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

The Holder of this Treasury Units Certificate, by its acceptance hereof, irrevocably authorizes the Purchase Contract Agent to enter into and perform the related

Purchase Contracts forming part of the Treasury Units evidenced hereby on its behalf as its attorney-in-fact, expressly withholds any consent to the assumption (i.e., affirmance) of the Purchase Contracts by the Company or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform its obligations under such Purchase Contracts, consents to the provisions of the Purchase Contract Agreement, authorizes the Purchase Contract Agent to enter into and perform the Purchase Contract Agreement and the Pledge Agreement on its behalf as its attorney-in-fact, and consents to the Pledge of the Treasury Securities underlying this Treasury Units Certificate pursuant to the Pledge Agreement. The Holder further covenants and agrees, that, to the extent and in the manner provided in the Purchase Contract Agreement and the Pledge Agreement, but subject to the terms thereof, payments in respect to the aggregate principal amount of the Pledged Treasury Securities on the Purchase Contract Settlement Date shall be paid by the Collateral Agent to the Company in satisfaction of such Holder’s obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such payments.

Subject to certain exceptions, the provisions of the Purchase Contract Agreement may be amended with the consent of the Holders of a majority of the Outstanding Units.

The Purchase Contracts shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of law provisions thereof.

Prior to due presentment of this Certificate for registration or transfer, the Company, the Purchase Contract Agent and any agent of the Company or the Purchase Contract Agent may treat the Person in whose name this Treasury Units Certificate is registered as the owner of the Treasury Units evidenced hereby for the purpose of receiving payments of interest on the Treasury Securities, receiving payments of Contract Adjustment Payments (subject to any applicable record date), performance of the Purchase Contracts and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Company, the Purchase Contract Agent nor any such agent shall be affected by notice to the contrary.

The Purchase Contracts shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of shares of Common Stock or Series A Preferred Stock.

A copy of the Purchase Contract Agreement is available for inspection at the offices of the Purchase Contract Agent.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM:	as tenants in common
UNIF GIFT MIN ACT:	Custodian (cust) (minor) Under Uniform Gifts to Minors Act of

TENANT:	as tenants by the entireties
JT TEN:	as joint tenants with right of survivorship and not as tenants in common
Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
(Please insert Social Security or Taxpayer I.D. or other Identifying Number of Assignee)

(Please Print or Type Name and Address Including Postal Zip Code of Assignee)

the within Treasury Units Certificates and all rights thereunder, hereby irrevocably constituting and appointing                                     , attorney to transfer said Treasury Units Certificates on the books of Ambac Financial Group, Inc., with full power of substitution in the premises.

Dated:	Signature
NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Treasury Units Certificates in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee:
SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SETTLEMENT INSTRUCTIONS

The undersigned Holder directs that a certificate for shares of Common Stock (or, in the circumstances described in Section 5.08 of the Purchase Contract Agreement, shares of Series A Preferred Stock) deliverable upon settlement on or after the Purchase Contract Settlement Date of the Purchase Contracts underlying the number of Treasury Units evidenced by this Treasury Units Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share (except with respect to shares of Series A Preferred Stock), to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated:

If shares are to be registered in the name of and delivered to a Person other than the Holder, please (i) print such Person’s name and address and (ii) provide a guarantee of your signature:	REGISTERED HOLDER Please print name and address of Registered Holder:

Name	Name

Address	Address

Social Security or other Taxpayer Identification Number, if any

Signature
Signature Guarantee:
(if assigned to another person)
SIGNATURE GUARANTEE Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements.

of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

ELECTION TO SETTLE EARLY/CASH MERGER EARLY SETTLEMENT

The undersigned Holder of this Treasury Units Certificate hereby irrevocably exercises the option to effect [Early Settlement] [Cash Merger Early Settlement following a Cash Merger] in accordance with the terms of the Purchase Contract Agreement with respect to the Purchase Contracts underlying the number of Treasury Units evidenced by this Treasury Units Certificate specified below. The option to effect [Early Settlement] [Cash Merger Early Settlement] may be exercised only with respect to Purchase Contracts underlying Treasury Units in multiples of 20 Treasury Units or an integral multiple thereof. The undersigned Holder directs that a certificate for shares of Common Stock (or, in the circumstances described in Section 5.08 of the Purchase Contract Agreement, shares of Series A Preferred Stock) or other securities deliverable upon such [Early Settlement] [Cash Merger Early Settlement] be registered in the name of, and delivered, together with a check in payment for any fractional share (except with respect to shares of Series A Preferred Stock) and any Treasury Units Certificate representing any Treasury Units evidenced hereby as to which [Early Settlement] [Cash Merger Early Settlement] of the related Purchase Contracts is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. Treasury Securities deliverable upon such [Early Settlement] [Cash Merger Early Settlement] will be transferred in accordance with the transfer instructions set forth below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated:	Signature

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Number of Units evidenced hereby as to which [Early Settlement] [Cash Merger Early Settlement] of the related Purchase Contracts is being elected:

If shares of Common Stock, Series A Preferred Stock or Treasury Units Certificates are to be registered in the name of and delivered Applicable Ownership Interests in the Treasury Portfolio, as the case may be, are to be transferred to a Person other than the Holder, please print such Person’s name and address:	REGISTERED HOLDER
Please print name and address of Registered Holder:

Name	Name

Address	Address

Social Security or other Taxpayer Identification Number, if any

Signature
Signature Guarantee:
(if assigned to another person)

Transfer Instructions for Pledged Treasury Securities Transferable upon [Early Settlement] [Cash Merger Early Settlement] or a Termination Event:

[TO BE ATTACHED TO GLOBAL CERTIFICATES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL CERTIFICATE

The initial number of Treasury Units represented by this Global Certificate is zero. The following increases or decreases in this Global Certificate have been made:

Date	Amount of increase in Number of Treasury Units evidenced by the Global Certificates	Amount of decrease in Number of Treasury Units evidenced by the Global Certificate	Number of Treasury Units evidenced by this Global Certificate following such decrease or increase	Signature of authorized signatory of Purchase Contract Agent

EXHIBIT C

INSTRUCTION TO PURCHASE CONTRACT AGENT

(To Create Treasury Units or Corporate Units)

The Bank of New York,

as Purchase Contract Agent

101 Barclay Street – 8W

New York, New York 10286

Attention: Corporate Trust Division–Corporate Finance Unit

Fax: 212-815-5704

Re:	[ Corporate Units] [ Treasury Units] of Ambac Financial Group, Inc., a Delaware corporation (the “Company”).

The undersigned Holder hereby notifies you that it has delivered to The Bank of New York, as Securities Intermediary, for credit to the Collateral Account, $             aggregate principal amount of [Applicable Ownership Interests in Senior Notes] [Treasury Securities] [Applicable Ownership Interests in the Treasury Portfolio] in exchange for the [Pledged Applicable Ownership Interests in Senior Notes] [Pledged Treasury Securities] [Pledged Applicable Ownership Interests in the Treasury Portfolio] held in the Collateral Account, in accordance with the Pledge Agreement, dated as of March 12, 2008 (the “Pledge Agreement”; unless otherwise defined herein, terms defined in the Pledge Agreement are used herein as defined therein), between you, the Company, the Collateral Agent, the Custodial Agent and the Securities Intermediary. The undersigned Holder has paid all applicable fees and expenses relating to such exchange. The undersigned Holder hereby instructs you to instruct the Collateral Agent to release to you on behalf of the undersigned Holder the [Pledged Applicable Ownership Interests in Senior Notes] [Pledged Treasury Securities] [Pledged Applicable Ownership Interests in the Treasury Portfolio] related to such [Corporate Units] [Treasury Units].

Date:
Signature

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

C-1

Please print name and address of Registered Holder:

Name
Social Security or other Taxpayer	Identification Number, if any

Address

C-2

EXHIBIT D

NOTICE FROM PURCHASE CONTRACT AGENT

TO HOLDERS

(Transfer of Collateral upon Occurrence of a Termination Event)

[HOLDER]

[ADDRESS]

Attention: [                    ]

Fax: [                    ]

Re:	[ Corporate Units] [ Treasury Units] of Ambac Financial Group, Inc., a Delaware corporation (the “Company”)

Please refer to the Purchase Contract Agreement, dated as of March 12, 2008 (the “Purchase Contract Agreement”; unless otherwise defined herein, terms defined in the Purchase Contract Agreement are used herein as defined therein), between the Company and the undersigned, as Purchase Contract Agent and as attorney-in-fact for the holders of Corporate Units and Treasury Units from time to time.

We hereby notify you that a Termination Event has occurred and that [Applicable Ownership Interests in Senior Notes] [Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i) of the definition of such term)] [the Treasury Securities] comprising a portion of your ownership interest in                      [Corporate Units] [Treasury Units] have been released and are being held by us for your account pending receipt of transfer instructions with respect to such [Applicable Ownership Interests in Senior Notes] [Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i) of the definition of such term) and] [Treasury Securities] (the “Released Securities”).

Pursuant to Section 3.15 of the Purchase Contract Agreement, we hereby request written transfer instructions with respect to the Released Securities. Upon receipt of your instructions and upon transfer to us of your [Corporate Units][Treasury Units] effected through book-entry or by delivery to us of your [Corporate Units Certificate][Treasury Units Certificate], we shall transfer the Released Securities by book-entry transfer or other appropriate procedures, in accordance with your instructions. In the event you fail to effect such transfer or delivery, the Released Securities and any distributions thereon, shall be held in our name, or a nominee in trust for your benefit, until such time as such [Corporate Units][Treasury Units] are transferred or your [Corporate Units Certificate] [Treasury Units Certificate] is surrendered or satisfactory evidence is provided that such [Corporate Units Certificate][Treasury Units Certificate] has been destroyed, lost or stolen, together with any indemnification that we or the Company may require.

D-1

Date:	THE BANK OF NEW YORK, as the Purchase Contract Agent

By:
Name:
Authorized Signatory

D-2

EXHIBIT E

NOTICE TO SETTLE BY SEPARATE CASH

The Bank of New York

The Purchase Contract Agent

101 Barclay Street – 8W

New York, New York 10286

Attention: Corporate Trust Division–Corporate Finance Unit

Fax: 212-815-5704

Re:	[ Corporate Units] [Treasury Units] of Ambac Financial Group, Inc., a Delaware corporation (the “Company”)

The undersigned Holder hereby irrevocably notifies you in accordance with Section 5.02 of the Purchase Contract Agreement, dated as of March 12, 2008 (the “Purchase Contract Agreement”; unless otherwise defined herein, terms defined in the Purchase Contract Agreement are used herein as defined therein), between the Company and you, as Purchase Contract Agent and as Attorney-in-Fact for the Holders of the Purchase Contracts, that such Holder has elected to pay to the Securities Intermediary for deposit in the Collateral Account, prior to or on 11:00 a.m. (New York City time) on the Business Day immediately preceding the Purchase Contract Settlement Date (in lawful money of the United States wire transfer, in immediately available funds), $             as the Purchase Price for the shares of Common Stock [Series A Preferred Stock] issuable to such Holder by the Company with respect to                      Purchase Contracts on the Purchase Contract Settlement Date. The undersigned Holder hereby instructs you to notify promptly the Collateral Agent of the undersigned Holders’ election to make such Cash Settlement with respect to the Purchase Contracts related to such Holder’s [Corporate Units] [Treasury Units].

Date:
Signature

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

E-1

Please print name and address of Registered Holder:

E-2

EXHIBIT F

NOTICE FROM PURCHASE CONTRACT AGENT

TO COLLATERAL AGENT

(Settlement of Purchase Contract through Remarketing)

The Bank of New York,

as Collateral Agent

101 Barclay Street – 8W

New York, New York 10286

Attention: Corporate Trust Division–Corporate Finance Unit

Fax: 212-815-5704

Re:	[ ] Corporate Units of Ambac Financial Group, Inc., a Delaware corporation (the “Company”)

Please refer to the Purchase Contract Agreement, dated as of March 12, 2008 (the “Purchase Contract Agreement”; unless otherwise defined herein, terms defined in the Purchase Contract Agreement are used herein as defined therein), between the Company and the undersigned, as Purchase Contract Agent and as attorney-in-fact for the Holders of Corporate Units and Treasury Units from time to time.

In accordance with Section 5.02 of the Purchase Contract Agreement and, based on notices of [Early Settlements] received from Holders of Corporate Units as of the close of business on the second Business Day immediately preceding the Initial Remarketing Date, we hereby notify you that an aggregate principal amount of $             Senior Notes are to be tendered for purchase in the Remarketing.

Date:	THE BANK OF NEW YORK, as the Purchase Contract Agent

By:
Name:
Authorized Signatory

F-1